Exhibit 99.1

IN THE UNITED STATES BANKRUPTCY COURT

FOR THE DISTRICT OF DELAWARE

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In re:	)	Chapter 11
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TERRAVIA HOLDINGS, INC., et al.[1]	)	Case No. 17-11655 (CSS)
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Debtors.	)	Jointly Administered
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	)	Re: Docket No. 461

ORDER (I) APPROVING COMBINED DISCLOSURE STATEMENT

AND CHAPTER 11 PLAN OF LIQUIDATION PROPOSED BY THE

DEBTORS AS CONTAINING ADEQUATE INFORMATION ON A FINAL

BASIS AND (II) CONFIRMING COMBINED DISCLOSURE STATEMENT

AND CHAPTER 11 PLAN OF LIQUIDATION PROPOSED BY THE DEBTORS

WHEREAS, TerraVia Holdings, Inc. and its affiliated debtors and debtors in possession (collectively, the “Debtors”) in the above captioned chapter 11 cases (the “Chapter 11 Cases”) have proposed and filed with the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”) (i) the Combined Disclosure Statement and Chapter 11 Plan of Liquidation as Proposed by the Debtors [D.I. 461] (the “Combined Disclosure Statement and Plan”), a final version of which is attached hereto as Exhibit A,2 and (ii) the Motion of Debtors for Entry of an Order (I) Approving the Combined Disclosure Statement and Plan on an Interim Basis for Solicitation Purposes Only, (II) Establishing Procedures for Solicitation and Tabulation of Votes to Accept or Reject Combined Disclosure Statement and Plan, (III) Approving the Form of Ballot and Solicitation Materials, (IV) Establishing Voting Record Date, (V) Fixing the Date, Time and Place for the Confirmation Hearing and the Deadline for Filing Objections Thereto and (VI) Approving Related Notice Procedures [D.I. 341] (the “Motion”);

[1]	The debtors and debtors in possession in these Chapter 11 Cases, along with the last four digits of their respective Employer Identification Numbers, are as follows: TerraVia Holdings, Inc. (7078), Solazyme Brazil LLC (2839) and Solazyme Manufacturing 1, LLC (4172). The debtors’ mailing address is 225 Gateway Boulevard, South San Francisco, CA 94080.

[2]	All capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Combined Disclosure Statement and Plan.

WHEREAS, on November 16, 2017, the Bankruptcy Court, after holding a hearing on that date (the “Interim Disclosure Statement Approval Hearing”), entered the Order (I) Approving the Combined Disclosure Statement and Plan on an Interim Basis for Solicitation Purposes Only, (II) Establishing Procedures for Solicitation Purposes Only, (II) Establishing Procedures for Solicitation and Tabulation of Votes to Accept or Reject Combined Disclosure Statement and Plan, (III) Approving the Form of Ballot and Solicitation Materials, (IV) Establishing Voting Record Date, (V) Fixing the Date, Time and Place for the Confirmation Hearing and the Deadline for Filing Objections Thereto and (VI) Approving Related Notice Procedures [D.I. 367] (the “Interim Approval and Procedures Order”), conditionally approving the Combined Disclosure Statement and Plan for solicitation purposes only and authorizing the Debtors to solicit the Combined Disclosure Statement and Plan;

WHEREAS, due notice of the Confirmation Hearing has been given to holders of Claims, Interests and other parties in interest in compliance with the Bankruptcy Code, the Bankruptcy Rules and the Interim Approval and Procedures Order, as set forth in the Affidavit of Service [D.I. 374] (the “Confirmation Notice Affidavit”);

WHEREAS, in compliance with the Bankruptcy Code, the Bankruptcy Rules and the Interim Approval and Procedures Order, solicitation packages containing a Ballot and notice of the Confirmation Hearing (collectively, the “Solicitation Packages”) were transmitted to holders of Claims in Classes 4 and 5 (the “Voting Classes”);

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WHEREAS, on December 22, 2017, the Debtors filed the Notice of Filing Plan Supplement to Combined Disclosure Statement and Chapter 11 Plan of Liquidation Proposed by the Debtors [D.I. 452] (the “Plan Supplement”) appending the Plan Administrator Agreement to the Combined Disclosure Statement and Plan;

WHEREAS, on January 5, 2018, the Debtors filed the Notice of Amendment to Plan Supplement to the Combined Disclosure Statement and Chapter 11 Plan of Liquidation Proposed by the Debtors [D.I. 476] amending the Plan Supplement to add as Exhibit B an amendment to the Combined Disclosure Statement and Plan for Retained Causes of Action.

WHEREAS, on January 5, 2018, Kurtzman Carson Consultants LLC filed the Certification of Andres A. Estrada with Respect to the Tabulation of Votes on the Combined Disclosure Statement and Plan of Liquidation Proposed by the Debtors [D.I. 474] (the “Voting Certification”) containing a tabulation of all valid Ballots received and demonstrating acceptance of the Combined Disclosure Statement and Plan by the Voting Classes;

WHEREAS on January 5, 2018, the Debtors filed the Declaration of Paul T. Quinlan in Support of Confirmation of the Combined Disclosure Statement and Chapter 11 Plan of Liquidation Proposed by the Debtors [D.I. 475] (the “Quinlan Declaration”).

WHEREAS, on January 8, 2018, the Bankruptcy Court conducted the Confirmation Hearing to consider, on a final basis, whether the Combined Disclosure Statement and Plan contained adequate information within the meaning of section 1125(a) of the Bankruptcy Code, and confirmation of the Combined Disclosure Statement and Plan.

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NOW, THEREFORE, based upon the Bankruptcy Court’s consideration of the entire record of these Chapter 11 Cases, including, among other things, (i) the Interim Disclosure Statement Approval Hearing, (ii) the Combined Disclosure Statement and Plan, (iii) the Motion, (iv) the Confirmation Notice Affidavit, (v) any objections to the Combined Disclosure Statement and Plan and (vi) the Confirmation Hearing, and the Bankruptcy Court having found the Combined Disclosure Statement and Plan contains adequate information within the meaning of section 1125(a) of the Bankruptcy Code and is confirmable in its current form and all objections thereto have either been settled, withdrawn or overruled at the Confirmation Hearing, and after due deliberation and sufficient cause appearing therefor,

IT IS HEREBY FOUND AND DETERMINED THAT:

A. Findings and Conclusions. The findings and conclusions set forth herein and in the record of the Confirmation Hearing constitute the Bankruptcy Court’s findings of fact and conclusions of law pursuant to Rule 52 of the Federal Rules of Civil Procedure, as made applicable herein by Bankruptcy Rules 7052 and 9014. To the extent any of the following findings of fact constitute conclusions of law, they are adopted as such. To the extent any of the following conclusions of law constitute findings of fact, they are adopted as such.

B. Jurisdiction, Venue, Core Proceeding. The Bankruptcy Court has jurisdiction over the Debtors’ Chapter 11 Cases pursuant to 28 U.S.C. §§ 157 and 1334. Approval of the Combined Disclosure Statement and Plan and confirmation of the Combined Disclosure Statement and Plan are core proceedings pursuant to 28 U.S.C. § 157(b), and this Bankruptcy Court has jurisdiction to enter a final order with respect thereto. The Debtors are eligible debtors under section 109 of the Bankruptcy Code. Venue is proper before this Bankruptcy Court pursuant to 28 U.S.C. §§ 1408 and 1409. The Debtors are the plan proponents in accordance with section 1121(a) of the Bankruptcy Code. On August 2, 2017 (the “Petition Date”), the Debtors commenced with this Bankruptcy Court voluntary cases under chapter 11 of the Bankruptcy Code.

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C. No Official Committee of Unsecured Creditors. On August 11, 2017, the Office of the United States Trustee for the District of Delaware filed a statement with the Bankruptcy Court [D.I. 99] providing that a statutory unsecured creditors committee has not been appointed in the Chapter 11 Cases.

D. Judicial Notice. The Bankruptcy Court takes judicial notice of the docket of the Chapter 11 Cases maintained by the Clerk of the Court, including all pleadings and other documents filed, all orders entered, and all evidence and arguments made, proffered, or adduced at the hearings held before the Bankruptcy Court during the pendency of the Chapter 11 Cases.

E. Approval Under Section 1125. The Combined Disclosure Statement and Plan contains adequate information within the meaning of section 1125(a) of the Bankruptcy Code.

F. Interim Approval and Procedures Order Compliance. The Debtors have complied with the Interim Approval and Procedures Order, including the solicitation process, in all respects.

G. Burden of Proof. The Debtors have the burden of proving the elements of sections 1129(a) and (b) of the Bankruptcy Code by a preponderance of the evidence. The Debtors have met this burden.

H. Voting. As evidenced by the Voting Certification, votes to accept or reject the Combined Disclosure Statement and Plan have been solicited and tabulated fairly, in good faith, and in a manner consistent with the Bankruptcy Code and the Bankruptcy Rules, the solicitation process set forth in the Interim Approval and Procedures Order, and applicable non-bankruptcy law.

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I. Solicitation. The Solicitation Packages were transmitted and served in compliance with the Bankruptcy Code, the Bankruptcy Rules, including Bankruptcy Rules 3017 and 3018, and the Interim Approval and Procedures Order. The form of the Ballot adequately addressed the particular needs of these Chapter 11 Cases and is appropriate for the holders of the Claims in the Voting Classes, which are Impaired under the Combined Disclosure Statement and Plan, and may receive a distribution under the Combined Disclosure Statement and Plan, and whose votes were, therefore, solicited.

1. The period during which the Debtors solicited acceptances of the Combined Disclosure Statement and Plan was reasonable in the circumstances of these Chapter 11 Cases and enabled holders to make an informed decision to accept or reject the Combined Disclosure Statement and Plan. The Debtors were not required to solicit votes from the holders of Claims in the following Classes as each such Class is Unimpaired under the Combined Disclosure Statement and Plan and thus conclusively presumed to have accepted the Combined Disclosure Statement and Plan: Class 1 (Other Secured Claims), Class 2 (Other Priority Claims), Class 3 (SVB Facility Claims) and Class 8 (Interests in Subsidiary Debtors, to the extent Reinstated).

2. The Debtors also were not required to solicit votes from the holders of Interests in Class 6 (Section 510(b)), Class 7 (Existing Equity Interests), and Class 8 (Interests in Subsidiary Debtors, to the extent cancelled or released) (the “Deemed Rejecting Classes”) as each such Class will receive no recovery under the Combined Disclosure Statement and Plan and is deemed to reject the Combined Disclosure Statement and Plan.

3. As described in and as evidenced by the Voting Certification and the Confirmation Notice Affidavit, the transmittal and service of the Solicitation Packages was timely, adequate, and sufficient under the circumstances. The solicitation of votes on the Combined Disclosure Statement and Plan complied with the Interim Approval and Procedures Order, was appropriate and satisfactory based upon the circumstances of these Chapter 11 Cases, and was in compliance with the provisions of the Bankruptcy Code, the Bankruptcy Rules, and any other applicable rules, laws, and regulations. In connection therewith, the Debtors, and any and all affiliates, members, managers, shareholders, partners, employees, attorneys and advisors of the foregoing are entitled to the protection of section 1125(e) of the Bankruptcy Code.

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J. Good Faith. The Debtors have not engaged in any collusive or unfair conduct in connection with the Combined Disclosure Statement and Plan. The Combined Disclosure Statement and Plan was negotiated and conducted at arms-length and without collusion with any person or entity.

K. Notice. As is evidenced by the Voting Certification and the Confirmation Notice Affidavit, the transmittal and service of the Solicitation Packages were adequate and sufficient under the circumstances, and all parties required to be given notice of the Confirmation Hearing (including the deadline for filing and serving objections to confirmation of the Combined Disclosure Statement and Plan) have been given due, proper, timely, and adequate notice in accordance with the Interim Approval and Procedures Order and in compliance with the Bankruptcy Code, the Bankruptcy Rules, and applicable non-bankruptcy law, and such parties have had an opportunity to appear and be heard with respect thereto. No other or further notice is required.

L. Compliance with the Bankruptcy Code (11 U.S.C. § 1129(a)(1)). The Combined Disclosure Statement and Plan complies with the applicable provisions of the Bankruptcy Code and, as required by Bankruptcy Rule 3016, the Combined Disclosure Statement and Plan is dated and identifies the Debtors as plan proponents, thereby satisfying section 1129(a)(1) of the Bankruptcy Code.

M. The Debtors’ Compliance with the Bankruptcy Code (11 U.S.C. § 1129(a)(2)). The Debtors have complied with all applicable provisions of the Bankruptcy Code, satisfying the requirements of section 1129(a)(2) of the Bankruptcy Code.

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N. Proposed in Good Faith (11 U.S.C. § 1129(a)(3)). The Combined Disclosure Statement and Plan has been proposed in good faith and not by any means forbidden by law, thereby satisfying section 1129(a)(3) of the Bankruptcy Code.

O. Payment for Services or Costs and Expenses (11 U.S.C. § 1129(a)(4)). Any payment made or to be made by the Debtors, or by a person issuing securities or acquiring property under the Combined Disclosure Statement and Plan, for services or for costs and expenses in or in connection with these Chapter 11 Cases, or in connection with the Combined Disclosure Statement and Plan and incident to the Chapter 11 Cases, has been approved by, or is subject to the approval of, the Bankruptcy Court as reasonable, thereby satisfying section 1129(a)(4) of the Bankruptcy Code.

P. Plan Administrator, Directors, Officers and Insiders (11 U.S.C. § 1129(a)(5)). The Debtors have complied with section 1129(a)(5) of the Bankruptcy Code. The identity, affiliations and compensation of the Plan Administrator proposed to serve after the Effective Date have been fully disclosed in the Notice of Appointment of Plan Administrator [D.I. 451] and the Plan Supplement.

Q. No Rate Changes (11 U.S.C. § 1129(a)(6)). After confirmation of the Combined Disclosure Statement and Plan, the Debtors’ businesses will not involve rates established or approved by, or otherwise subject to, any governmental regulatory commission. Thus, section 1129(a)(6) of the Bankruptcy Code is not applicable.

R. Best Interest of Creditors (11 U.S.C. $ 1129(a)(7)). The Combined Disclosure Statement and Plan satisfies section 1129(a)(7) of the Bankruptcy Code. The liquidation analysis provided in the Combined Disclosure Statement and Plan, and the other evidence proffered or adduced at the Confirmation Hearing (i) is persuasive and credible, (ii) has

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not been controverted by other evidence, and (iii) establishes that each holder of an Impaired Claim or Interest either has accepted the Combined Disclosure Statement and Plan or will receive or retain under the Combined Disclosure Statement and Plan, on account of such Claim or Interest, property of a value, as of the Effective Date, that is not less than the amount that such holder would receive or retain if the Debtors were liquidated under chapter 7 of the Bankruptcy Code on such date.

S. Acceptance by Certain Classes (11 U.S.C. § 1129(a)(8)). All Classes of Claims or Interests either voted to accept the Combined Disclosure Statement and Plan (i.e., Classes 4 and 5) or were deemed to accept the Combined Disclosure Statement and Plan (i.e., Classes 1, 2, 3, and 8 (to the extent of Reinstated Interests in Subsidiary Debtors)). The Deemed Rejecting Classes are Impaired by the Combined Disclosure Statement and Plan and are not entitled to receive or retain any property under the Combined Disclosure Statement and Plan and, therefore, are deemed to have rejected the Combined Disclosure Statement and Plan pursuant to section 1126(g) of the Bankruptcy Code. As found and determined below, pursuant to section 1129(b)(1) of the Bankruptcy Code, the Combined Disclosure Statement and Plan may be confirmed notwithstanding the fact that the Deemed Rejecting Classes are Impaired and are deemed to have rejected the Combined Disclosure Statement and Plan.

T. Administrative Expense Claims and Priority Tax Claims (11 U.S.C. § 1129(a)(9)). The treatment of Allowed Administrative Expense Claims under the Combined Disclosure Statement and Plan satisfies the requirements of section 1129(a)(9) of the Bankruptcy Code. The treatment of Priority Tax Claims pursuant to the Combined Disclosure Statement and Plan satisfies the requirements of section 1129(a)(9)(C) of the Bankruptcy Code.

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U. Acceptance by Impaired Classes (11 U.S.C. § 1129(a)(10)). Holders of Claims in the Voting Classes voted to accept the Combined Disclosure Statement and Plan, determined without including any acceptance of the Combined Disclosure Statement and Plan by any insider, thereby satisfying the requirements of section 1129(a)(10) of the Bankruptcy Code.

V. Feasibility (11 U.S.C. § 1129(a)(11)). The Combined Disclosure Statement and Plan provides for liquidation of the Debtors. Therefore, confirmation of the Combined Disclosure Statement and Plan is not likely to be followed by the need for further financial reorganization of the Debtors, thereby satisfying (or eliminating the need to consider) section 1129(a)(l1) of the Bankruptcy Code.

W. Payment of Fees (11 U.S.C. § 1129(a)(12)). The Combined Disclosure Statement and Plan provides that on the Effective Date the Debtors (and after the Effective Date as may be required, the Liquidating Debtors) shall pay all fees payable pursuant to section 1930 of title 28 of the United States Code, thereby satisfying section 1129(a)(12) of the Bankruptcy Code.

X. Continuation of Retiree Benefits (11 U.S.C. § 1129(a)(13)). The Debtors do not maintain retirement plans or other benefits obligations. Accordingly, section 1129(a)(13) of the Bankruptcy Code is not applicable to the Combined Disclosure Statement and Plan.

Y. No Domestic Support Obligations (11 U.S.C. § 1129(a)(14)). The Debtors are not required by a judicial or administrative order, or by statute, to pay a domestic support obligation. Accordingly, section 1129(a)(14) of the Bankruptcy Code is inapplicable to the Chapter 11 Cases.

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Z. The Debtors are Not Individuals (11 U.S.C. § 1129(a)(15)). The Debtors are not individuals, and accordingly, section 1129(a)(15) of the Bankruptcy Code is inapplicable to the Chapter 11 Cases.

AA. No Applicable Non-bankruptcy Law Regarding Transfers (11 U.S.C. § 1129(a)(16)). The Debtors are moneyed, business, and/or commercial corporations, and accordingly, section 1129(a)(16) of the Bankruptcy Code is inapplicable to the Chapter 11 Cases.

BB. Fair and Equitable, No Unfair Discrimination (11 U.S.C. § 1129(b)). Holders of Interests in the Deemed Rejecting Classes are deemed to have rejected the Combined Disclosure Statement and Plan. Based upon the evidence proffered, adduced, and presented by the Debtors at the Confirmation Hearing, including the Quinlan Declaration, the Combined Disclosure Statement and Plan does not discriminate unfairly and is fair and equitable with respect to the Deemed Rejecting Classes, as required by sections 1129(b)(1) and (b)(2) of the Bankruptcy Code. Thus, the Combined Disclosure Statement and Plan may be confirmed notwithstanding the deemed rejection of the Combined Disclosure Statement and Plan by the Deemed Rejecting Classes.

CC. Only One Plan (11 U.S.C. § 1129(c)). The Combined Disclosure Statement and Plan is the only plan filed in this case, and accordingly, section 1129(c) of the Bankruptcy Code is inapplicable in the Chapter 11 Cases.

DD. Principal Purpose of the Plan (11 U.S.C. §1129(d)). The principal purpose of the Combined Disclosure Statement and Plan is not the avoidance of taxes or the avoidance of the application of section 5 of the Securities Act, and no Governmental Unit has objected to the confirmation of the Combined Disclosure Statement and Plan on any such grounds. Therefore, the Combined Disclosure Statement and Plan satisfies the requirements of section 1129(d) of the Bankruptcy Code.

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EE. Good Faith Solicitation (11 U.S.C. § 1125(e)). Based on the record before the Bankruptcy Court and the record of the Chapter 11 Cases, the Debtors and their agents, successors, predecessors, control persons, members, officers, directors, employees and agents and their respective attorneys, financial advisors, investment bankers, accountants, and other professionals retained by such persons, in each case, have acted in “good faith” within the meaning of section 1125(e) of the Bankruptcy Code in compliance with the applicable provisions of the Bankruptcy Code, the Bankruptcy Rules, and any applicable non-bankruptcy law, rule, or regulation governing the adequacy of disclosure in connection with all their respective activities relating to the solicitation of acceptances to the Combined Disclosure Statement and Plan and their participation in the activities described in section 1125 of the Bankruptcy Code, and therefore are not, and on account of such offer, issuance and solicitation will not be, liable at any time for the violation of any applicable law, rule, or regulation governing the solicitation of acceptances or rejections of the Combined Disclosure Statement and Plan and are entitled to the protections afforded by section 1125(e) of the Bankruptcy Code and, to the extent such parties are listed therein, the exculpation provisions set forth in Article XIV.E of the Combined Disclosure Statement and Plan.

FF. Implementation. All documents necessary to implement the Combined Disclosure Statement and Plan, and all other relevant and necessary documents have been developed and negotiated in good faith and at arms-length and shall, upon completion of documentation and execution, and subject to the occurrence of the Effective Date, be valid, binding, and enforceable agreements and not be in conflict with any federal or state law.

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GG. Releases. The Bankruptcy Court has jurisdiction under sections 1334(a) and (b) of title 28 of the United States Code to approve the releases set forth in Article XIV.F and Article XIV.G and the related injunction in Article XIV.H, and elsewhere in the Combined Disclosure Statement and Plan and this Confirmation Order. Section 105(a) of the Bankruptcy Code permits approval of the releases set forth in Article XIV.F and Article XIV.G, and the related injunction in Article XIV.H, and elsewhere in the Combined Disclosure Statement and Plan and this Confirmation Order, because, as has been established based upon the record in the Chapter 11 Cases and the evidence presented at the Confirmation Hearing, such provisions (i) were integral to achieving settlement among the various parties in interest and are essential to the formulation and implementation of the Combined Disclosure Statement and Plan, as provided in section 1123 of the Bankruptcy Code, (ii) confer substantial benefits on the Debtors’ Estates, (iii) are fair, equitable, and reasonable, (iv) are in the best interests of the Debtors, their Estates, and all parties in interest, and (v) with respect to the third party releases, such releases have been consented to by the Releasing Parties.

HH. Pursuant to section 1123(b)(3) of the Bankruptcy Code and Bankruptcy Rule 9019(a), the exculpation provision and the releases set forth in the Combined Disclosure Statement and Plan and implemented by this Confirmation Order are fair, equitable, reasonable, and in the best interests of the Debtors, and their Estates, creditors, and equity holders. The record of the Confirmation Hearing and these Chapter 11 Cases is sufficient to support the exculpation provision set forth in Article XIV.E and the releases provided for in Article XIV.F and Article XIV.G, and the related injunction in Article XIV.H, of the Combined Disclosure Statement and Plan. Accordingly, based upon the record of the Chapter 11 Cases, the representations of the parties, and/or the evidence proffered, adduced, and/or presented at the

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Confirmation Hearing, this Bankruptcy Court finds that the exculpation provision set forth in Article XIV.E and the releases set forth in Article XIV.F and Article XIV.G, and the related injunction in Article XII.H, of the Combined Disclosure Statement and Plan are consistent with the Bankruptcy Code and applicable law. The failure to implement the release provisions of the Combined Disclosure Statement and Plan would nullify the settlement among the parties in interest and prevent confirmation of the Combined Disclosure Statement and Plan.

II. Based on the foregoing, the Combined Disclosure Statement and Plan satisfies the requirements for confirmation set forth in section 1129 of the Bankruptcy Code.

NOW, THEREFORE, IT IS HEREBY ORDERED, ADJUDGED, AND DECREED THAT:

1. Findings of Fact and Conclusions of Law. The above-referenced findings of fact and conclusions of law are hereby incorporated by reference as though fully set forth herein.

2. Notice of the Confirmation Hearing. Notice of the Confirmation Hearing complied with the terms of the Interim Approval and Procedures Order, was appropriate and satisfactory based upon the circumstances of the Chapter 11 Cases, and was in compliance with the provisions of the Bankruptcy Code and the Bankruptcy Rules.

3. Adequate Information. The Combined Disclosure Statement and Plan is approved on a final basis as containing adequate information within the meaning of section 1125 of the Bankruptcy Code, and any objections to the adequacy of the information contained in the Combined Disclosure Statement and Plan not otherwise consensually resolved are overruled.

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4. Solicitation. The solicitation of votes on the Combined Disclosure Statement and Plan complied with the Interim Approval and Procedures Order, was appropriate and satisfactory based upon the circumstances of the Chapter 11 Cases, and was in compliance with the provisions of the Bankruptcy Code, the Bankruptcy Rules, and applicable non-bankruptcy law.

5. Ballots. The form of Ballots annexed as Exhibits A-l—A-5 to the Interim Approval and Procedures Order was in compliance with Bankruptcy Rule 3018(c), and as modified, substantially conforms to Official Form Number 14, and is approved in all respects.

6. Confirmation of the Combined Disclosure Statement and Plan. The Combined Disclosure Statement and Plan, attached hereto as Exhibit A, is approved and confirmed under section 1129 of the Bankruptcy Code. The terms of the Combined Disclosure Statement and Plan are incorporated by reference into, and are an integral part of, this Confirmation Order.

7. Objections Resolved or Overruled. All objections, responses, statements and comments in opposition to the Combined Disclosure Statement and Plan, other than those withdrawn with prejudice, waived, or settled prior to, or on the record at, the Confirmation Hearing, shall be, and hereby are, overruled in their entirety.

8. General Authorizations. The Combined Disclosure Statement and Plan was approved by all officers of the Debtors whose approval was necessary. Pursuant to the appropriate provisions of the corporate or business organizations law of the applicable states of organization of the Debtors, and section 1142(b) of the Bankruptcy Code, no additional action of the respective directors, members, managers or stockholders of the Debtors shall be required to authorize the Debtors to enter into, execute, deliver, file, adopt, amend, restate, consummate, or effectuate, as the case may be, the Combined Disclosure Statement and Plan and any contract, instrument, or other document to be executed, delivered, adopted or amended in connection with the implementation of the Combined Disclosure Statement and Plan.

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9. Binding Effect. On the date of and following entry of this Confirmation Order and subject to the occurrence of the Effective Date, the provisions of the Combined Disclosure Statement and Plan shall bind the Debtors, all holders of Claims and Interests (irrespective of whether such Claims or Interests are Impaired under the Combined Disclosure Statement and Plan or whether the holders of such Claims or Interests have accepted the Combined Disclosure Statement and Plan), any and all non-Debtor parties to executory contracts and unexpired leases with the Debtors, any other party in interest in these Chapter 11 Cases, and the respective heirs, executors, administrators, successors, or assigns, if any, of any of the foregoing.

10. Vesting of Assets. As of the Effective Date, pursuant to the provisions of section 1141(b) and (c) of the Bankruptcy Code, all assets shall vest in the Liquidating Debtors free and clear of all Claims, liens, encumbrances, charges, membership interests and other interests, except as otherwise expressly provided in the Combined Disclosure Statement and Plan or this Confirmation Order, and subject to the terms and conditions of the Combined Disclosure Statement and Plan and this Confirmation Order.

11. Implementation of the Combined Disclosure Statement and Plan. The Debtors are hereby authorized to execute, deliver, file, or record such documents, contracts, instruments, releases, and other agreements, and take such other actions as may be necessary to effectuate, implement, and further evidence the terms and conditions of the Combined Disclosure Statement and Plan, including all such actions delineated in Article VIII and Article XI of the Combined Disclosure Statement and Plan. On the Effective Date, the Plan Administrator is authorized and empowered to issue, execute, file, and deliver or record such documents, contracts, instruments, releases and other agreements in the name of and on behalf of the Debtors.

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12. Compromise of Controversies. In consideration for the distributions and other benefits, including releases, provided under the Combined Disclosure Statement and Plan, the provisions of the Combined Disclosure Statement and Plan constitute a good faith compromise and settlement of all Claims and controversies resolved under the Combined Disclosure Statement and Plan. Consideration for all such compromises, settlements and releases is adequate and the entry of this Confirmation Order constitutes approval of such compromises and settlements under Bankruptcy Rule 9019, subject to the provisions of the Combined Disclosure Statement and Plan.

13. Rejection of Executory Contracts and Unexpired Leases. Except as is set forth in the Combined Disclosure Statement and Plan, pursuant to Article XV of the Combined Disclosure Statement and Plan, as of the Effective Date, each executory contract and unexpired lease to which any of the Debtors is a party are hereby rejected as of the Effective Date, unless such contract or lease (i) previously has been rejected by the Debtors, (ii) expired or terminated pursuant to its own terms, (iii) is the subject of a motion to assume or reject pending before the Bankruptcy Court as of the Confirmation Date or (iv) relates to the D&O Liability Insurance Policies.

14. Conditions to Effectiveness. The Combined Disclosure Statement and Plan shall not become effective unless and until the conditions set forth in Article XVI.B of the Combined Disclosure Statement and Plan have been satisfied or waived pursuant to Article XVI.C of the Combined Disclosure Statement and Plan.

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15. Professional Compensation. Except as provided in the Combined Disclosure Statement and Plan, all entities seeking awards by the Bankruptcy Court of compensation for services rendered or reimbursement of expenses incurred through and including the Effective Date, shall file and serve their respective final applications for allowance of compensation for services rendered and reimbursement of expenses incurred by the date that is sixty (60) calendar days after the Effective Date. Upon the Effective Date, any requirement that Professionals comply with sections 327 through 331 of the Bankruptcy Code in seeking retention or compensation for services rendered after such date shall terminate, and Professionals may be employed by the Plan Administrator on behalf of the Liquidating Debtors and paid in the ordinary course of business without any further notice to, or action, order, or approval of, the Bankruptcy Court. Professional Fee Claims shall be paid in accordance with Article VII.E of the Combined Disclosure Statement and Plan.

16. Exculpation. Except as otherwise specifically provided in the Combined Disclosure Statement and Plan or this Confirmation Order, none of the Exculpated Parties shall have or incur any liability to any holder of a Claim, Cause of Action or Interest for any act or omission in connection with, related to or arising out of the Chapter 11 Cases, the negotiation of any settlement or agreement, contract, instrument, release or document created or entered into in connection with the Combined Disclosure Statement and Plan or in the Chapter 11 Cases (including the Plan Supplement and, in each case, any documents and related prepetition transactions related thereto), the pursuit of confirmation and consummation of the Combined Disclosure Statement and Plan, the preparation and distribution of the Combined Disclosure Statement and Plan, the DIP Facility Documents, the offer, issuance and distribution of any securities issued or to be issued under or in connection with the Combined Disclosure Statement

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and Plan, any other prepetition or post-petition act taken or omitted to be taken in connection with or in contemplation of the liquidation of the Debtors or the administration of the Combined Disclosure Statement and Plan or the property to be distributed under the Combined Disclosure Statement and Plan, except for any act or omission that is determined in a Final Order to have constituted willful misconduct (including, without limitation, actual fraud) or gross negligence. Each Exculpated Party shall be entitled to reasonably rely upon the advice of counsel concerning, his, her or its duties pursuant to, or in connection with, the Combined Disclosure Statement and Plan. The Exculpated Parties shall be deemed to have participated in good faith and in compliance with the applicable provisions of the Bankruptcy Code with regard to the distributions of the securities pursuant to the Combined Disclosure Statement and Plan and, therefore, are not, and on account of such distributions shall not be, liable at any time for the violation of any applicable law, rule or regulation governing the solicitation of acceptances or rejections of the Combined Disclosure Statement and Plan or such distributions made pursuant to the Combined Disclosure Statement and Plan.

17. Binding Exculpation Provision. All exculpation provisions embodied herein and/or in the Combined Disclosure Statement and Plan, including but not limited to those contained in Article XIV.E of the Combined Disclosure Statement and Plan, are approved and shall be effective and binding on all persons and entities, to the extent provided therein.

18. Releases by the Debtors. Pursuant to section 1123(b) of the Bankruptcy Code, and except as otherwise specifically provided in the Combined Disclosure Statement and Plan or this Confirmation Order, on and after the Effective Date, for good and valuable consideration, including their cooperation and contributions to the Chapter 11 Cases, the Released Parties shall be deemed released by the Debtors, the Liquidating Debtors and their

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Estates and the Plan Administrator from any and all Claims, obligations, debts, rights, suits, damages, Causes of Action, remedies and liabilities whatsoever, whether known or unknown, foreseen or unforeseen, asserted or unasserted, existing or hereinafter arising, in law, equity or otherwise, whether for tort, fraud, contract, violations of federal or state laws or otherwise, including Avoidance Actions, those Causes of Action based on veil piercing or alter-ego theories of liability, contribution, indemnification, joint liability or otherwise that the Debtors, the Liquidating Debtors, their Estates and the Plan Administrator or their affiliates would have been legally entitled to assert in their own right (whether individually or collectively) or on behalf of the holder of any Claim or Interest or other Entity or that any holder of a Claim or Interest or other Entity would have been legally entitled to assert derivatively for or on behalf of the Debtors, their Estates or the Liquidating Debtors, based on, relating to or in any manner arising from, in whole or in part, the Debtors, the Liquidating Debtors, the Plan Administrator, the Chapter 11 Cases, the purchase, sale or rescission of the purchase or sale of any security of the Debtors, the subject matter of, or the transactions or events giving rise to, any Claim or Interest that is treated in the Combined Disclosure Statement and Plan, the business or contractual arrangements between the Debtors and any Released Party (excluding any assumed executory contract or lease), the restructuring of Claims and Interests prior to or in the Chapter 11 Cases, the negotiation, formulation or preparation of the Combined Disclosure Statement and Plan, the Plan Supplement, the Plan Administrator Agreement, the DIP Facility, the DIP Facility Documents or, in each case, related agreements, instruments or other documents, or upon any other act or omission, transaction, agreement, event or other occurrence taking place on or before the Effective Date, other than claims or liabilities arising out of or relating to any act or omission of a Released Party that is determined in a Final Order to have constituted willful misconduct

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(including, without limitation, actual fraud) or gross negligence; provided, however, that if any Released Party directly or indirectly brings or asserts any Claim or Cause of Action that has been released or is contemplated to be released pursuant to the Combined Disclosure Statement and Plan in any way arising out of or related to any document or transaction that was in existence prior to the Effective Date against any other Released Party, and such Released Party does not abandon such Claim or Cause of Action upon written request, then the release set forth in the Combined Disclosure Statement and Plan shall automatically and retroactively be null and void ab initio with respect to the Released Party bringing or asserting such Claim or Cause of Action; provided further that the immediately preceding proviso shall not apply to (i) any action by a Released Party in the Bankruptcy Court (or any other court determined to have competent jurisdiction), including any appeal therefrom, to prosecute the amount, priority or secured status of any prepetition or ordinary course administrative Claim against the Debtors or (ii) any release or indemnification provided for in any settlement or granted under any other court order, provided that, in the case of (i) and (ii), the Debtors, Liquidating Debtors and the Plan Administrator shall retain all defenses related to any such action. Notwithstanding anything contained herein to the contrary, the foregoing release shall not release any obligation of any party under the Combined Disclosure Statement and Plan or any document, instrument or agreement executed to implement the Combined Disclosure Statement and Plan.

Entry of this Confirmation Order shall constitute the Bankruptcy Court’s approval, pursuant to Bankruptcy Rule 9019, of the releases by the Debtors described in Article XIV.F the Combined Disclosure Statement and Plan, which includes by reference each of the related provisions and definitions contained in the Combined Disclosure Statement and Plan, and further, shall constitute its finding that each release described in the Combined Disclosure

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Statement and Plan is (i) in exchange for the good and valuable consideration provided by the Released Parties, a good faith settlement and compromise of such Claims, (ii) in the best interests of the Debtors and all holders of Interests and Claims, (iii) fair, equitable and reasonable; (iv) given and made after due notice and opportunity for hearing and (v) a bar to the Debtors or the Liquidating Debtors asserting any claim, Cause of Action or liability related thereto, of any kind whatsoever, against any of the Released Parties or their property.

19. Voluntary Releases by the Holders of Claims or Interests. Except as otherwise specifically provided in the Combined Disclosure Statement and Plan or this Confirmation Order, on and after the Effective Date, for good and valuable consideration, each Releasing Party shall be deemed to have conclusively, absolutely, unconditionally, irrevocably and forever released the Released Parties from any and all Claims, Interests, obligations, debts, rights, suits, damages, Causes of Action, remedies and liabilities whatsoever, whether known or unknown, foreseen or unforeseen, asserted or unasserted, existing or hereinafter arising, in law, equity or otherwise, whether for tort, fraud, contract, violations of federal or state laws or otherwise, including Avoidance Actions, those Causes of Action based on veil piercing or alter-ego theories of liability, contribution, indemnification, joint liability or otherwise that such Releasing Party would have been legally entitled to assert (whether individually or collectively), based on, relating to or in any manner arising from, in whole or in part, the Debtors, the Liquidating Debtors, the Estates, the Plan Administrator, the liquidation, the Chapter 11 Cases, the purchase, sale or rescission of the purchase or sale of any security of the Debtors or the Liquidating Debtors, the subject matter of, or the transactions or events giving rise to, any Claim or Interest that is treated in the Combined Disclosure Statement and Plan, the business or contractual arrangements between the Debtors and any Releasing Party excluding any assumed

22

executory contract or lease, the restructuring of Claims and Interests prior to or in the Chapter 11 Cases, the negotiation, formulation or preparation of the Combined Disclosure Statement and Plan, the Plan Supplement, the Plan Administrator Agreement, the DIP Facility Documents, or, in each case, related agreements, instruments or other documents, or upon any other act or omission, transaction, agreement, event or other occurrence taking place on or before the Effective Date, other than claims or liabilities arising out of or relating to any act or omission of a Released Party that is determined in a Final Order to have constituted willful misconduct (including, without limitation, actual fraud) or gross negligence; provided that any holder of a Claim or Interest that elected on its Ballot to opt out of the releases contained in the Combined Disclosure Statement and Plan shall not receive the benefit of the releases set forth in the Combined Disclosure Statement and Plan (even if for any reason otherwise entitled). Notwithstanding anything contained herein to the contrary, the foregoing release shall not release any obligation of any party under the Combined Disclosure Statement and Plan or any document, instrument or agreement executed to implement the Combined Disclosure Statement and Plan.

Entry of this Confirmation Order shall constitute the Bankruptcy Court’s approval, pursuant to Bankruptcy Rule 9019, of the voluntary releases by the holders of Claims and Interests described in Article XIV.G the Combined Disclosure Statement and Plan, which includes by reference each of the related provisions and definitions contained in the Combined Disclosure Statement and Plan, and further, shall constitute its finding that each release described in the Combined Disclosure Statement and Plan is given consensually and (i) in exchange for the good and valuable consideration provided by the Released Parties, a good faith settlement and compromise of such Claims, (ii) in the best interests of the Debtors and all holders of Interests and Claims, (iii) fair, equitable and reasonable; (iv) given and made after due notice and opportunity for hearing and (v) a bar to the Debtors or the Liquidating Debtors asserting any claim, Cause of Action or liability related thereto, of any kind whatsoever, against any of the Released Parties or their property.

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Nothing in the Combined Disclosure Statement and Plan or this Confirmation Order, or any Plan Document does, shall, or may be construed to (a) impair, discharge, release or enjoin the prosecution of any direct, non-derivative securities law claims that may be asserted in the Norfolk Class Action against non-Debtor defendants, (b) preclude the lead plaintiffs in the Norfolk Class Action from seeking discovery of the Debtors, Liquidating Debtors or the Plan Administrator in connection with the Norfolk Class Action or waive any rights, claims or objections of the Debtors, Liquidating Debtors or the Plan Administrator with regards to any such discovery or (c) preclude the lead plaintiffs, the plaintiffs and/or the putative class in the Norfolk Class Action (collectively, the “Norfolk Claimants”) from prosecuting such claims as currently are pending against the Debtors in the Norfolk Class Action through settlement or final judgment in the court where the Norfolk Class Action is pending (including any appeals therefrom), provided that no recovery on account thereof may be sought or obtained by or on behalf of the Norfolk Claimants (or any assignee or successor thereof) from the Debtors, Liquidating Debtors or Plan Administrator, except from and limited solely to the extent of, any then available insurance coverage pursuant to the applicable Insurance Contracts and any proceeds thereof. Nothing in Article XIV.G of the Combined Disclosure Statement and Plan shall require the Debtors, the Liquidating Debtors and/or the Plan Administrator to (i) pay or account for self-insured retention or other amounts, if any, with respect to any available insurance coverage with respect to the claims set forth in the Norfolk Class Action or (ii) take, or refrain from taking, any action, including to dispute, in connection with any coverage action or

24

determination by any insurance carrier related to the claims set forth in the Norfolk Class Action, including any disclaimer or denial of coverage in connection therewith, provided that nothing in the Combined Disclosure Statement and Plan, this Confirmation Order, or any Plan Document shall preclude any Entity from taking, or preclude the Debtors, the Liquidating Debtors and/or the Plan Administrator from assigning to any Entity any of their rights to take, any action set forth in item (ii).

Further, notwithstanding any language to the contrary contained in the Combined Disclosure Statement and Plan and/or this Confirmation Order, no provision shall release any non-Debtor, including any current and/or former officer and/or director of the Debtors and/or any non-Debtor person or entity referred to in the Combined Disclosure Statement and Plan and/or this Confirmation Order, from liability to the United States Securities and Exchange Commission, in connection with any direct, non-derivative securities law actions or claims brought by such governmental unit against such non-Debtor persons and/or entities.

20. Binding Release Provisions. All release provisions embodied herein and/or in the Combined Disclosure Statement and Plan, including but not limited to those contained in Article XIV.F and Article XIV.G of the Combined Disclosure Statement and Plan, are approved and shall be effective and binding on all persons and entities, to the extent provided therein; provided, however, that no provision of the Combined Disclosure Statement and Plan or this Confirmation Order shall be construed to grant a discharge pursuant to section 1141(d) of the Bankruptcy Code.

21. Injunctions Relating to Releases. Except as otherwise specifically provided in the Combined Disclosure Statement and Plan or this Confirmation Order, all Persons or Entities who have held, hold or may hold Claims or Interests that arose prior to the Effective

25

Date, and all other parties in interest, along with their respective present or former employees, agents, officers, directors, principals, representatives and Affiliates, are permanently enjoined, from and after the Effective Date, from (i) commencing or continuing in any manner any action or other proceeding of any kind with respect to any such Claim or Interest, against the Liquidating Debtors or property or interest in property of the Debtors or the Liquidating Debtors, other than to enforce any right to a distribution pursuant to the Combined Disclosure Statement and Plan, (ii) the enforcement, attachment, collection or recovery by any manner or means of any judgment, award, decree or order against the Debtors, the Liquidating Debtors or property or interest in property of the Debtors or the Liquidating Debtors, other than to enforce any right to a distribution pursuant to the Combined Disclosure Statement and Plan, (iii) creating, perfecting or enforcing any Lien or encumbrance of any kind against the Debtors or the Liquidating Debtors or against the property or interests in property of the Debtors or the Liquidating Debtors other than to enforce any right to a distribution pursuant to the Combined Disclosure Statement and Plan or (iv) asserting any right of setoff or subrogation of any kind against any obligation due from the Debtors or the Liquidating Debtors or against the property or interests in property of the Debtors or the Liquidating Debtors, with respect to any such Claim or Interest, except to the extent a right to setoff is asserted with respect to a timely-filed Proof of Claim. Such injunction shall extend to any successors or assignees of the Debtors and the Liquidating Debtors and their respective properties and interest in properties.

22. Preservation of Causes of Action. Pursuant to Article XIV.J of the Combined Disclosure Statement and Plan, the Causes of Action shall be and are hereby preserved, except as provided otherwise in the Combined Disclosure Statement and Plan or any Final Order of this Bankruptcy Court.

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23. Reservation of Rights. Except as expressly set forth herein, the Combined Disclosure Statement and Plan shall have no force or effect until the Effective Date. None of the filing of the Combined Disclosure Statement and Plan, any statement or provision contained herein, or the taking of any action by the Debtors with respect to the Combined Disclosure Statement and Plan shall be or shall be deemed to be an admission or waiver of any rights of the Debtors, holders of Claims or Interests before the Effective Date.

24. SVB Reservation of Rights. Notwithstanding any provision of the Combined Disclosure Statement and Plan, Plan Supplement, this Confirmation Order or otherwise, for so long as the SVB L/C and/or any obligations or debts owing to SVB pursuant to the SVB Facility are outstanding, any SVB Facility Claims and any lien or security interest in, on, or to the SVB Accounts (including any right of setoff or recoupment) of SVB shall not be impaired in any way by any provision of the Combined Disclosure Statement and Plan, Plan Supplement, this Confirmation Order or otherwise, and SVB shall be deemed to have opted out of any releases contained in the Combined Disclosure Statement and Plan or Confirmation Order and shall not be included as a “Releasing Party” or “Released Party” pursuant to the Combined Disclosure Statement and Plan or Confirmation Order. Without limiting the scope of the foregoing sentence and except as may otherwise be ordered by the Court following notice to counsel of record for SVB in accordance with the Bankruptcy Rules and the Local Rules, the holder of an SVB Facility Claim (i) shall retain the right to setoff against or recoup from the SVB Accounts all interest, fees, or other amounts that are due and owing or may become due and owing pursuant to the SVB Facility, whether such amounts accrued before or after either of the Petition Date or the Effective Date, (ii) shall not be required to turnover or transfer any funds held in the SVB Accounts to any Person, including without limitation the Plan Administrator or

27

the Debtors, for so long as the SVB L/C and/or any obligations or debts owing to SVB pursuant to the SVB Facility are outstanding, and (iii), to the extent any amounts that are owed or that become owing under the SVB Facility are based on any currency other than the U.S. dollar, shall be entitled to satisfaction of such amounts in U.S. dollars based on the exchange rate prevailing at the time any such amounts become due and owing under the SVB Facility.

25. Payment of Statutory Fees. All fees payable pursuant to section 1930(a) of title 28 of the United States Code and/or section 3717 of title 31 of the United States Code, as determined by the Bankruptcy Court, shall be paid for each quarter (including any fraction thereof) by each and every Debtor or Liquidating Debtor, as applicable, until the earlier of the time that a particular case is converted, dismissed or closed.

26. Reversal/Stay/Modification/Vacatur of Confirmation Order. Except as otherwise provided in this Confirmation Order, if any or all of the provisions of this Confirmation Order are hereafter reversed, modified, vacated, or stayed by subsequent order of this Bankruptcy Court or any other court, such reversal, stay, modification, or vacatur shall not affect the validity or enforceability of any act, obligation, indebtedness, liability, priority, or lien incurred or undertaken by the Debtors, as applicable, pursuant to the Combined Disclosure Statement and Plan and this Confirmation Order prior to the effective date of such reversal, stay, modification, or vacatur. Notwithstanding any such reversal, stay, modification, or vacatur of this Confirmation Order, any such act or obligation incurred or undertaken pursuant to, or in reliance on, this Confirmation Order prior to the effective date of such reversal, stay, modification, or vacatur shall be governed in all respects by the provisions of this Confirmation Order and the Combined Disclosure Statement and Plan or any amendments or modifications thereto.

28

27. Retention of Jurisdiction. On and after the Effective Date, the Bankruptcy Court shall retain jurisdiction, to the fullest extent permissible under law, over all matters arising out of and related to the Chapter 11 Cases for, among other things, the following purposes:

(i) To hear and determine all matters relating to the assumption or rejection of executory contracts or unexpired leases, including whether a contract or lease is or was executory or expired, and the allowance of Claims resulting therefrom;

(ii) To hear and determine any motion, adversary proceeding, application, contested matter or other matter pending on the Effective Date;

(iii) To hear and determine all matters relating to the allowance, disallowance, liquidation, classification, priority or estimation of any Claim;

(iv) To ensure that distributions to holders of Allowed Claims are accomplished as provided herein;

(v) To hear and determine all applications for compensation and reimbursement of Professional Fee Claims;

(vi) To hear and determine any application to modify the Combined Disclosure Statement and Plan in accordance with section 1127 of the Bankruptcy Code, to remedy any defect or omission or reconcile any inconsistency in the Combined Disclosure Statement and Plan or any order of the Bankruptcy Court, including this Confirmation Order, in such a manner as may be necessary to carry out the purposes and effects thereof;

(vii) To hear and determine disputes arising in connection with the interpretation, implementation or enforcement of the Combined Disclosure Statement and Plan, this Confirmation Order, any transactions or payments contemplated hereby or any agreement, instrument or other document governing or relating to any of the foregoing;

29

(viii) To issue injunctions, enter and implement other orders and take such other actions as may be necessary or appropriate to restrain interference by any person with the consummation, implementation or enforcement of the Combined Disclosure Statement and Plan, this Confirmation Order or any other order of the Bankruptcy Court;

(ix) To issue such orders as may be necessary to construe, enforce, implement, execute and consummate the provisions of (a) any contracts, instruments, releases, indentures and other agreements or documents approved by Final Order in the Chapter 11 Cases and (b) the Combined Disclosure Statement and Plan, this Confirmation Order, the Plan Administrator Agreement, and contracts, instruments, releases and other agreements or documents created in connection with the Combined Disclosure Statement and Plan;

(x) To enter, implement or enforce such orders as may be appropriate in the event this Confirmation Order is for any reason stayed, reversed, revoked, modified or vacated;

(xi) To hear and determine matters concerning state, local and federal taxes in accordance with sections 346, 505 and 1146 of the Bankruptcy Code (including the expedited determination of tax under section 505(b) of the Bankruptcy Code);

(xii) To hear and determine any other matters related to the Combined Disclosure Statement and Plan and not inconsistent with the Bankruptcy Code;

(xiii) To determine any other matters that may arise in connection with or are related to the Combined Disclosure Statement and Plan, this Confirmation Order, any of the Plan Documents, the Plan Administrator Agreement or any contract, instrument, release, or other agreement or document related to the Combined Disclosure Statement and Plan or the Plan Supplement;

30

(xiv) To recover all assets of the Debtors and property of the Debtors’ Estates, which shall be for the benefit of the Liquidating Debtors, wherever located;

(xv) To hear and determine any rights, claims or Causes of Action held by or accruing to the Debtors or the Liquidating Debtors pursuant to the Combined Disclosure Statement and Plan, the Bankruptcy Code, or pursuant to any federal or state statute or legal theory;

(xvi) To enforce all orders, judgments, injunctions, releases, exculpations, indemnifications and rulings entered in connection with the Chapter 11 Cases with respect to any Person or Entity;

(xvii) To hear any other matter not inconsistent with the Bankruptcy Code; and

(xviii) To enter a final decree closing the Chapter 11 Cases.

28. Dissolution of the Debtors. Immediately following the occurrence of the Effective Date, (a) the respective boards of directors and managers, as applicable, of each of the Debtors shall be terminated and the members of each of the boards of directors and managers of the Debtors shall be deemed to have resigned and (b) each of the Debtors shall continue to exist as Liquidating Debtors after the Effective Date in accordance with the respective laws of the state under which each such Debtor was formed and pursuant to its respective certificates of incorporation, bylaws, articles of formation, operating agreements and organizational documents in effect prior to the Effective Date, except to the extent such organizational documents are amended under the Combined Disclosure Statement and Plan, for the limited purposes of liquidating all of the assets of the Estates and making distributions in accordance with the Combined Disclosure Statement and Plan. On the Effective Date, TerraVia shall issue one share of stock in Liquidating TerraVia to the Plan Administrator, which will hold such share of stock, and such share of stock will remain outstanding until Liquidating TerraVia is dissolved in accordance with the Combined Disclosure Statement and Plan.

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29. Exemption from Transfer Taxes and Recording Fees. Pursuant to section 1146(a) of the Bankruptcy Code, any transfer of property pursuant to or in connection with the Combined Disclosure Statement and Plan shall not be subject to any document recording tax, stamp tax, sales and use tax, conveyance fee, intangibles or similar tax, mortgage tax, stamp act, real estate transfer tax, mortgage recording tax, Uniform Commercial Code filing or recording fee or other similar tax or governmental assessment in the United States. This Confirmation Order hereby directs the appropriate federal, state or local governmental officials or agents to forego the collection of any such tax or governmental assessment and to accept for filing and recordation any of the foregoing instruments or other documents without the payment of any such tax or governmental assessment.

30. Modifications. The Combined Disclosure Statement and Plan may be amended, modified, or supplemented by the Debtors in the manner provided for by section 1127 of the Bankruptcy Code or as otherwise permitted by law without additional disclosure pursuant to section 1125 of the Bankruptcy Code, the Combined Disclosure Statement and Plan, and this Confirmation Order. In addition, after the Confirmation Date, the Debtors or the Plan Administrator may institute proceedings in the Bankruptcy Court to remedy any defect or omission or reconcile any inconsistencies in the Combined Disclosure Statement and Plan or this Confirmation Order, with respect to such matters as may be necessary to carry out the purposes and effects of the Combined Disclosure Statement and Plan. Further, prior to the Effective Date, the Debtors or the Plan Administrator may make appropriate non-material adjustments and modifications to the Combined Disclosure Statement and Plan without further order or approval of the Bankruptcy Court.

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31. Provisions of Combined Disclosure Statement and Plan and Confirmation Order Non-severable and Mutually Dependent. The provisions of the Combined Disclosure Statement and Plan and this Confirmation Order, including the findings of fact and conclusions of law set forth herein, are non-severable and mutually dependent.

32. Governing Law. Except to the extent that the Bankruptcy Code or other federal law is applicable, the rights, duties, and obligations arising under the Combined Disclosure Statement and Plan shall be governed by, and construed and enforced in accordance with, the laws of the State of New York, without giving effect to the principles of conflict of laws thereof.

33. Applicable Non-bankruptcy Law. Pursuant to sections 1123(a) and 1142(a) of the Bankruptcy Code, the provisions of this Confirmation Order, the Combined Disclosure Statement and Plan and related documents or any amendments or modifications thereto shall apply and be enforceable notwithstanding any otherwise applicable non-bankruptcy law.

34. Documents and Instruments. Each federal, state, commonwealth, local, foreign, or other governmental agency is hereby authorized to accept any and all documents and instruments necessary or appropriate to effectuate, implement or consummate the transactions contemplated by the Combined Disclosure Statement and Plan and this Confirmation Order.

35. Governmental Approvals Not Required. This Confirmation Order shall constitute all approvals and consents required, if any, by the laws, rules, or regulations of any state or other governmental authority with respect to the implementation or consummation of the Combined Disclosure Statement and Plan, any documents, instruments, or agreements, and any amendments or modifications thereto, and any other acts referred to in, or contemplated by, the Combined Disclosure Statement and Plan.

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36. Notice of Entry of Confirmation Order and Effective Date. The form of notice of Effective Date and entry of this Confirmation Order, attached hereto as Exhibit B (the “Effective Date Notice”), provides adequate and reasonable notice and is hereby approved. On or within two (2) Business Days of the Effective Date, the Debtors shall file and serve the Effective Date Notice on the following parties: (i) all parties filing a notice of appearance and request for service pursuant to Bankruptcy Rule 2002 in these Chapter 11 Cases, (ii) state and local taxing authorities in which the Debtors did business, (iii) the Internal Revenue Service, (iv) the Securities and Exchange Commission, (v) the United States Attorney for the District of Delaware, (vi) holders of Claims or Interests, (vii) all counterparties to executory contracts and unexpired leases with the Debtors, (viii) the United States Trustee and (ix) all persons or entities listed on the Debtors’ creditor mailing matrix.

37. Substantial Consummation. On the Effective Date and upon completion of the distributions as contemplated under the Combined Disclosure Statement and Plan, the Combined Disclosure Statement and Plan shall be deemed to be substantially consummated under sections 1101 and 1127 of the Bankruptcy Code.

38. Waiver of Stay. The stay of this Confirmation Order provided by any Bankruptcy Rule (including, without limitation, Bankruptcy Rules 3020(e), 6004(h), and 6006(d)), whether for fourteen (14) days or otherwise, is hereby waived, and this Confirmation Order shall be effective and enforceable immediately upon its entry by the Bankruptcy Court.

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39. Inconsistency. To the extent of any inconsistency between this Confirmation Order and the Combined Disclosure Statement and Plan, this Confirmation Order shall govern.

40. No Waiver. The failure to specifically include any particular provision of the Combined Disclosure Statement and Plan in this Confirmation Order shall not diminish the effectiveness of such provision nor constitute a waiver thereof, it being the intent of this Bankruptcy Court that the Combined Disclosure Statement and Plan is confirmed in its entirety and incorporated herein by reference.

41. Confirmation Order Controlling. The provisions of the Combined Disclosure Statement and Plan and of this Confirmation Order shall be construed in a manner consistent with each other so as to effect the purposes of each; provided, however, that if there is any conflict or inconsistency, the terms of this Confirmation Order shall control and govern.

Dated: January 8, 2018 Wilmington, Delaware	/s/ CHRISTOPHER S. SONTCHI
THE HONORABLE CHRISTOPHER S. SONTCHI UNITED STATES BANKRUPTCY JUDGE

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EXHIBIT A

IN THE UNITED STATES BANKRUPTCY COURT

FOR THE DISTRICT OF DELAWARE

In re:	) )	Chapter 11
TERRAVIA HOLDINGS, INC., et al.,	) )	Case No. 17-11655 (CSS)
Debtors.[1]	) )	Jointly Administered
) )

COMBINED DISCLOSURE STATEMENT AND CHAPTER 11 PLAN OF

LIQUIDATION PROPOSED BY THE DEBTORS

Dated: January 4, 2018

DAVIS POLK & WARDWELL LLP 450 Lexington Avenue New York, New York 10017 Telephone: (212) 450-4000 Facsimile: (212) 701-5800 Damian S. Schaible Steven Z. Szanzer Adam L. Shpeen

RICHARDS, LAYTON

& FINGER, P.A.

One Rodney Square

920 North King Street

Wilmington, Delaware 19801

Telephone: (302) 651-7700

Facsimile: (302) 651-7701

Mark D. Collins (No. 2981)

Amanda R. Steele (No. 5530)

Counsel to the Debtors and Debtors in Possession	Counsel to the Debtors and Debtors in Possession

[1]	The debtors and debtors in possession in the chapter 11 cases, along with the last four digits of their respective Employer Identification Numbers, are as follows: TerraVia Holdings, Inc. (7078), Solazyme Brazil LLC (2839) and Solazyme Manufacturing 1, LLC (4172). The debtors’ mailing address is 225 Gateway Boulevard, South San Francisco, CA 94080.

I.	INTRODUCTION				1

II.	DEFINITIONS AND CONSTRUCTION OF TERMS				2

	A.	Definitions			2

	B.	Rules of Interpretation			26

	C.	Computation of Time			28

	D.	References to Monetary Figures			28

	E.	Exhibits; Schedules; Plan Supplement			28

III.	BACKGROUND AND DISCLOSURES				29

	A.	General Background			29

		1.	The Debtors’ Businesses		29

		2.	The Debtors’ Management		31

		3.	The Debtors’ Employees		33

		4.	The Debtors’ Stock		34

		5.	Options and Other Securities with Values Keyed to the Debtors’ Common Stock		34

		6.	The Debtors’ Prepetition Capital Structure		35

			a.	The Notes	35

			b.	The SVB Letter of Credit	36

			c.	Working Capital Facility	37

	B.	Summary of Events Leading to Commencement of the Chapter 11 Cases			37

		1.		Market Challenges Facing TerraVia	37

		2.		Prepetition Restructuring Initiatives	39

		3.		The Stalking Horse Agreement	43

	C.	The Chapter 11 Cases			44

		1.		Commencement of the Chapter 11 Cases	44

i

		2.	Automatic Stay		45

		3.	“First Day” Motions and Related Applications		45

		4.	Retention of Professional Advisors		47

		5.	Significant Events During the Chapter 11 Cases		47

			a.	Summary of Claims Process, Bar Dates and Claims Filed	47

			b.	Key Employee Compensation	49

		6.	The Sale of All of the Debtors’ Operating Assets		51

			a.	The Stalking Horse Agreement and Bidding Procedures	51

			b.	The Sale Process	52

		7.	Pending Litigation Proceedings and Claims		53

		8.	The Wind-down of the Estates		54

IV.	SUMMARY OF DEBTORS’ ASSETS; SUMMARY OF TREATMENT OF CLAIMS AND INTERESTS IN THE DEBTORS				55

	A.	Summary of Assets			55

	B.	Summary of Treatment of Claims and Equity Interests and Estimated Recoveries			55

V.	CONFIRMATION AND VOTING PROCEDURES				60

	A.	Confirmation Procedure			60

		1.	Confirmation Hearing		60

		2.	Procedure for Objections		61

		3.	Requirements for Confirmation		62

		4.	Classification of Claims and Equity Interests		62

		5.	Impaired Claims or Equity Interests		65

		6.	Confirmation Without Necessary Acceptances; Cramdown		67

		7.	Feasibility		69

		8.	Best Interests Test and Liquidation Analysis		70

	B.	Voting Procedures and Requirements			71

		1.	Eligibility to Vote on the Combined Disclosure Statement and Plan		71

		2.	Solicitation Notice		73

		3.	Voting Procedures and Voting Deadline		74

		4.	Acceptance of the Combined Disclosure Statement and Plan		77

VI.	CERTAIN RISK FACTORS TO BE CONSIDERED PRIOR TO VOTING				78

	A.	The Combined Disclosure Statement and Plan May Not Be Accepted			78

	B.	The Combined Disclosure Statement and Plan May Not Be Confirmed			79

	C.	Distributions to Holders of Allowed Claims under the Combined Disclosure Statement and Plan			79

	D.	Objections to Classification of Claims			80

	E.	Failure to Consummate the Combined Disclosure Statement and Plan			82

	F.	Allowance of Claims May Substantially Dilute the Recovery to Holders of Claims under the Combined Disclosure Statement and Plan			82

	G.	Plan Releases May Not Be Approved			83

	H.	Certain Tax Considerations			83

		1.	Introduction		83

		2.	Tax Consequences to Certain Creditors		85

			a.	Holders of Allowed General Unsecured Claims	85

			b.	Character of Gain or Loss	86

			c.	Distributions with Respect to Accrued but Unpaid Interest	87

			d.	Non-United States Persons	88

		3.	Information Reporting and Backup Withholding	90

		4.	Tax Consequences to the Debtors	90

		5.	Importance of Obtaining Professional Tax Assistance	91

VII.	TREATMENT OF UNCLASSIFIED CLAIMS			91

	A.	Treatment of DIP Facility Claims		91

	B.	Administrative Expense Bar Date; Filing of Administrative Expense Claims		93

	C.	Treatment of Administrative Expense Claims		94

	D.	Treatment of Priority Tax Claims		95

	E.	Filing of Professional Fee Claims; Treatment of Professional Claims		96

		1.	Fee Applications	96

		2.	Post-Effective Date Fees	96

		3.	Fee Escrow Account	97

VIII.	CLASSIFICATION AND TREATMENT OF OTHER CLAIMS AND OTHER INTERESTS			98

	A.	Classes and Treatment of Claims and Interests		99

	B.	Treatment of Claims and Interests		102

		1.	Other Secured Claims (Class 1)	102

		2.	Other Priority Claims (Class 2)	103

		3.	SVB Facility Claims (Class 3)	103

		4.	Convenience Claims (Class 4)	103

		5.	General Unsecured Claims (Class 5)	104

		6.	Section 510(b) Claims (Class 6)	104

		7.	Existing Equity Interests (Class 7)	104

		8.	Interests in Subsidiary Debtors (Class 8)	104

C.	Treatment of Intercompany Claims		105

D.	Special Provisions Regarding Unimpaired Claims		105

E.	Allowed Claims		105

IX. ACCEPTANCE OR REJECTION OF THE COMBINED DISCLOSURE STATEMENT AND PLAN			106

A.	Voting of Claims		106

B.	Presumed Acceptance of Plan		106

C.	Deemed Rejection of Plan		106

D.	Acceptance by Impaired Classes		107

E.	Elimination of Vacant Classes		107

F.	Voting Classes; Deemed Acceptance by Nonvoting Classes		107

G.	Confirmation Pursuant to Section 1129(b) of the Bankruptcy Code		108

H.	Modification and Severability as to Debtors; Reservation of Rights		108

X. PROVISIONS REGARDING THE PLAN ADMINISTRATOR			109

A.	Appointment of the Plan Administrator		109

B.	The Plan Administrator Agreement		110

C.	Rights, Powers and Duties of the Liquidating Debtors and the Plan Administrator		110

D.	Compensation of the Plan Administrator		111

E.	Indemnification		111

F.	Insurance		112

XI. PROVISIONS GOVERNING DISTRIBUTIONS			112

A.	Disbursing Agent		112

B.	Timing and Delivery of Distributions		114

	1.	Timing	114

v

	2.	De Minimis Distributions	114

	3.	Delivery of Distributions—Allowed Claims	115

	4.	Delivery of Distributions—Allowed Notes Claims; Surrender of Cancelled Instruments or Securities	117

C.	Manner of Payment under Combined Disclosure Statement and Plan		118

	1.	Allocation of Plan Distributions Between Principal and Interest	118

	2.	Compliance Matters	119

	3.	Foreign Currency Exchange Rate	120

	4.	Fractional Dollars	120

D.	Undeliverable or Non-negotiated Distributions		120

E.	Claims Paid by Third Parties		122

F.	Claims Payable by Third Parties		123

XII. DISPUTED CLAIMS			123

A.	Objections to Claims		123

B.	Resolution of Disputed Claims		124

C.	Estimation of Claims and Interests		124

D.	Payments and Distributions for Disputed Claims		126

	1.	No Distributions Pending Allowance or Settlement of Causes of Action	126

	2.	Disputed Claims Reserve	126

	3.	Distributions After Allowance	129

E.	No Amendments to Claims		129

F.	No Interest		130

XIII. IMPLEMENTATION OF CONFIRMATION OF COMBINED DISCLOSURE STATEMENT AND PLAN			130

A.	Corporate Action		130

	1.	Merger and Dissolution of Debtors	130

	2.	Certificate of Incorporation and Bylaws	133

	3.	No Further Action	133

	4.	Effectuating Documents	134

	5.	Further Transactions	134

B.	Cancellation of Existing Securities and Related Agreements and the Indentures		134

C.	Accounts and Reserves		136

	1.	Fee Escrow Account	136

	2.	Disputed Claims Reserve	136

	3.	Wind-down Account	136

	4.	Contingent DIP Obligations Indemnity Account	137

	5.	Other Reserves and Modifications to Reserves	137

D.	Privilege Matters		138

E.	Preservation of Documents		138

XIV. EFFECT OF CONFIRMATION OF COMBINED DISCLOSURE STATEMENT AND PLAN			139

A.	Vesting of Assets		139

B.	Release of Liens		139

C.	Releases and Discharges		140

D.	Term of Injunction or Stays		141

E.	Exculpation		141

F.	Release by the Debtors		142

G.	Voluntary Releases by the Holders of Claims or Interests		145

H.	Injunction		149

	I.	Setoff and Recoupment	150

	J.	Preservation of Causes of Action	151

	K.	Compromise and Settlement of Claims and Controversies	152

XV.	EXECUTORY CONTRACTS AND UNEXPIRED LEASES		153

	A.	Rejection of Executory Contracts and Unexpired Leases	153

	B.	Assumption of Directors and Officers Insurance Policies	154

	C.	Assumption of Certain Indemnification Obligations	155

	D.	Rejection Claims	157

	E.	Modifications, Amendments, Supplements, Restatements or Other Agreements	157

XVI.	CONDITIONS TO CONFIRMATION AND EFFECTIVENESS OF THE COMBINED DISCLOSURE STATEMENT AND PLAN		158

	A.	Conditions to Confirmation	158

	B.	Conditions to Effectiveness	158

	C.	Waiver of Conditions to Confirmation or Effectiveness	159

XVII.	MODIFICATION, REVOCATION OR WITHDRAWAL OF THE COMBINED DISCLOSURE STATEMENT AND PLAN		160

	A.	Combined Disclosure Statement and Plan Modifications	160

	B.	Revocation or Withdrawal of the Combined Disclosure Statement and Plan and Effects of Non-occurrence of Confirmation or Effective Date	161

XVIII.	RETENTION OF JURISDICTION		162

XIX.	MISCELLANEOUS PROVISIONS		165

	A.	Exemption from Transfer Taxes and Recording Fees	165

	B.	Expedited Tax Determination	165

	C.	Payment of Statutory Fees	165

	D.	Plan Supplement	166

E.	No Admission	166

F.	Substantial Consummation	166

G.	Section 1125 of the Bankruptcy Code	167

H.	Nonseverability	167

I.	Governing Law	168

J.	Binding Effect	168

K.	Notices	168

L.	Reservation of Rights	170

M.	Further Assurances	170

XX. RECOMMENDATION		171

THIS COMBINED DISCLOSURE STATEMENT AND PLAN WAS COMPILED FROM INFORMATION OBTAINED FROM NUMEROUS SOURCES BELIEVED TO BE ACCURATE TO THE BEST OF THE DEBTORS’ KNOWLEDGE, INFORMATION AND BELIEF. NO GOVERNMENTAL AUTHORITY HAS PASSED ON, CONFIRMED OR DETERMINED THE ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED HEREIN.

NOTHING STATED HEREIN SHALL BE (I) DEEMED OR CONSTRUED AS AN ADMISSION OF ANY FACT OR LIABILITY BY ANY PARTY, (II) ADMISSIBLE IN ANY PROCEEDING INVOLVING THE DEBTORS OR ANY OTHER PARTY, OR (III) DEEMED CONCLUSIVE EVIDENCE OF THE TAX OR OTHER LEGAL EFFECTS OF THE COMBINED DISCLOSURE STATEMENT AND PLAN ON THE DEBTORS OR HOLDERS OF CLAIMS OR INTERESTS. CERTAIN STATEMENTS CONTAINED HEREIN, BY NATURE, ARE FORWARD-LOOKING AND CONTAIN ESTIMATES AND ASSUMPTIONS. THERE CAN BE NO ASSURANCE THAT SUCH STATEMENTS WILL REFLECT ACTUAL OUTCOMES.

THE STATEMENTS CONTAINED HEREIN ARE MADE AS OF THE DATE HEREOF, UNLESS ANOTHER TIME IS SPECIFIED. THE DELIVERY OF THIS COMBINED DISCLOSURE STATEMENT AND PLAN SHALL NOT BE DEEMED OR CONSTRUED TO CREATE ANY IMPLICATION THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AT ANY TIME AFTER THE DATE HEREOF.

HOLDERS OF CLAIMS OR INTERESTS SHOULD NOT CONSTRUE THE CONTENTS OF THIS COMBINED DISCLOSURE STATEMENT AND PLAN AS PROVIDING ANY LEGAL, BUSINESS, FINANCIAL OR TAX ADVICE. THEREFORE, EACH SUCH HOLDER SHOULD CONSULT WITH ITS OWN LEGAL, BUSINESS, FINANCIAL AND TAX ADVISORS AS TO ANY SUCH MATTERS CONCERNING THE COMBINED DISCLOSURE STATEMENT AND PLAN AND THE TRANSACTIONS CONTEMPLATED HEREBY.

NO PARTY IS AUTHORIZED TO GIVE ANY INFORMATION WITH RESPECT TO THE COMBINED DISCLOSURE STATEMENT AND PLAN OTHER THAN THAT WHICH IS CONTAINED IN THIS COMBINED DISCLOSURE STATEMENT AND PLAN. NO REPRESENTATIONS CONCERNING THE DEBTORS OR THE VALUE OF THEIR PROPERTY HAVE BEEN AUTHORIZED BY THE DEBTORS OTHER THAN AS SET FORTH IN THIS COMBINED DISCLOSURE STATEMENT AND PLAN. ANY INFORMATION, REPRESENTATIONS OR INDUCEMENTS MADE TO OBTAIN AN ACCEPTANCE OF THE COMBINED DISCLOSURE STATEMENT AND PLAN OTHER THAN, OR INCONSISTENT WITH, THE INFORMATION CONTAINED HEREIN SHOULD NOT BE RELIED UPON BY ANY HOLDER OF A CLAIM OR INTEREST.

THIS COMBINED DISCLOSURE STATEMENT AND PLAN HAS BEEN PREPARED IN ACCORDANCE WITH SECTION 1125 OF THE BANKRUPTCY CODE AND BANKRUPTCY RULE 3016(b) AND NOT IN ACCORDANCE WITH FEDERAL OR STATE SECURITIES LAWS OR OTHER NON-APPLICABLE BANKRUPTCY LAWS. THIS COMBINED DISCLOSURE STATEMENT AND PLAN HAS NOT BEEN APPROVED OR DISAPPROVED BY THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION (THE “SEC”), NOR HAS THE SEC PASSED UPON THE ACCURACY OR ADEQUACY OF THE STATEMENTS CONTAINED HEREIN.

SEE ARTICLE VI OF THIS COMBINED DISCLOSURE STATEMENT AND PLAN, ENTITLED “CERTAIN RISK FACTORS TO BE CONSIDERED PRIOR TO VOTING,” FOR A DISCUSSION OF CERTAIN CONSIDERATIONS IN CONNECTION WITH A DECISION BY A HOLDER OF AN IMPAIRED CLAIM TO ACCEPT THE COMBINED DISCLOSURE STATEMENT AND PLAN.

2

I. INTRODUCTION

Pursuant to section 1121(a) of the Bankruptcy Code,2 the Debtors in the above-captioned jointly administered Chapter 11 Cases respectfully propose this Combined Disclosure Statement and Plan pursuant to sections 1125 and 1129 of the Bankruptcy Code. The Debtors are the proponents of the Combined Disclosure Statement and Plan under section 1129 of the Bankruptcy Code. The Combined Disclosure Statement and Plan constitutes a liquidating chapter 11 plan for the Debtors.

This Combined Disclosure Statement and Plan contains, among other things, a discussion of the Debtors’ history, businesses, properties and operations, risk factors associated with the Combined Disclosure Statement and Plan and a summary and analysis of the Combined Disclosure Statement and Plan, the Chapter 11 Cases and certain related matters. All holders of Claims that are eligible to vote on the Combined Disclosure Statement and Plan are encouraged to read the Combined Disclosure Statement and Plan in its entirety before voting to accept or reject the Combined Disclosure Statement and Plan.

The Combined Disclosure Statement and Plan contemplates the liquidation and dissolution of the Debtors and the resolution of all outstanding Claims and Interests. The Combined Disclosure Statement and Plan is the product of negotiations between the Debtors and certain of their stakeholders. The Debtors believe that the Combined Disclosure Statement and Plan is reflective of these good faith negotiations and will treat holders of Claims or Interests in an economic and fair manner. As discussed further herein, in developing the Combined Disclosure Statement and Plan,

[2]	Capitalized terms used but not otherwise defined in this introduction shall have the same meanings ascribed to them in Article II of the Combined Disclosure Statement and Plan.

the Debtors considered various issues relating to how the distributable value should be allocated, including, without limitation, (a) the value of the Estates on a consolidated and entity-by-entity basis, and the proper method of determining such value, (b) the value of any unencumbered assets after giving effect to a fair allocation of all Administrative Expense Claims and Priority Claims, (c) the projected recoveries of the Debtors’ stakeholders on a consolidated and entity-by-entity basis and (d) the nature and treatment of Intercompany Claims. The Debtors believe that the Combined Disclosure Statement and Plan strikes a fair and equitable balance between these competing factors and appropriately distributes value among their stakeholders in accordance with the Bankruptcy Code’s priority scheme.

Subject to the restrictions on modifications set forth in section 1127 of the Bankruptcy Code and Bankruptcy Rule 3019, and those restrictions on modifications set forth in Article XVII of the Combined Disclosure Statement and Plan, the Debtors expressly reserve the right to alter, amend or modify (one or more times) or revoke or withdraw the Combined Disclosure Statement and Plan before its substantial consummation.

II. DEFINITIONS AND CONSTRUCTION OF TERMS

A.	Definitions

Unless the context requires otherwise, the following terms used in the Combined Disclosure Statement and Plan shall have the following meanings:

1. “5.00% Convertible Senior Subordinated Notes” means those certain 5.00% Convertible Senior Subordinated Notes due 2019 issued in the aggregate principal amount of $149,500,000 pursuant to the 5.00% Convertible Senior Subordinated Notes Indenture.

2. “5.00% Convertible Senior Subordinated Notes Claim” means a Claim asserted against TerraVia by a holder of, and on account of, a 5.00% Convertible Senior Subordinated Note.

3. “5.00% Convertible Senior Subordinated Notes Indenture” means that certain indenture, dated as of April 1, 2014, by and between TerraVia and the 5.00% Convertible Senior Subordinated Notes Trustee, as the same may be amended, supplemented, revised or modified from time to time.

4. “5.00% Convertible Senior Subordinated Notes Trustee” means GLAS Trust Company LLC, as successor trustee to Wells Fargo Bank, National Association, solely in its capacity as indenture trustee under the 5.00% Convertible Senior Subordinated Notes Indenture.

5. “6.00% Convertible Senior Subordinated Notes” means those certain 6.00% Convertible Senior Subordinated Notes due 2018 issued in the aggregate principal amount of $125,000,000 pursuant to the 6.00% Convertible Senior Subordinated Notes Indenture.

6. “6.00% Convertible Senior Subordinated Notes Claim” means a Claim asserted against TerraVia by a holder of, and on account of, a 6.00% Convertible Senior Subordinated Note.

7. “6.00% Convertible Senior Subordinated Notes Indenture” means that certain indenture, dated as of January 24, 2013, by and between TerraVia and the 6.00% Convertible Senior Subordinated Notes Trustee, as the same may be amended, supplemented, revised or modified from time to time.

8. “6.00% Convertible Senior Subordinated Notes Trustee” means Wilmington Trust, N.A., as successor trustee to Wells Fargo Bank, National Association, solely in its capacity as indenture trustee under the 6.00% Convertible Senior Subordinated Notes Indenture.

9. “Adjustment Distribution” has the meaning set forth in Article XII.D.2 hereof.

10. “Administrative Expense Claim” means a Claim for payment of an administrative expense of a kind specified in section 503(b) of the Bankruptcy Code and entitled to priority pursuant to section 507(a)(2) of the Bankruptcy Code, including, but not limited to, the Professional Fee Claims and the KEIP Payments.

11. “Administrative Expense Claim Bar Date” means the date that is 30 calendar days after the Effective Date.

12. “Affiliate” means an “affiliate” as defined in section 101(2) of the Bankruptcy Code.

13. “Allowed” means, with respect to Claims, any Claim that (a) is evidenced by a Proof of Claim filed by the applicable Bar Date or that is not required to be evidenced by a filed Proof of Claim under the Bankruptcy Code or a Final Order, (b) is listed on the Schedules as of the Effective Date as not Contingent, not Unliquidated and not Disputed and for which no Proof of Claim has been timely filed, (c) has been compromised, settled or otherwise resolved pursuant to the authority granted to the Debtors by a Final Order of the Bankruptcy Court or (d) is allowed pursuant to the Combined Disclosure Statement and Plan or a Final Order; provided, that with respect to any Claim described in clauses (a) or (b) above, such Claim shall be considered Allowed only if, and to the extent that, with respect to any Claim, no objection to the allowance thereof, request for estimation, motion to deem the Schedules amended or other challenge has been interposed within the applicable period of time fixed by the Combined Disclosure Statement and Plan or the Bankruptcy Court, if any, or such a challenge is so interposed and the Claim shall have been Allowed for distribution purposes only by a Final Order. Any Claim that has been or is hereafter listed on the Schedules as Contingent, Unliquidated or Disputed and for which no Proof of Claim has been timely filed is not considered Allowed and shall be expunged without further action by the Debtors, the Liquidating Debtors or the Plan Administrator, as applicable, and without any further notice to or action, order or approval of the Bankruptcy Court. Notwithstanding anything to the contrary herein, no Claim of any Entity subject to section 502(d) of the Bankruptcy Code shall be deemed Allowed unless and until such Entity pays in full the amount that it owes such Debtor or Liquidating Debtor, as applicable. In addition, “Allowed” means, with respect to any Interest, such Interest is reflected as outstanding (other than any such Interest held by any Debtor or any subsidiary of a Debtor) in the stock transfer ledger or similar register of the applicable Debtor on the Distribution Record Date and is not subject to any objection or challenge.

14. “Avoidance Actions” means any and all avoidance, recovery, subordination or other claims, actions or remedies that may be brought by or on behalf of the Debtors or their Estates or other authorized parties in interest under the Bankruptcy Code or applicable non-bankruptcy law, including actions or remedies under sections 502, 510, 542, 544, 545, 547 through and including 553 and 724(a) of the Bankruptcy Code.

15. “Ballot” means the voting form distributed to each holder of an Impaired Claim entitled to vote on the Combined Disclosure Statement and Plan, on which the holder is to indicate acceptance or rejection of the Combined Disclosure Statement and Plan in accordance with the voting instructions and make any other elections or representations required pursuant to the Combined Disclosure Statement and Plan.

16. “Bankruptcy Code” means title 11 of the United States Code, as now in effect or hereafter amended, to the extent applicable to the Chapter 11 Cases.

17. “Bankruptcy Court” means the United States Bankruptcy Court for the District of Delaware, and, with respect to withdrawal of any reference under section 157 of title 28 of the United States Code and/or order of a district court pursuant to section 157(a) of title 28 of the United States Code with respect to the Chapter 11 Cases, the United States District Court for the District of Delaware.

18. “Bankruptcy Court’s Website” means http://www.deb.uscourts.gov.

19. “Bankruptcy Rules” means the Federal Rules of Bankruptcy Procedure, each as now in effect or as hereafter amended, to the extent applicable to the Chapter 11 Cases.

20. “Bar Date” means, with respect to any particular Claim, the specific date established by the Bankruptcy Court as the last day for filing Proofs of Claim against the Debtors or requests in the Chapter 11 Cases for that specific Claim.

21. “Bar Date Order” means the Order Establishing Deadline for Filing Proofs of Claim and Approving the Form and Manner of Notice Thereof [D.I. 188].

22. “Beneficial Holder” means, with respect to any security, the Entity having the Beneficial Ownership of such security.

23. “Beneficial Ownership” means, with respect to any security, the “beneficial ownership” of such security as determined pursuant to Rule 13d-3 of the Exchange Act.

24. “Business Day” means any day other than a Saturday, a Sunday, a “legal holiday” (as defined in Bankruptcy Rule 9006(a)) or any other day on which banking institutions in New York, New York are required or authorized to close by law or executive order.

25. “Cash” means legal tender of the United States of America or equivalents thereof, including, without limitation, payment in such tender by check, wire transfer or any other customary payment method.

26. “Cause of Action” means any claims, interests, damages, remedies, causes of action, demands, rights, actions, suits, obligations, liabilities, accounts, defenses, offsets, powers, privileges, licenses, liens, indemnities, guaranties and franchises of any kind or character whatsoever, whether known or unknown, foreseen or unforeseen, existing or hereinafter arising, contingent or noncontingent, liquidated or unliquidated, secured or unsecured, assertable, directly or derivatively, matured or unmatured, suspected or unsuspected, in contract, tort, law, equity or otherwise. Causes of Action also include: (a) all rights of setoff, counterclaim or recoupment and claims under contracts or for breaches of duties imposed by law; (b) the right to object to or otherwise contest Claims or Interests; (c) claims pursuant to sections 362, 510, 542, 543, 544 through 550 or 553 of the Bankruptcy Code; and (d) such claims and defenses as fraud, mistake, duress and usury and any other defenses set forth in section 558 of the Bankruptcy Code.

27. “Chapter 11 Cases” means the cases under chapter 11 of the Bankruptcy Code commenced by the Debtors on or after the Petition Date (and not otherwise dismissed), currently pending in the Bankruptcy Court that are jointly administered in the case styled In re TerraVia Holdings, Inc., et al., Case No. 17-11655 (CSS).

28. “Claim” means any “claim” against a Debtor as defined in section 101(5) of the Bankruptcy Code.

29. “Claims Objection Deadline” means 11:59 p.m. (prevailing Eastern Time) on the 365th calendar day after the Effective Date, subject to further extensions and/or exceptions as may be ordered by the Bankruptcy Court.

30. “Claims Register” means the official register of Claims maintained by the Solicitation and Claims Agent.

31. “Class” means any group of Claims or Interests classified by the Combined Disclosure Statement and Plan pursuant to section 1122(a) of the Bankruptcy Code.

32. “Collateral” means any property or interest in property of the Debtors or their Estates subject to a Lien to secure the payment or performance of a Claim, which Lien is not subject to avoidance and is not otherwise invalid under the Bankruptcy Code or other applicable law.

33. “Combined Disclosure Statement and Plan” means this Combined Disclosure Statement and Chapter 11 Plan of Liquidation Proposed by the Debtors including, without limitation, the Plan Supplement and all exhibits, supplements, appendices and schedules hereto, either in their present form or as the same may be altered, amended or modified from time to time hereunder or in accordance with applicable law.

34. “Confirmation” means confirmation of the Combined Disclosure Statement and Plan pursuant to section 1129 of the Bankruptcy Code.

35. “Confirmation Date” means the date on which the Confirmation Order is entered by the Bankruptcy Court on the jointly administered docket of the Chapter 11 Cases.

36. “Confirmation Hearing” means the hearing held by the Bankruptcy Court to consider (a) approval of the Combined Disclosure Statement and Plan as providing adequate information pursuant to section 1125 of the Bankruptcy Code, and (b) confirmation of the Combined Disclosure Statement and Plan pursuant to sections 1128 and 1129 of the Bankruptcy Code, as such hearing may be adjourned or continued from time to time.

37. “Confirmation Order” means the order of the Bankruptcy Court entered pursuant to section 1129 of the Bankruptcy Code (a) approving the Combined Disclosure Statement and Plan as providing adequate information pursuant to section 1125 of the Bankruptcy Code and (b) confirming the Combined Disclosure Statement and Plan, in form and substance reasonably acceptable to the Required DIP Lenders, pursuant to section 1129 of the Bankruptcy Code.

38. “Contingent” means, when used in reference to a Claim, any Claim, the liability for which attaches or is dependent upon the occurrence or happening of, or is triggered by, an event that has not yet occurred as of the date on which such Claim is sought to be estimated or on which an objection to such Claim is filed, whether or not such event is within the actual or presumed contemplation of the holder of such Claim and whether or not a relationship between the holder of such Claim and the applicable Debtor now or hereafter exists or previously existed.

39. “Contingent DIP Obligations” means all of the Debtors’ obligations under the DIP Facility Documents and the Final DIP Order that are Contingent and/or Unliquidated (including, without limitation, those set forth in Article 2 and Section 11.03 of the DIP Credit Agreement), other than DIP Facility Claims that are paid in full in Cash on or prior to the Effective Date and Contingent indemnification obligations as to which a claim has been asserted on or prior to the Effective Date.

40. “Convenience Claim” means the holder of a General Unsecured Claim that is not a Notes Claim (i) whose aggregate General Unsecured Claims total $20,000 or less, or (ii) who agreed to reduce its aggregate General Unsecured Claims to $20,000 by affirmatively electing treatment as a Convenience Claim on its Class 5 Ballot.

41. “Convenience Claim Pool” means an amount equal to $500,000.

42. “Creditor” means any holder of a Claim.

43. “D&O Liability Insurance Policies” means all insurance policies for directors’, managers’ and officers’ liability (including employment practices liability and fiduciary liability) maintained by the Debtors prior to the Effective Date, including as such policies may extend to employees, and any such policies that are “tail” policies.

44. “Debtors” means TerraVia Holdings, Inc., Solazyme Brazil LLC and Solazyme Manufacturing 1, LLC. To the extent that the context requires any reference to the Debtors after the Effective Date, Debtors shall mean the Liquidating Debtors.

45. “Debtors’ Case Information Website” means the website established by the Solicitation and Claims Agent after the Petition Date that contains information regarding the Chapter 11 Cases, available at http://www.kccllc.net/TerraVia.

46. “DIP Agent” means Wilmington Fund Savings Society, FSB, solely in its capacity as administrative agent and collateral agent under the DIP Credit Agreement.

47. “DIP Credit Agreement” means that certain Senior Secured Superpriority Debtor-in-Possession Credit and Security Agreement, dated as of August 8, 2017, by and among, TerraVia, as borrower, the guarantors party thereto, the DIP Lenders party thereto from time to time and the DIP Agent, as approved by the Bankruptcy Court in the Final DIP Order, including any amendments, restatements, modifications or extensions thereof.

48. “DIP Facility” means the new money debtor-in-possession facility in the aggregate amount of $10,000,000 funded by the DIP Lenders pursuant to the DIP Credit Agreement.

49. “DIP Facility Claim” means a Claim asserted against the Debtors by a holder of, and on account of, the DIP Facility, including, without limitation, principal, accrued and unpaid interest, any reimbursement obligations (contingent or otherwise), all fees, expenses, and disbursements (including, without limitation, attorneys’ fees, financial advisors’ fees, success fees, and related expenses and disbursements incurred by, or on behalf of, the DIP Agent), indemnification obligations, all other charges, amounts, and costs of whatever nature owing, whether or not Contingent, whenever arising, accrued, accruing, due, owing or chargeable in respect thereof.

50. “DIP Facility Documents” means, collectively, all loan, security and other documents and filings, in each case related to the DIP Facility.

51. “DIP Lender” means any lender under the DIP Facility.

52. “Disallowed” means, when used in reference to a Claim, all or that portion, as applicable, of any Claim that has been disallowed under the Combined Disclosure Statement and Plan, the Bankruptcy Code, applicable law or by a Final Order.

53. “Disbursing Agent” means TerraVia or any Person or Entity designated or retained by the Liquidating Debtors or the Plan Administrator, as applicable, in their sole discretion and without the need for any further order of the Bankruptcy Court, to serve as disbursing agent under the Combined Disclosure Statement and Plan, including, without limitation, the Indenture Trustees and the DIP Agent to the extent they make or facilitate distributions under the Combined Disclosure Statement and Plan.

54. “Disputed” means, when used in reference to a Claim, any Claim or any portion thereof that is neither an Allowed Claim nor a Disallowed Claim.

55. “Disputed Claims Reserve” means a reserve of Cash that may be funded on or after the Effective Date pursuant to Article XII.D hereof.

56. “Distribution Date” means any of (a) the Initial Distribution Date, (b) each Interim Distribution Date and (c) the Final Distribution Date.

57. “Distribution Record Date” means the Confirmation Date or, with respect to securities held by DTC, the Initial Distribution Date.

58. “DTC” means The Depository Trust Company.

59. “Effective Date” means the Business Day selected by the Debtors, in consultation with the Required DIP Lenders, that is (a) on or after the Confirmation Date and on which date no stay of the Confirmation Order is in effect and (b) on or after the date on which the conditions to effectiveness of the Combined Disclosure Statement and Plan specified in Article XVI.B of the Combined Disclosure Statement and Plan have been either satisfied or waived as set forth herein.

60. “Entity” means an “entity” as defined in section 101(15) of the Bankruptcy Code.

61. “Estate” means, individually, the estate of each of the Debtors and, collectively, the estates of all of the Debtors created under section 541 of the Bankruptcy Code.

62. “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

63. “Exculpated Parties” means, collectively, solely in their capacity as such, the Debtors, the Plan Administrator and their respective subsidiaries, affiliates, current and former officers and directors, principals, members, partners, managers, employees, agents, advisory board members, financial advisors, attorneys, accountants, investment bankers, consultants, representatives and all other retained Professionals.

64. “Existing Equity Interests” means all Interests in TerraVia immediately prior to the commencement of TerraVia’s Chapter 11 Case, including all equity, warrants, options and common shares.

65. “Fee Escrow Account” means an interest-bearing account in an amount equal to the total estimated amount of unpaid Professional Fee Claims and funded by the Debtors on the Effective Date.

66. “Final DIP Order” means the Final Order Pursuant To 11 U.S.C. §§ 105, 362, 364(c), 364(d)(1), 364(e), 503 and 507 (i) Authorizing the Debtors To Obtain Senior Secured Super-Priority Post-Petition Financing, (ii) Granting Liens and Providing Superpriority Administrative Expense Status, (iii) Modifying the Automatic Stay and (iv) Granting Related Relief entered on September 5, 2017 [D.I. 223].

67. “Final Distribution Date” means a date selected by the Liquidating Debtors in their sole discretion that is no earlier than 20 calendar days after the date on which all Disputed Claims have become either Allowed Claims or Disallowed Claims.

68. “Final Order” means an order or judgment of the Bankruptcy Court or any other court of competent jurisdiction that has been entered on the docket in the Chapter 11 Cases (or the docket of such other court) that is not subject to a stay and has not been modified, amended, reversed or vacated and as to which (a) the time to appeal, petition for certiorari or move for a new trial, reargument or rehearing pursuant to Bankruptcy Rule 9023 has expired and as to which no appeal, petition for certiorari or other proceedings for a new trial, reargument or rehearing shall then be pending or (b) if an appeal, writ of certiorari, new trial, reargument or rehearing thereof has been sought, such order or judgment shall have been affirmed by the highest court to which such order was appealed, or certiorari shall have been denied or a new trial, reargument or rehearing shall have been denied or resulted in no modification of such order, and the time to take any further appeal, petition for certiorari or move for a new trial, reargument or rehearing shall have expired.

69. “General Unsecured Claim” means any Claim that is not an Administrative Expense Claim, DIP Facility Claim, Intercompany Claim, Priority Claim, Secured Claim, Convenience Claim or SVB Facility Claim.

70. “Governmental Unit” means a “governmental unit” as defined in section 101(27) of the Bankruptcy Code.

71. “Impaired” means, when used in reference to a Class, any Class that is impaired within the meaning of section 1124 of the Bankruptcy Code.

72. “Indemnification Obligations” means any obligation of any Debtor to indemnify directors, officers or employees of any of the Debtors who served in such capacity, with respect to or based upon any act or omission taken or omitted in any of such capacities, or for or on behalf of any Debtor, whether pursuant to agreement, the Debtors’ respective articles or certificates of incorporation, corporate charters, bylaws, operating agreements or similar corporate documents or other applicable contract or law in effect as of the Effective Date.

73. “Indenture Trustees” means, collectively, the 5.00% Convertible Senior Subordinated Notes Trustee and the 6.00% Convertible Senior Subordinated Notes Trustee.

74. “Indentures” means the 5.00% Convertible Senior Subordinated Notes Indenture and the 6.00% Convertible Senior Subordinated Notes Indenture.

75. “Initial Distribution Date” means a date selected by the Liquidating Debtors or the Plan Administrator, as applicable, that is on, or as soon as reasonably practicable after, the Effective Date, which shall be the date on which initial distributions under the Combined Disclosure Statement and Plan are made.

76. “Insurance Contract” means (a) all insurance policies that have been issued or provide coverage at any time to (i) the Debtors’ current or former officers, directors, and/or employees, each in their respective capacity as such and/or (ii) any of the Debtors, and/or (b) all agreements, documents or instruments relating to such insurance policies.

77. “Insurer” means any company or other entity that issued an Insurance Contract and any respective predecessors and/or affiliates thereof.

78. “Intercompany Claim” means any Claim by a Debtor against another Debtor.

79. “Interest” means any “equity security” in a Debtor as defined in section 101(16) of the Bankruptcy Code, including, without limitation, all issued, unissued, authorized or outstanding ownership interests (including common and preferred) or other equity interests, together with any warrants, options, convertible securities, liquidating preferred securities or contractual rights to purchase or acquire any such equity interests at any time and all rights arising with respect thereto.

80. “Interim Approval and Procedures Order” means the Order [D.I. 367] entered by the Bankruptcy Court on November 16, 2017, conditionally approving the Combined Disclosure Statement for solicitation purposes only and authorizing the Debtors to solicit the Combined Disclosure Statement and Plan.

81. “Interim Distribution Date” means the date that is no later than 180 calendar days after the Initial Distribution Date or the most recent Interim Distribution Date thereafter, which shall be the date on which interim distributions under the Combined Disclosure Statement and Plan are made, with such periodic Interim Distribution Dates occurring until the Final Distribution Date has occurred, it being understood that the Liquidating Debtors may increase the frequency of Interim Distribution Dates in their sole discretion as circumstances warrant.

82. “KEIP Payments” means payments made to certain employees of the Debtors pursuant to the Order (i) Approving Debtors’ Key Executive Incentive Plan and (ii) Authorizing Financial Institutions to Honor and Process Related Checks and Transfers [D.I. 193].

83. “Lien” means a “lien” as defined in section 101(37) of the Bankruptcy Code.

84. “Liquidating Debtors” means, collectively, the Debtors and any successors thereto, whether by merger, consolidation or otherwise, on and after the Effective Date.

85. “Liquidating Subsidiary Debtors” means, collectively, the Debtors, except TerriaVia, and any successors thereto, whether by merger, consolidation or otherwise, on and after the Effective Date.

86. “Liquidating TerraVia” means TerraVia and any successors thereto, whether by merger, consolidation or otherwise, on and after the Effective Date.

87. “Litigation Claims” means any Claim for Causes of Action commenced against the Debtors.

88. “Local Rules” means the Local Bankruptcy Rules of the United States Bankruptcy Court for the District of Delaware.

89. “Merger Date” has the meaning set forth in Article XIII.A.1 of the Combined Disclosure Statement and Plan.

90. “Notes” means, collectively, the 5.00% Convertible Senior Subordinated Notes and the 6.00% Convertible Senior Subordinated Notes.

91. “Notes Claims” means, collectively, the 5.00% Convertible Senior Subordinated Notes Claims and the 6.00% Convertible Senior Subordinated Notes Claims.

92. “Other Priority Claim” means a Claim, other than an Administrative Expense Claim or a Priority Tax Claim, entitled to priority in right of payment pursuant to section 507(a) of the Bankruptcy Code.

93. “Other Secured Claim” means any Secured Claim or portion thereof excluding DIP Facility Claims and SVB Facility Claims.

94. “Person” means a “person” as defined in section 101(41) of the Bankruptcy Code.

95. “Petition Date” means August 2, 2017.

96. “Plan Administrator” means Emerald Capital Advisors Corp., as designated by the Debtors prior to the Confirmation Date and approved by the Bankruptcy Court pursuant to the Confirmation Order to administer the Combined Disclosure Statement and Plan in accordance with the terms of the Combined Disclosure Statement and Plan and the Plan Administrator Agreement, to be the sole officer and/or responsible Person for the Liquidating Debtors, and to take such other actions as may be authorized under the Plan Administrator Agreement, and any successor thereto.

97. “Plan Administrator Agreement” means the agreement by and among the Debtors and the Plan Administrator specifying the rights, duties and responsibilities of, and to be performed by, the Plan Administrator under the Combined Disclosure Statement and Plan.

98. “Plan Administrator Professionals” means the agents, financial advisors, attorneys, consultants, independent contractors, representatives and other professionals of the Plan Administrator and the Liquidating Debtors (in each case, solely in their capacities as such).

99. “Plan Documents” means the agreements, instruments and documents to be executed, delivered, assumed and/or performed in conjunction with the consummation of the Combined Disclosure Statement and Plan on and after the Effective Date, including, without limitation, those contained in the Plan Supplement.

100. “Plan Supplement” means, collectively, the documents, agreements, instruments, schedules and exhibits and forms thereof, each in form and substance reasonably acceptable to the Required DIP Lenders, to be filed as specified in Article XIX.D of the Combined Disclosure Statement and Plan as the Plan Supplement, as each such document, agreement, instrument, schedule and exhibit and form thereof may be altered, restated, modified or replaced from time to time, including subsequent to the filing of any such documents. Each such document, agreement, instrument, schedule or exhibit or form thereof is referred to herein as a “Plan Supplement.”

101. “Priority Claims” means, collectively, Priority Tax Claims and Other Priority Claims.

102. “Priority Tax Claim” means a Claim (whether secured or unsecured) of a Governmental Unit against any Debtor entitled to priority pursuant to section 507(a)(8) or specified under section 502(i) of the Bankruptcy Code.

103. “Professional” means a person retained in the Chapter 11 Cases by separate Bankruptcy Court order pursuant to sections 327 and 1103 of the Bankruptcy Code or otherwise.

104. “Professional Fee Claims” means an Administrative Expense Claim of a Professional against any Debtor for compensation for services rendered or reimbursement of costs, expenses or other charges and disbursements incurred during the period from the Petition Date up to, but not including, the Effective Date.

105. “Proof of Claim” means a proof of Claim filed against any Debtor in accordance with the Bar Date Order.

106. “Ratable Share” means, as of a date certain, for an Allowed Claim in a particular Class, the ratio of such Allowed Claim to the aggregate amount of all Allowed Claims in that Class and other Classes entitled to share in the same recovery as such Allowed Claim as of such date.

107. “Reinstated” or “Reinstatement” means (a) leaving unaltered the legal, equitable and contractual rights to which a Claim or Interest entitles the holder thereof so as to leave such Claim or Interest Unimpaired in accordance with section 1124 of the Bankruptcy Code or (b) notwithstanding and without giving effect to any contractual provision or applicable law that entitles a Creditor to demand or receive accelerated payment of a Claim after the occurrence of a default, (i) curing any such default that occurred before or after the Petition Date, other than a default of a kind specified in section 365(b)(2) of the Bankruptcy Code, (ii) reinstating the maturity of such Claim as such maturity existed before such default, (iii) compensating the Creditor for any damages incurred as a result of any reasonable reliance by such Creditor on such contractual provision or such applicable law and (iv) not otherwise altering the legal, equitable or contractual rights to which such Claim entitles the Creditor.

108. “Rejection Bar Date” means the deadline for filing Proofs of Claim arising from the rejection of an executory contract or unexpired lease pursuant to the Combined Disclosure Statement and Plan, which deadline shall be 30 calendar days after the Debtors serve notice of the entry of an order (including, without limitation, the Confirmation Order) approving the rejection of such executory contract or unexpired lease.

109. “Rejection Claim” means a Claim under section 502(g) of the Bankruptcy Code.

110. “Released Parties” means (a) the Debtors and the Debtors’ non-Debtor subsidiaries, (b) the Liquidating Debtors, (c) the DIP Lenders, (d) the DIP Agent, (e) the Plan Administrator, (f) the Indenture Trustees, (g) the holders of the Notes Claims provided such holder votes to accept the Combined Disclosure Statement and Plan and does not opt-out of the releases contained in the Combined Disclosure Statement and Plan, and (h) as to each of the foregoing Entities in clauses (a) through (g), each such Entity’s predecessors, successors and assigns, subsidiaries, affiliates, managed accounts or funds and their current and former officers, directors, managers, partners, principals, shareholders, members, employees, agents, advisory board members, financial advisors, attorneys, accountants, investment bankers, consultants, representatives, management companies, fund advisors and other Professionals (in each case as to the foregoing Entities in clauses (a) through (f), solely in their capacity as such).

111. “Releasing Parties” means collectively, (a) each Released Party, (b) each holder of a Claim that (i) votes to accept the Combined Disclosure Statement and Plan (ii) is conclusively deemed to have accepted the Combined Disclosure Statement and Plan, (iii) receives a Ballot but abstains from voting on the Combined Disclosure Statement and Plan and does not check the appropriate box on such holder’s timely submitted Ballot to indicate that such holder elects to opt out of the release contained in the Combined Disclosure Statement and Plan and/or (iv) votes to reject the Combined Disclosure Statement and Plan and does not elect (as permitted on the Ballots) to opt out of the releases contained in the Combined Disclosure Statement and Plan and (c) as to each of the foregoing Entities in clauses (a) and (b), each such Entity’s predecessors, successors and assigns, subsidiaries, affiliates, managed accounts or funds and their current and former officers, directors, managers, partners, principals, shareholders, members, employees, agents, advisory board members, financial advisors, attorneys, accountants, investment bankers, consultants, representatives, management companies, fund advisors and other professionals (in each case as to the foregoing Entities in clauses (a) and (b), solely in their capacity as such).

112. “Required DIP Lenders” means, as of any date of determination, DIP Lenders holding more than 50.0% of the DIP Commitments of the DIP Loans (each as defined in the DIP Credit Agreement) in the aggregate.

113. “Sale Orders” means the Order (A) Approving Sale of Debtors’ Assets Free and Clear of Liens, Claims, Interests and Encumbrances and (B) Granting Related Relief [D.I. 271] and the Order (A) Approving Sale of Debtors’ Assets Free and Clear of Liens, Claims, Interests and Encumbrances, (B) Authorizing Assumption and Assignment of Executory Contracts and Unexpired Leases, (C) Approving the Consent and Settlement Agreement and (D) Granting Related Relief [D.I. 273].

114. “Sale Proceeds” means the Cash and other consideration received by the Debtors pursuant to the sales approved by the Sale Orders.

115. “Schedules” means the schedules of assets and liabilities and the statements of financial affairs filed by the Debtors pursuant to section 521 of the Bankruptcy Code, as such schedules and statements have been or may be supplemented, modified or amended from time to time.

116. “Section 510(b) Claim” means a Claim or Cause of Action against any of the Debtors (a) arising from rescission of a purchase or sale of shares, notes or any other securities of any of the Debtors or an Affiliate of any of the Debtors, (b) for damages arising from the purchase or sale of any such security, (c) for violations of the securities laws, misrepresentations or any similar Claims related to the foregoing or otherwise subject to subordination under section 510(b) of the Bankruptcy Code, (d) for reimbursement, contribution or indemnification allowed under section 502 of the Bankruptcy Code on account of any such Claim, including Claims based upon allegations that the Debtors made false and misleading statements or engaged in other deceptive acts in connection with the offer or sale of securities or (e) for attorneys’ fees, other charges or costs incurred on account of any of the foregoing Claims or Causes of Action.

117. “Secured Claim” means a Claim (a) secured by a Lien on Collateral to the extent of the value of such Collateral, as determined in accordance with section 506(a) of the Bankruptcy Code or (b) subject to a valid right of setoff pursuant to section 553 of the Bankruptcy Code.

118. “Securities Act” means the Securities Act of 1933, as amended.

119. “Servicer” means an indenture trustee, owner trustee, pass-through trustee, subordination agent, agent, servicer or any other authorized representative of Creditors recognized by the Debtors or the Liquidating Debtors.

120. “Solicitation and Claims Agent” means Kurtzman Carson Consultants LLC, the notice, claims, solicitation and balloting agent retained by the Debtors in the Chapter 11 Cases.

121. “Subsidiary Debtors” means, collectively, each of the Debtors except TerraVia.

122. “SVB” means Silicon Valley Bank.

123. “SVB Facility” means that certain Amended and Restated Loan and Security Agreement, dated as of May 2, 2017, by and between SVB and TerraVia.

124. “SVB Facility Claim” means a Claim asserted against TerraVia by SVB on account of the SVB Facility.

125. “TerraVia” means TerraVia Holdings, Inc.

126. “Total Distributable Cash” means, on the Initial Distribution Date or Interim Distribution Date, as applicable, the sum of the amount of Cash available for distribution to Holders of Allowed General Unsecured Claims.

127. “Transfer” means as to any security or the right to receive a security or to participate in any offering of any security (each, a “security” for purposes of this definition), the sale, transfer, pledge, hypothecation, encumbrance, assignment, constructive sale, participation in or other disposition of such security or the Beneficial Ownership thereof, the offer to make such a sale, transfer, constructive sale or other disposition, and each option, agreement, arrangement or understanding, whether or not in writing and whether or not directly or indirectly, to effect any of the foregoing. The term “constructive sale” for purposes of this definition means a short sale with respect to such security, entering into or acquiring an offsetting derivative contract with respect to such security, entering into or acquiring a futures or forward contract to deliver such security or entering into any transaction that has substantially the same effect as any of the foregoing.

128. “Unimpaired” means any Claim or Interest that is not Impaired.

129. “United States of America” or “United States” means the United States of America and its federal agencies.

130. “Unliquidated” means, when used in reference to a Claim, any Claim, the amount of liability for which has not been fixed, whether pursuant to an agreement, applicable law or otherwise, as of the date on which such Claim is sought to be estimated.

131. “Voting Deadline” means 6:00 p.m. (prevailing Eastern Time) on December 29, 2017.

132. “Voting Record Date” means the record date for voting on the Combined Disclosure Statement and Plan, which shall be November 16, 2017.

133. “Wind-down Account” means the account that holds all Cash owned by the Liquidating Debtors less the amounts in the Disputed Claims Reserve.

134. “Wind-down Budget” means a budget to be prepared by the Debtors, and subject to the reasonable consent of the Required DIP Lenders and DIP Agent, which may be amended from time to time following the Effective Date by the Plan Administrator and which shall estimate the funds necessary to administer the Combined

Disclosure Statement and Plan and wind down the Debtors’ affairs, including, but not limited to, the costs of holding and liquidating the Estates’ remaining property, objecting to Claims, paying the fees and expenses of the Plan Administrator’s Professionals, making distributions, paying in full accrued but unpaid Allowed Administrative Expense Claims (other than Professional Fee Claims), Allowed DIP Facility Claims, Allowed Priority Claims, Allowed Other Secured Claims, Allowed SVB Facility Claims or Allowed Convenience Claims, prosecuting Claims and Causes of Action held by the Estates against third parties that are not released, waived or transferred pursuant to the Combined Disclosure Statement and Plan (including pursuant to Article XIV) or otherwise, defending or estimating Claims or costs against the Estates, paying taxes, filing tax returns, funding payroll and other employee costs, providing for the purchase of errors and omissions insurance and/or other forms of indemnification for the Plan Administrator, in each case, to the extent applicable, and for all such items and other costs of administering the Combined Disclosure Statement and Plan, the Estates and the Liquidating Debtors (other than the Fee Escrow Account and the Disputed Claims Reserve).

B.	Rules of Interpretation

Unless otherwise specified, all article, section, exhibit, schedule or Plan Supplement references in the Combined Disclosure Statement and Plan are to the respective article in, section in, exhibit to, schedule to or Plan Supplement to the Combined Disclosure Statement and Plan, as the same may be amended, waived or modified from time to time in accordance with the terms hereof or thereof. The words “herein,” “hereof,” “hereto,” “hereunder” and other words of similar import refer to the Combined Disclosure Statement and Plan as a whole and not to any particular article, section, subsection or clause contained herein. The rules of construction set forth in section 102 of the Bankruptcy Code are incorporated herein. Any pronoun stated in the masculine, feminine or neuter gender shall include the masculine, feminine and neuter gender. Captions and headings in the Combined Disclosure Statement and Plan are inserted for convenience of reference only and are not intended to be a part of or to affect the interpretation hereof. Whenever the words “include,” “includes” or “including” are used in the Combined Disclosure Statement and Plan, they shall be deemed to be followed by the words “without limitation,” whether or not they are in fact followed by those words or words of like import. References from or through any date mean, unless otherwise specified, from and including or through and including, respectively. Any references herein to a contract, instrument, release, indenture or other agreement or document being in a particular form or on particular terms and conditions means that such document will be substantially in such form or substantially on such terms and conditions. If a particular term of the Combined Disclosure Statement and Plan (including any exhibits, schedules or Plan Supplement hereto) conflicts with a particular term of the definitive documentation required to be implemented pursuant to the terms of the Combined Disclosure Statement and Plan or any settlement or other agreement contemplated hereunder, the definitive documentation, settlement or other agreement shall control and shall be binding on the parties thereto.

As to any reference in the Combined Disclosure Statement and Plan to a consent, approval or acceptance by any party, or to an issue, agreement, order or other document (or the terms thereof) that shall be reasonably acceptable to any such party, such consent, approval or acceptance shall not be unreasonably conditioned, delayed or withheld.

C.	Computation of Time

In computing any period of time prescribed or allowed by the Combined Disclosure Statement and Plan, unless otherwise expressly provided, the provisions of Bankruptcy Rule 9006(a) shall apply. If any payment, distribution, act or deadline under the Combined Disclosure Statement and Plan is required to be made or performed or occurs on a day that is not a Business Day, then the making of such payment or distribution, the performance of such act or the occurrence of such deadline shall be deemed to be on the next succeeding Business Day, but shall be deemed to have been completed or to have occurred as of the required date.

D.	References to Monetary Figures

All references in the Combined Disclosure Statement and Plan to monetary figures shall refer to currency of the United States of America, unless otherwise expressly provided.

E.	Exhibits; Schedules; Plan Supplement

All exhibits and schedules to the Combined Disclosure Statement and Plan, including the Plan Supplement, are incorporated into and are a part of the Combined Disclosure Statement and Plan as if set forth in full herein. Copies of such exhibits, schedules and the Plan Supplement can be obtained by downloading such documents from the Debtors’ Case Information Website or the Bankruptcy Court’s Website.

III. BACKGROUND AND DISCLOSURES

On the Petition Date, the Debtors, consisting of TerraVia and two of its direct subsidiaries, filed voluntary petitions for relief, thereby commencing the Chapter 11 Cases under the Bankruptcy Code in the Bankruptcy Court, and, since that date, have operated as debtors-in-possession pursuant to sections 1107 and 1108 of the Bankruptcy Code.

A.	General Background[3]

1.	The Debtors’ Businesses

TerraVia was a food, nutrition and specialty ingredients company that harnessed the power of algae to produce high-value oils, specialty fats and powdered ingredients utilizing a leading microalgae-based innovation platform. TerraVia used standard fermentation equipment to convert sugars into the desired end product. By feeding plant-based sugars to its proprietary microalgae in enclosed fermentation tanks, TerraVia in effect utilized “indirect photosynthesis.” TerraVia had spent more than a decade investing in an algae-based technology platform and the development of a suite of algae-based products across industrial, nutrition and specialty ingredients markets, as well as in building manufacturing facilities, obtaining regulatory approvals and commercializing products. TerraVia was incorporated in Delaware on March 31, 2003 as Solazyme, Inc., went public in June 2011 and changed its name to TerraVia Holdings, Inc. in May 2016.

[3]	Further information regarding the Debtors’ business, assets, capital structure, and the circumstances leading to the filing of the Chapter 11 Cases is set forth in detail in the First Day Declaration, which is incorporated by reference herein. Copies of the First Day Declaration and all other filings in the Chapter 11 Cases can be obtained (and viewed) free of charge at the following web address: http://www.kccllc.net/TerraVia.

TerraVia owned manufacturing capabilities located at a pilot plant in South San Francisco, California (the “SSF Plant”). The capacity of the fermentation tanks at the SSF Plant—600 and 1,000 liters—allowed TerraVia to test samples of its algae-based products and experiment with new fermentation process conditions on a small scale. Additionally, Debtor Solazyme Manufacturing 1, LLC, a wholly-owned subsidiary of TerraVia, owned a manufacturing facility located in Peoria, Illinois (the “Peoria Facility”) with multiple 128,000 liter capacity fermentation tanks capable of supporting product development scale-up and commercial-scale production for certain products. TerraVia also owned 50.1% of Solazyme Bunge Renewable Oils Cooperatief U.A., (the “SB Oils JV”), which wholly owns Solazyme Bunge Produtos Renováveis Ltda. (“SB Oils”), which operates a commercial production facility in Brazil (the “SB Oils Plant”). Bunge Global Innovation, LLC (“Bunge”) owns the remaining 49.9% of the SB Oils JV. The SB Oils Plant is adjacent to a sugar mill owned by Bunge and contains fermentation tanks with 625,000 liters of capacity, which enables SB Oils to achieve commercial-scale production of various algae-based products.

As of December 31, 2016, TerraVia owned over 60 issued U.S. patents, over 70 issued foreign patents and over 275 pending patent applications filed in the United States and in various foreign jurisdictions. The expiration dates of the issued patents are between 2024 and 2035. Patents that issue, if any, from TerraVia’s currently pending patent applications would be expected to expire 20 years from the date of filing. TerraVia’s patents and patent applications were directed to compositions such as food products, custom oils, fuel products, chemicals, cosmetics, strains of microbes and recombinant technologies, methods of manufacturing finished goods and raw materials and methods of using raw materials and products.

TerraVia was involved in a highly competitive industry that is characterized by the risks of changing technologies, market conditions and regulatory requirements. Penetration into markets requires investment of considerable resources and continuous development efforts.

2.	The Debtors’ Management

The Debtors’ management team was composed of highly capable and experienced professionals. Information regarding TerraVia’s officers is as follows:

Name	Position
Apu Mody	Chief Executive Officer
Tyler W. Painter	Chief Financial Officer and Chief Operating Officer
Peter J. Licari	Chief Technology Officer
Paul T. Quinlan	Chief Legal Officer, General Counsel and Corporate Secretary

Apu Mody. Mr. Mody had been TerraVia’s Chief Executive Officer and a member of TerraVia’s board of directors since 2016. Mr. Mody was terminated shortly after the consummation of the sale of certain assets to Corbion (as defined below). Prior to joining TerraVia, he was President, Mars Food America, at Mars, Inc. from 2010 to 2015. From 2008 to 2010, he was Chief Executive Officer of The Brand Accelerator, a consumer goods innovation company, and from 2002 to 2008 he held various positions within Del Monte Foods, a food company, most recently as Senior Vice President and Managing Director, Consumer Products Division. From 1995 to 2000, Mr. Mody held various positions with The Proctor and Gamble Company, a consumer packaged goods company, most recently Senior Brand Manager, Global New Product Development. Mr. Mody holds an undergraduate degree from the University of Michigan and an M.B.A. with Distinction from the University of Michigan.

Tyler W. Painter. Mr. Painter had served as TerraVia’s Chief Financial Officer since 2007 and TerraVia’s Chief Operating Officer since 2014. Mr. Painter was terminated shortly after the consummation of the sale of certain assets to Corbion. Prior to joining TerraVia, Mr. Painter served as interim Corporate Controller for PMC-Sierra, a provider of broadband communications and internet infrastructure semiconductor solutions, from May 2007 through October 2007. From 2001 to 2007, Mr. Painter served as Vice President of Finance and Investor Relations and Corporate Treasurer for Wind River Systems, Inc., a software company. Prior to joining Wind River Systems, Inc., Mr. Painter held a variety of positions in finance at CarsDirect, Inc., an online automobile sales company and at Gap, Inc., a retail clothing company. Mr. Painter obtained a B.S. in Business Administration/Finance from California Polytechnic State University, San Luis Obispo.

Peter J. Licari. Mr. Licari had served as TerraVia’s Chief Technology Officer since 2012. Mr. Licari was terminated shortly after the consummation of the sale of certain assets to Corbion. From 2010 to 2012, he served as TerraVia’s Executive Vice President, Research and Development. He served as TerraVia’s Senior Vice President, Research and Development from 2008 until 2010. From 1998 to 2008, Dr. Licari held various positions at Kosan Biosciences, Inc., a biopharmaceutical company. In his last position at Kosan Biosciences, Inc. he served as Senior Vice President, Manufacturing and Operations, and was responsible for the process development and manufacturing of Kosan’s clinical compounds. From 1993 to 1996, Dr. Licari served as the Director of

Vaccine Manufacturing and Development at Massachusetts Biologic Laboratories, a part of the University of Massachusetts. Prior to joining Massachusetts Biologic Laboratories, Dr. Licari held a variety of research positions at BASF Bioresearch Corporation, a biopharmaceutical company, and Merck & Co., Inc., a pharmaceutical company. Dr. Licari obtained his Ph.D. in Chemical Engineering from the California Institute of Technology and obtained an M.B.A. from Pepperdine University.

Paul T. Quinlan. Mr. Quinlan has served as TerraVia’s General Counsel and Corporate Secretary since 2010 and TerraVia’s Chief Legal Officer since 2016. From 2005 to 2010 Mr. Quinlan was General Counsel at Metabolex, Inc., a biopharmaceutical company, where he was responsible for overseeing legal affairs. From 2000 to 2005, Mr. Quinlan held various positions in the legal department at Maxygen, Inc., a biopharmaceutical company, most recently that of Chief Corporate Securities Counsel. Prior to joining Maxygen, Inc., Mr. Quinlan was an associate at Cooley LLP, a law firm, and Cravath, Swaine & Moore LLP, a law firm. Mr. Quinlan obtained a law degree from Columbia University Law School and an M.Sc. in Medical Biophysics from the University of Toronto.

3.	The Debtors’ Employees

As of the Petition Date, TerraVia employed approximately 77 full- and part-time employees. TerraVia’s workforce included a multi-disciplinary team of experts, such as chemists, biologists, engineers, research scientists, process technicians and laboratory specialists, many of whom have decades of experience in the biotechnology industry. In addition to its scientific staff, TerraVia also employed a diverse group of executives, managers and business and administrative professionals with extensive experience and expertise in all aspects of a technology, research and production businesses, along with lawyers, human resource professionals, finance professionals, sales and marketing agents, information technology specialists, administrative support staff and other personnel. The majority of TerraVia’s employees lived and worked in California, where TerraVia’s headquarters were located. None of TerraVia’s employees are represented by a union. TerraVia provided employees with a defined contribution pension plan pursuant to section 401(k) of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”). TerraVia did not provide any defined benefit retirement plans.

4.	The Debtors’ Stock

TerraVia is the direct parent of each of the other Debtors. TerraVia’s common stock was publicly traded on the Nasdaq Stock Market (“NASDAQ”) under the ticker symbol “TVIA” until August 11, 2017. On the Petition Date, TerraVia received a letter from NASDAQ notifying TerraVia that NASDAQ had determined that trading in TerraVia’s common stock would be suspended on August 11, 2017 and subsequently delisted.

As of the date of the Combined Disclosure Statement and Plan, TerraVia has 225,000,000 authorized shares of common stock, $0.01 par value, of which 108,510,762 are outstanding. TerraVia has 5,000,000 authorized shares of preferred stock.

5.	Options and Other Securities with Values Keyed to the Debtors’ Common Stock

As of the date hereof, under its long-term stock incentive plan, TerraVia has 1,753,656 restricted stock awards issued and outstanding, 11,885,800 shares underlying stock options that are issued and outstanding.

6.	The Debtors’ Prepetition Capital Structure

a. The Notes

In January 2013, TerraVia issued the 6.00% Convertible Senior Subordinated Notes in the aggregate principal amount of $125.0 million pursuant to the 6.00% Convertible Senior Subordinated Notes Indenture. The 6.00% Convertible Senior Subordinated Notes are unsecured and mature on February 1, 2018. As of the Petition Date, approximately $32.5 million in the aggregate principal amount remained outstanding on account of the 6.00% Convertible Senior Subordinated Notes and approximately $975,000 in outstanding unpaid interest was due under the 6.00% Convertible Senior Subordinated Notes Indenture. The interest payment dates for the 6.00% Convertible Senior Subordinated Notes under the 6.00% Convertible Senior Subordinated Notes Indenture are February 1 and August 1 of each year.

On April 1, 2014, TerraVia issued the 5.00% Convertible Senior Subordinated Notes in the aggregate principal amount of $149.5 million pursuant to the 5.00% Convertible Senior Subordinated Notes Indenture. The 5.00% Convertible Senior Subordinated Notes are unsecured and mature on October 1, 2019. As of the Petition Date, approximately $140.5 million in the aggregate principal amount remained outstanding on account of the 5.00% Convertible Senior Subordinated Notes and approximately $5.9 million in outstanding unpaid interest was due under the 5.00% Convertible Senior Subordinated Notes Indenture. The interest payment dates for the 5.00% Convertible Senior Subordinated Notes under the 5.00% Convertible Senior Subordinated Notes Indenture are April 1 and October 1 of each year.

b.	The SVB Letter of Credit

In February 2013, the SB Oils JV entered into a loan agreement with the Brazilian Development Bank (BNDES) (the “BNDES Loan”) under which SB Oils could borrow up to R$245.7 million, or approximately $77.4 million based on exchange rates as of September 30, 2017. As of September 30, 2017, approximately $44.4 million remained outstanding under the BNDES Loan. TerraVia provided a bank guarantee (the “Bank Guarantee”) from Itaú Unibanco S.A. (“Itaú”) equal to 14.39% of the total original amount available under the BNDES Loan. The Bank Guarantee is supported by a letter of credit (the “SVB L/C”) issued by Silicon Valley Bank (“SVB”) pursuant to that certain Amended and Restated Loan and Security Agreement (the “SVB Facility”), dated as of May 2, 2017, by and between SVB and TerraVia. The SVB L/C was issued in favor of Itaú in the amount of R$35,356,000, or approximately $11.3 million (based on exchange rates as of July 28, 2017). Pursuant to the SVB Facility, TerraVia is obligated to maintain (i) a restricted cash account at SVB that contains not less than 110% of the face amount of the SVB L/C (together with any other letters of credit issued under the SVB Facility) (the “Restricted Cash Account”) and (ii) a bank account at SVB with a cash balance at all times of not less than $5 million (together with the Restricted Cash Account, the “SVB Accounts”). Under the SVB Facility, TerraVia granted a security interest in favor of SVB in all cash held in the SVB Accounts. The obligations of SVB to issue letters of credit under the SVB Facility expire on July 19, 2019.

c.	Working Capital Facility

On December 17, 2013, the SB Oils JV entered into that certain Loan Facility Agreement (the “Working Capital Facility”) with Bunge Fertilizantes S.A. (an affiliate of Bunge) (“Bunge S.A.”) pursuant to which Bunge S.A. agreed to advance certain loans to SB Oils in accordance with the terms and conditions of the Working Capital Facility. The loans under the Working Capital Facility matured on April 2, 2017, and Bunge S.A. had agreed to temporarily waive its right to repayment of such loans. As of April 27, 2017, Bunge S.A. had asserted a right to payment from SB Oils JV under the Working Capital Facility in the amount of approximately R$29.5 million, or $9.4 million based on exchange rates as of September 30, 2017. TerraVia’s interest in the SB Oils JV was included in the sale of assets to Corbion that closed on September 28, 2017, and neither TerraVia nor any of the other Debtors is liable for the amounts owing under the Working Capital Facility.

B.	Summary of Events Leading to Commencement of the Chapter 11 Cases

1.	Market Challenges Facing TerraVia

TerraVia, like many other emerging growth companies with a limited operating history, incurred substantial net losses since its inception. Historically, TerraVia invested heavily in research and development, sales and other operating expenses, with the cost of such investments exceeding revenues generated from the sale of TerraVia’s products and its joint development agreements. For example, for the fiscal year ended in 2016, TerraVia’s total revenues were approximately $18.5 million as compared to operating expenses of approximately $76.3 million. Likewise, for the fiscal year ended in 2015, TerraVia’s total revenues were approximately $22.9 million as compared to operating expenses of approximately $115 million. Selling, general and administrative expenses (“SG&A”) and research and development expenses comprised the vast majority of TerraVia’s operating expenses.

Moreover, TerraVia was unable to generate positive cash flows from the sale of its commercially available products. In 2015, its gross margin for product revenues was -5%, and in 2016, its gross margin for product revenues was -51%, which means that the cost of producing products exceeded the revenue generated from the sale of such products. In spite of its best efforts to create economies of scale and rapidly commercialize and profit from its product lines, TerraVia’s liquidity position was affected by high operating costs and delays in successfully scaling up production.

Specifically, the operational focus of the SB Oils JV from inception through 2014 was primarily on supporting research and development, regulatory approvals and establishing manufacturing through the construction, ramp up and optimization of the SB Oils Plant. Delays in the construction and ramp-up of large-scale production facilities are not uncommon, and construction and ramp-up delays occurred at the SB Oils Plant.

In addition to high operating costs and production delays, throughout 2015 and 2016, the price of petroleum and other plant-based oils experienced a persistent and protracted decline. This macroeconomic trend hindered TerraVia’s near-term ability to compete with low-cost alternative products in the oils market.

The foregoing financial, production and macroeconomic situation created a strain on TerraVia’s liquidity. In 2016, TerraVia’s total cash and cash equivalents decreased by $33.9 million, from approximately $98 million to approximately $64 million. In the first quarter of 2017, TerraVia’s total cash and cash equivalents decreased by approximately $19 million, from approximately $64 million to approximately $44 million as of March 31, 2017. TerraVia’s declining liquidity made servicing interest payments under the Notes more difficult. As described in detail below, in the past year, as it became clear that its liquidity situation was unsustainable, TerraVia undertook several cost-cutting and restructuring initiatives. While these initiatives improved TerraVia’s financial position, they did not fully resolve the underlying issues that burden TerraVia’s finances.

2.	Prepetition Restructuring Initiatives

TerraVia’s management team took numerous actions in response to the challenges described above in order to enhance its operations, as well as to improve its liquidity profile and deleverage its balance sheet. From an operational perspective, in light of its relatively high operating expenses as compared to the revenues it generates, TerraVia took steps to reduce its operating costs. During 2016, TerraVia helped streamline operations by reducing its workforce by approximately 20%. Additionally, in 2017, as part of its overall effort to downsize, the Debtors terminated the employment of an additional 31 employees. Personnel related cost reductions reduced TerraVia’s SG&A expenses by $4.9 million in 2016.

Additionally, TerraVia took measures to reduce costs by terminating certain production capabilities. In 2015, TerraVia decided to terminate manufacturing agreements at the ADM Clinton and American Natural Processors Galva facilities, which allowed TerraVia to minimize its production costs. In 2017, TerraVia elected to suspend operations at the Peoria Facility and explore the divestiture of the Peoria Facility to downsize production and focus on the SB Oils JV’s production at the SB Oils Plant.

On August 16, 2016, TerraVia sold its Algenist skincare business (“Algenist”) to TCP Algenist LLC, an affiliate of Tengram Capital Partners, and Algenist Holdings, Inc., in exchange for $20.2 million in cash (before $1.4 million in closing costs), 19.9% of the fully diluted equity of Algenist Holdings, Inc. and the assumption of substantially all of the liabilities related to the Algenist. The closing of the sale of Algenist provided additional liquidity to TerraVia.

As a result of these efforts by management, TerraVia achieved a certain amount of cost savings and liquidity enhancement. However, in light of the prolonged liquidity challenges facing TerraVia and costs associated with servicing interest payments under the Notes, it became clear that material changes to its balance sheet were necessary. Effective as of January 1, 2017, the Debtors engaged Rothschild Inc. (“Rothschild”) as their financial advisor. The Debtors directed Rothschild to assist them with respect to (a) the restructuring or refinancing of a substantial portion of the Notes, (b) raising additional capital via a combination of the issuance of new equity, the issuance of new debt or the entrance into a partnership for the Debtors’ AlgaVia® food powders and/or Thrive® consumer businesses or (c) the potential sale of certain or all of the Debtors’ assets. Beginning in February 2017, the Debtors engaged with their outside counsel, Davis Polk & Wardwell LLP (“Davis Polk”), to provide assistance with respect to the foregoing potential restructuring initiatives.

At the outset, in early 2017, the strategy of the Debtors and TerraVia’s Board of Directors (the “Board”) was to pursue a potential asset sale transaction or transactions and a restructuring of the Notes in parallel as part of a dual-track negotiation process. Between February 2017 and the Petition Date, Rothschild and TerraVia contacted and/or received inbound interest from approximately 100 entities, including 35 potential strategic buyers, 38 potential financial buyers and 27 potential capital providers. Based on discussions with those entities, approximately 31 parties were provided with confidential information regarding TerraVia’s businesses after such parties executed

Non-Disclosure Agreements with TerraVia. Several of such parties, including Corbion, N.V. (“Corbion” or the “Stalking Horse Bidder”), expressed serious interest in consummating a transaction with TerraVia and were granted access to a data room containing additional confidential information regarding the Debtors’ assets.

With respect to a restructuring of the Notes, in March and April 2017, the Debtors, Davis Polk and Rothschild began discussions in earnest with an ad hoc consortium of holders of the Notes (the “Consortium”) represented by Brown Rudnick LLP and GLC Advisors & Co., LLC, and proposed a potential out-of-court transaction to the Consortium. On April 3, 2017, the Debtors elected not to make an interest payment of approximately $3.5 million due under the 2019 Notes Indenture, which commenced a 30-day grace period in which to make such payment. On May 3, 2017, TerraVia executed a forbearance agreement (the “Forbearance Agreement”) with members of the Consortium, pursuant to which members of the Consortium agreed, among other things, to forbear from exercising any remedies available to them under the Notes on account of the missed interest payment through June 28, 2017. In addition, pursuant to the Forbearance Agreement, TerraVia agreed, among other things, in connection with its marketing process, to establish May 31, 2017 as a firm deadline for the delivery of non-binding indications of interest.

On or around May 31, 2017, TerraVia received six indications of interest to pursue various forms of transactions, including indications of interest to purchase overlapping and non-overlapping assets of the Debtors, such as the Peoria Facility, related inventory and other real and personal property. Although certain parties expressed interest in pursuing an out-of-court equity transaction, such a transaction would have required the consents of various parties and the Debtors lacked the requisite liquidity runway to allow them sufficient time to consummate such a transaction. Moreover, such parties did not reach a resolution on the material terms of such an out-of-court equity transaction.

In June and July 2017, TerraVia negotiated the terms of potential asset purchase agreements with certain parties while, at the same time, it negotiated with the Consortium the terms of a potential stand-alone restructuring transaction. During this time period, TerraVia worked assiduously to formulate an actionable restructuring transaction. To that end, TerraVia hosted an in-person meeting at its headquarters in South San Francisco with certain members of the Consortium and its advisors, and regularly hosted site visits and diligence meetings, both in South San Francisco and at the SB Oils Plant, with various interested purchasers. On June 28, 2017, the Consortium agreed to extend the termination date of the Forbearance Agreement to July 17, 2017, and thereafter the Consortium agreed to multiple extensions of the termination date of the Forbearance Agreement, culminating in a final extension to August 1, 2017. Although certain parties continued to express interest in pursuing an equity transaction in conjunction with a debt restructuring throughout June and July, such a transaction would have required the consents of various parties and such parties could not reach a resolution on the material terms of such an equity and debt restructuring transaction.

After considering a wide range of potential strategic alternatives and negotiating with all relevant stakeholders and counterparties, the Debtors and the Board ultimately determined that pursuing an asset sale transaction with the Stalking Horse Bidder, subject to higher or otherwise better offers in accordance with the Bidding Procedures, would be the best way to maximize value for the benefit of the Debtors’ creditors and other key constituencies.

3.	The Stalking Horse Agreement

On August 1, 2017, the Debtors and the Stalking Horse Bidder entered into the Stock and Asset Purchase Agreement (the “Stalking Horse Agreement”), which represented a binding bid to purchase a substantial portion of the Debtors’ assets (the “Stalking Horse Assets”) for $20 million plus the assumption of certain liabilities, subject to a limited and standard set of closing conditions set forth in the Stalking Horse Agreement. Under the Stalking Horse Agreement, the Stalking Horse Bidder was provided with standard stalking horse protections, including (a) the payment of a break-up fee in an amount equal to two-and-one-half percent (2.5%) of the Purchase Price (i.e., $500,000) and (b) reimbursement of up to $300,000 for reasonable and documented costs and expenses incurred by the Stalking Horse Bidder in connection with, among other things, the negotiation and execution of, and the carrying out of its obligations under, the Stalking Horse Agreement. The Stalking Horse Agreement included various customary representations, warranties and covenants by and from the Debtors and the Stalking Horse Bidder. The Stalking Horse Agreement, in conjunction with the Bidding Procedures, was designed to promote a competitive and expedient sale process and maximize value for all stakeholders.

In support of the sale of the Debtors’ assets, certain members of the Consortium provided the Debtors with a $10 million senior secured, multi-draw DIP financing facility (the “DIP Financing”). The DIP Financing required the Debtors’ compliance with certain milestones with respect to progress in the Chapter 11 Cases. The Challenge Period (as defined in the Final DIP Order) expired without assertion of any

Challenge (as defined in the Final DIP Order) on October 17, 2017 and, therefore, all of the Notes Claims (i) constitute legal, valid, binding and non-avoidable obligations of the Debtors and (ii) are, and are treated under the Combined Disclosure Statement and Plan as, Allowed Claims.

C. The Chapter 11 Cases

The following is a brief description of certain material events that have occurred during the Chapter 11 Cases.

1.	Commencement of the Chapter 11 Cases

As set forth above, on the Petition Date the Debtors filed voluntary petitions for relief under chapter 11 of the Bankruptcy Code in the Bankruptcy Court. The commencement of a chapter 11 case creates an estate that is composed of all of the legal and equitable interests of the debtor as of that date. The Bankruptcy Code provides that the debtor may continue to operate its business and remain in possession of its property as a “debtor in possession.” Since the Petition Date, the Debtors have continued to operate their businesses and manage their properties as debtors and debtors in possession. By order entered on August 3, 2017 [D.I. 51], the Chapter 11 Cases are being jointly administered for procedural purposes only. No trustee or examiner has been appointed in the Chapter 11 Cases. On August 11, 2017, the Office of the United States Trustee filed a statement with the Court providing that a statutory unsecured creditors committee has not been appointed in the Chapter 11 Cases.

2.	Automatic Stay

The filing of the Debtors’ bankruptcy petitions on the Petition Date triggered the immediate imposition of the automatic stay under section 362 of the Bankruptcy Code, which, with limited exceptions, enjoins all collection efforts and actions by creditors, the enforcement of Liens against property of the Debtors and both the commencement and the continuation of prepetition litigation against the Debtors. With certain limited exceptions and/or modifications as permitted by order of the Bankruptcy Court, the automatic stay will remain in effect from the Petition Date until the Effective Date of the Combined Disclosure Statement and Plan.

3.	“First Day” Motions and Related Applications

On the Petition Date, the Debtors filed a number of “first-day” motions and applications designed to ease the Debtors’ transition into chapter 11, maximize the value of the Debtors’ assets and minimize the effects of the commencement of the Chapter 11 Cases.4 On August 3, 2017, the Bankruptcy Court entered orders providing various first-day relief, including:

•	authorizing, on an interim basis, (a) the Debtors to (i) pay prepetition employee obligations and (ii) maintain employee benefits programs and pay related administrative obligations, (b) current and former employees to proceed with outstanding workers’ compensation claims and (c) financial institutions to honor and process related checks and transfers [D.I. 59];

•	authorizing, on an interim basis, (a) the Debtors to honor prepetition obligations to customers and otherwise continue customer practices and (b) financial institutions to honor and process related checks and transfers [D.I. 60];

•	authorizing, on an interim basis, (a) the granting of administrative expense status to the Debtors’ undisputed obligations to vendors arising from the post-petition delivery of goods ordered prepetition, (b) the Debtors to pay those obligations in the ordinary course of business, (c) the Debtors to return goods and (d) financial institutions to honor and process related checks and transfers [D.I. 69];

[4]	In addition to the “first-day” motions, the Debtors filed certain other motions that are described more fully herein.

•	authorizing, on an interim basis, (a) the Debtors to pay certain prepetition claims of shippers, warehousemen and other service providers and (b) financial institutions to honor and process related checks and transfers [D.I. 57];

•	authorizing, on an interim basis, (a) the Debtors to continue to maintain their existing cash management system, bank accounts, credit card program and business forms and (b) financial institutions to honor and process related checks and transfers [D.I. 61];

•	directing joint administration of Chapter 11 Cases [D.I. 51];

•	authorizing, on an interim basis, (a) the Debtors to continue and renew their liability, property, casualty and other insurance programs and honor all obligations in respect thereof and (b) financial institutions to honor and process related checks and transfers [D.I. 54];

•	on an interim basis, (a) prohibiting utilities from altering, refusing or discontinuing service, (b) deeming utilities adequately assured of future performance and (c) establishing procedures for determining requests for additional adequate assurance [D.I. 55];

•	on an interim basis, establishing notification procedures and approving restrictions on certain transfers of Claims and Interests [D.I. 56];

•	authorizing, on an interim basis, (a) the Debtors to pay certain prepetition taxes, governmental assessments and fees and (b) financial institutions to honor and process related checks and transfers [D.I. 58];

•	authorizing the Debtors to employ and retain Kurtzman Carson Consultants LLC as notice and claims agent for the Debtors [D.I. 52]; and

•	authorizing, on an interim basis, (a) the Debtors to obtain senior secured super-priority post-petition financing, (b) the granting liens and providing superpriority administrative expense status and (c) the modification of the automatic stay [D.I. 62].

4.	Retention of Professional Advisors

Pursuant to orders entered on August 30, 2017 and September 1, 2017, the Debtors the Bankruptcy Court authorized the Debtors to retain and employ (a) Davis Polk & Wardwell LLP as their bankruptcy counsel [D.I. 186], (b) Richards Layton & Finger, P.A. as their co-counsel [D.I. 191], (c) Rothschild Inc. as their financial advisor and investment banker [D.I. 207] and (d) Kurtzman Carson Consultants LLC as their administrative advisor [D.I. 206]. Pursuant to an order entered on August 3, 2017 [D.I. 52], the Bankruptcy Court authorized the Debtors to retain and employ Kurtzman Carson Consultants LLC as their notice and claims agent in the Chapter 11 Cases. The Bankruptcy Court also authorized the Debtors to retain and employ certain professionals utilized by the Debtors in the ordinary course of business prior to the Petition Date pursuant to an order entered on September 1, 2017 [D.I. 205].

5.	Significant Events During the Chapter 11 Cases

In addition to the first-day relief sought and received in the Chapter 11 Cases, the Debtors have sought and received authority with respect to various matters designed to assist in the administration of the Chapter 11 Cases and to maximize the value of the Estates. Material events since the commencement of the Chapter 11 Cases are summarized below and include:

a. Summary of Claims Process, Bar Dates and Claims Filed

On September 1, 2017, the Debtors filed their schedules of assets and liabilities and statements of financial affairs (the “Schedules and SOFAs”). Among other things, the Schedules and SOFAs set forth the Claims of known Creditors against the Debtors as of the Petition Date, based upon the Debtors’ books and records. Interested parties may review the Schedules and SOFAs and amendments thereto by visiting the Debtors’ Case Information Website (located at http://www.kccllc.net/TerraVia).

On August 30, 2017, the Bankruptcy Court entered the Bar Date Order establishing procedures and setting deadlines for filing Proofs of Claim against the Debtors and approving the form and manner of the notice of the Bar Date Order. Pursuant to the Bar Date Order, the last date for certain persons and entities to file Proofs of Claim in the Debtors’ Chapter 11 Cases is October 13, 2017, and the last date for governmental units to file Proofs of Claim in the Debtors’ Chapter 11 Cases is January 29, 2018. Notice of the Bar Date Order was published in the USA Today, national edition on September 13, 2017, at least 21 days prior to the Bar Date, and copies were served on all creditors and potential creditors appearing in the Debtors’ creditor matrix [D.I. 19].

The Debtors and their professionals will investigate Claims filed against the Debtors to determine the validity of such Claims. The Debtors may file objections to Claims that are filed in improper amounts or classifications, or are otherwise subject to objection under the Bankruptcy Code or other applicable law.

As described in detail below, the Combined Disclosure Statement and Plan contemplates the establishment of an Administrative Expense Claim Bar Date, pursuant to the Confirmation Order.

The projected recoveries set forth in the Combined Disclosure Statement and Plan are based on certain assumptions, including the Debtors’ estimates of the Claims that will eventually be Allowed in various Classes. There is no guarantee that the ultimate amount of each of such categories of Claims will correspond to the Debtors’ estimates.

b. Key Employee Compensation

The Debtors’ ability to maintain their business operations, preserve the value of their assets and maximize stakeholder recoveries through a successful liquidation process hinged on the Debtors’ ability to retain and incentivize key employees during the critical and uncertain period leading up to the auction and sale of substantially all of the Debtors’ assets. It was more important than ever for these employees to remain in their positions and to perform their responsibilities at the highest level. Anything less could well have been critically damaging to the Debtors’ efforts to maximize value for all stakeholders.

With these considerations in mind, the Debtors undertook a comprehensive analysis of their existing compensation programs. The Debtors received input and guidance from their employee benefits consultants, Willis Towers Watson and Korn Ferry, and their restructuring professionals to assess how the Debtors could best address the concerns outlined above in a manner that aligned with market practice for similarly situated companies.

Following this review, the Debtors, in consultation with the Consortium, developed proposed compensation plans consisting of a key employee incentive plan (the “KEIP”), a non-insider key employee retention plan (the “Non-Insider KERP”) and a non-insider employee severance plan (the “Non-Insider Severance Plan”) to properly incentivize and/or retain certain employees identified by the Debtors. The Bankruptcy Court entered an order approving the Non-Insider KERP and Non-Insider Severance Plan on a final basis on August 30, 2017 [D.I. 185] and an order approving the KEIP on August 30, 2017 [D.I. 193].

The KEIP was designed to incentivize seven key executives of the Debtors to undertake extraordinary efforts to maximize the value of the Debtors’ assets and Estates in connection with the Debtors’ sale process by rewarding them in the event they are able to obtain a significantly higher or otherwise better purchase price for the Debtors’ assets than that provided by the Stalking Horse Bidder. The KEIP provided for a bonus pool that increased in size based on the “Total Noteholder Consideration” via sale transactions for the Debtors’ assets (as determined in good faith by the Debtors and the Required DIP Lenders at the conclusion of the bidding and/or auction process).

The Non-Insider KERP and Non-Insider Severance Plan were adopted in May of 2017 following consultation with the members of the Consortium. The Non-Insider KERP was designed to provide retention payments to 30 of the Debtors’ key employees—26 of those employees were eligible to receive a payment within ten business days following June 30, 2017, and all 30 were eligible to receive retention payments within ten business days following September 30, 2017 and December 31, 2017. In order to receive a Retention Payment, each participant generally must have remained employed with the Debtors through the date such payment vests. However, if a participant’s employment was terminated by the Debtors without cause prior to December 31, 2017, then subject to such participant’s execution and non-revocation of a general release of claims in favor of the Debtors, such participant would have received the next scheduled Non-Insider KERP payment within ten business days following the effective date of such release. The total cost of the payments under the Non-Insider KERP following the Petition Date was approximately $187,004.

The Non-Insider Severance Plan was designed to provide lump sum severance payments to 69 of the Debtors’ employees following termination without cause prior to December 31, 2017. The amount of the lump sum payments to each participant in the Non-Insider Severance Plan was equal to such participant’s weekly base salary multiplied by the sum of two plus the number of years that such participant has been a full-time employee of the Debtors (rounded up or down to the nearest whole number), calculated as of such participant’s termination date. The aggregate amount of all payments to participants under the Non-Insider Severance Program was approximately $365,800.

6.	The Sale of All of the Debtors’ Operating Assets

a. The Stalking Horse Agreement and Bidding Procedures

The Debtors filed the Chapter 11 Cases in order to pursue a sale of all or substantially all of their assets with the goal of maximizing the recovery for their estates and creditors. The Debtors’ post-petition restructuring efforts were to continue an ongoing marketing process that began in earnest prepetition when the Debtors’ negotiated the Stalking Horse Agreement with the Stalking Horse Bidder, and were designed to solicit and secure the highest and best offers to maximize recoveries for the stakeholders of the Estates. To that end, on the Petition Date, the Debtors filed a motion [D.I. 12] (the “Bidding Procedures Motion”) seeking entry of an order (i)(A) approving bidding procedures (the “Bidding Procedures”) relating to the sale of substantially all of the Debtors’ assets, (B) approving protections for the Stalking Horse Bidder, (C) scheduling an auction for, and a hearing to approve, the sale of the Debtors’ assets, (D) approving the form and manner of notices for the sale, auction and sale hearing and (ii)(A) approving the sale of the Debtors’ assets free and clear of liens, claims, interests and encumbrances, (B) authorizing the assumption and assignment of executory contracts and unexpired leases and (C) approving the consent and settlement agreement.

On August 22, 2017 the Bankruptcy Court entered the Bidding Procedures Order approving the Bidding Procedures Motion. The Bidding Procedures Order set August 24, 2017 as the deadline for interested parties to furnish information to be considered a potential bidder, September 7, 2017 as the deadline for the submission of qualified bids by interested bidders, and September 11, 2017, as the date for an auction (an “Auction”) of the Debtors’ assets pursuant to the procedures set forth therein.

b. The Sale Process

The Debtors and their professionals marketed the Debtors’ assets to potential purchasers in accordance with the Bidding Procedures Order. Immediately following the Petition Date, Rothschild contacted and/or received inbound interests from 51 potential strategic buyers and 51 potential financial buyers (of which 35 potential strategic buyers and 38 potential financial buyers were also contacted prior to the Petition Date). In total, 15 interested parties submitted indications of interest before August 24, 2017. Ultimately, the Debtors received eight Qualified Bids (as defined in the Bidding Procedures Order) prior to the Auction. Each Qualified Bid was for only a portion of the Debtors’ assets, specifically the Peoria Facility, the 19.9% equity interest in Algenist Holdings, Inc. (the “Algenist Equity”) or any or all of the Debtors’ intellectual property rights or interests (the “IP Assets”). The Peoria Facility and the IP Assets constituted a portion, but not all, of the Stalking Horse Assets. The Debtors did not receive any Qualified Bids with respect to the rest of the Stalking Horse Assets. The Algenist Equity was not part of the Stalking Horse Assets.

On September 11, 2017, the Debtors and their professionals conducted an Auction at the offices of Davis Polk, 450 Lexington Avenue, New York, New York 10017. During the Auction, there were several rounds of bidding, resulting in 23 overbids for the Peoria Facility, ten overbids for the Algenist Equity and one overbid for the IP Assets.

The Debtors reviewed and evaluated each bid made at the Auction on the basis of financial and contractual terms and other factors relevant to the sale process, including those factors affecting the speed and certainty of consummating the sale transaction. The Debtors selected the following Successful Bids (as defined in the Bidding Procedures Order): (i) the Stalking Horse Bid submitted by the Stalking Horse Bidder for the purchase of the Stalking Horse Assets for a purchase price of $20 million plus the assumption of certain liabilities; and (ii) the bid submitted by TCP Algenist LLC for the purchase of the Algenist Equity for a purchase price of $900,000.

The Debtors selected the following as Alternate Bids (as defined in the Bidding Procedures Order): (i) the bid submitted by Gruener Ventures for the purchase of the IP Assets for a purchase price of $3.2 million; (ii) the bid submitted by Lawrence Johnson, a representative of the Salim Group, for the purchase of the Peoria Facility for a purchase price of $3.325 million; and (iii) the bid submitted by Gruener Ventures for the purchase of the Algenist Equity for a purchase price of $875,000.

7.	Pending Litigation Proceedings and Claims

In the ordinary course of business, the Debtors are party to various lawsuits, legal proceedings, and claims arising out of their business. With certain exceptions, the filing of these Chapter 11 Cases operate as a stay with respect to the commencement and continuation of litigation against the Debtors that was or could have been commenced before the commencement of the Chapter 11 Cases.

In June 2015, a securities class action complaint captioned Norfolk County Retirement System v. Solazyme, Inc. et al., No. 4:15-cv-02938-HSG (N.D. Cal. June 24, 2015) (the “Norfolk Class Action”) was filed seeking unspecified damages against, among others, TerraVia and certain of its officers and directors. The court-appointed lead plaintiffs assert violations of Sections 11, 12(a)(2), and 15 of the Securities Act of 1933, as well as Sections 10(b) and 20(a) of the Securities Exchange Act of 1934 stemming from allegedly misleading statements made to investors between February 27, 2014 and November 5, 2014. On March 17, 2017, the defendants moved to dismiss the Norfolk Class Action [Norfolk Class Action Docket No. 93].

The Norfolk Class Action remains pending at this time. Confirmation and consummation of the Combined Disclosure Statement and Plan will not enjoin, discharge, release or enjoin the prosecution of any direct, non-derivative securities law claims that may be asserted in the Norfolk Class Action against non-Debtor defendants.

8.	The Wind-down of the Estates

Following the sale of substantially all of the Debtors’ assets, the Debtors focused principally on winding down their businesses, marketing and selling remaining personal property, collecting on remaining accounts receivable and preserving cash held in the Estates.

The Debtors’ remaining assets currently consist of, among other things, cash and certain Avoidance Actions. The Combined Disclosure Statement and Plan provides for the Debtors’ assets already liquidated or to be liquidated over time and the proceeds thereof to be distributed to holders of Allowed Claims in accordance with the terms of the Combined Disclosure Statement and Plan. The Plan Administrator will be the means to effect such liquidation and distribution. The Debtors will be dissolved as soon as practicable after the Effective Date.

IV. SUMMARY OF DEBTORS’ ASSETS; SUMMARY OF TREATMENT OF CLAIMS AND INTERESTS IN THE DEBTORS

A.	Summary of Assets

The following chart provides a summary of the Debtors’ assets and the estimated value of such assets:

Asset	Estimated Value
Silicon Valley Bank Cash Balance	$12,551,900
WFB Unrestricted Cash	$15,636,500
Roquette Holdback in Escrow	$800,000
Utility Deposits	$214,200

B.	Summary of Treatment of Claims and Equity Interests and Estimated Recoveries

THE PROJECTED RECOVERIES SET FORTH IN THE TABLE BELOW ARE ESTIMATES ONLY AND ARE THEREFORE SUBJECT TO CHANGE.

The Combined Disclosure Statement and Plan groups the Debtors together solely for the purposes of describing treatment under the Combined Disclosure Statement and Plan, confirmation of the Combined Disclosure Statement and Plan, and making distributions in accordance with the Combined Disclosure Statement and Plan in respect of Claims against and Interests in the Debtors under the Combined Disclosure Statement and Plan. Notwithstanding such groupings, the Combined Disclosure Statement and Plan constitutes a separate chapter 11 plan of liquidation for each Debtor. The Combined

Disclosure Statement and Plan is not premised upon and will not cause the substantive consolidation of any of the Debtors. For brevity and convenience, the classification and treatment of Claims and Interests have been arranged into one chart. Such classification shall not affect any Debtor’s status as a separate legal entity, change the organizational structure of the Debtors’ business enterprise, constitute a change of control of any Debtor for any purpose, cause a merger or consolidation of any legal entities or cause the transfer of any assets. Except as otherwise provided by or permitted under the Combined Disclosure Statement and Plan, all Debtors shall continue to exist as separate legal entities.

The information in the table below is provided in summary form for illustrative purposes only and is subject to material change based on certain contingencies, including related to the claims reconciliation process. Actual recoveries may widely vary within these ranges, and any changes to any of the assumptions underlying these amounts could result in material adjustments to recovery estimates provided herein and/or the actual distribution received by Creditors. The projected recoveries are based on information available to the Debtors as of the date hereof and reflect the Debtors’ estimates as of the date hereof only. In addition to the cautionary notes contained elsewhere in the Combined Disclosure Statement and Plan, it is underscored that the Debtors make no representation as to the accuracy of these recovery estimates. The Debtors expressly disclaim any obligation to update any estimates or assumptions after the date hereof on any basis (including new or different information received and/or errors discovered).

The categories of Claims and Interests listed below classify Claims and Interests for all purposes, including voting, confirmation and distribution pursuant to the Combined Disclosure Statement and Plan and pursuant to sections 1122 and 1123(a)(1) of the Bankruptcy Code.

Class	Designation	Plan Treatment of Allowed Claims and Interests	Status	Projected Recovery Under the Combined Disclosure Statement and Plan	Estimated Allowed Claims
1	Other Secured Claims	Each holder of an Allowed Other Secured Claim shall be entitled to receive, in full satisfaction of its Allowed Other Secured Claim, payment in full in Cash; Reinstatement of the legal, equitable and contractual rights of the holder of such Claim; a distribution of the proceeds of the sale or disposition of the Collateral securing such Claim, in each case, solely to the extent of the value of the holder’s secured interest in such Collateral; return of Collateral securing such Claim; or other treatment that will render such Claim Unimpaired.	Unimpaired	100%	$731,484.18

2	Other Priority Claims	Each holder of an Allowed Other Priority Claim shall receive, in full satisfaction of its Allowed Other Priority Claim, payment in full in Cash or such other treatment that will render such Claim Unimpaired on the later of (i) the Effective Date or (ii) the date due in the ordinary course of business in accordance with the terms and conditions of the particular transactions giving rise to such Allowed Other Priority Claim.	Unimpaired	100%	$195,000

Class	Designation	Plan Treatment of Allowed Claims and Interests	Status	Projected Recovery Under the Combined Disclosure Statement and Plan	Estimated Allowed Claims

3	SVB Facility Claims	On the Effective Date, each holder of an Allowed SVB Facility Claim shall receive, in full satisfaction of its Allowed SVB Facility Claim, payment in full in Cash or such other treatment that will render such Claim Unimpaired.	Unimpaired	100%	$12,551,900

4	Convenience Claims	On the Effective Date, each holder of an Allowed Convenience Claim shall receive, in full satisfaction of its Allowed Convenience Claim, payment in Cash equal to such Allowed Convenience Claim; provided, however, that if the aggregate of all Convenience Claims exceeds the amount in the Convenience Claim Pool, each Class 4 Creditor shall receive its Ratable Share of the Convenience Claim Pool. Class 4 initially shall consist of all General Unsecured Claims that are not Notes Claims that total $20,000 or less. Payment to Class 4 is in lieu of any treatment as a Class 5	Impaired	Up to 100%	$500,000

Class	Designation	Plan Treatment of Allowed Claims and Interests	Status	Projected Recovery Under the Combined Disclosure Statement and Plan	Estimated Allowed Claims
		Creditor. Any unsecured creditor with a General Unsecured Claim that is not a Notes Claim above $20,000 electing treatment as a Convenience Claim must affirmatively do so on its Class 5 Ballot. Funds, if any, from the Convenience Claim Pool remaining after satisfaction of all Allowed Convenience Claims shall be available for distribution to holders of Allowed General Unsecured Claims.

5	General Unsecured Claims	On the Effective Date, each holder of an Allowed General Unsecured Claim shall receive, in full satisfaction of its Allowed General Unsecured Claim, its Ratable Share of the remaining Sale Proceeds and other assets of the Estates following: (i) payment in full in Cash or such other treatment as to render Unimpaired all DIP Facility Claims, Administrative Expense Claims, Professional Fee Claims, Other Secured Claims, Other Priority Claims and SVB Facility Claims; and (ii) funding of the Convenience Claim Pool under the Combined Disclosure Statement and Plan. Further, as provided above, any Creditor electing treatment as a Class 4 Convenience Claim shall not be eligible to receive any treatment or distribution as a Class 5 Creditor.	Impaired	12.25%	$181,253,700

Class	Designation	Plan Treatment of Allowed Claims and Interests	Status	Projected Recovery Under the Combined Disclosure Statement and Plan	Estimated Allowed Claims
6	Section 510(b) Claims	On the Effective Date, all Section 510(b) Claims shall be cancelled and released without any distribution or retention of any property on account of such Claims.	Impaired	0%	$0

7	Existing Equity Interests	On the Effective Date, all Existing Equity Interests shall be cancelled and released without any distribution or retention of any property on account of such Interests.	Impaired	0%	N/A

8	Interests in Subsidiary Debtors	On the Effective Date, all Interests in the Subsidiary Debtors shall be, at the option of the Debtors, either Reinstated or cancelled and released without any distribution.	Unimpaired/ Impaired	0%/100%	N/A

V. CONFIRMATION AND VOTING PROCEDURES

A.	Confirmation Procedure

1. Confirmation Hearing

On November 16, 2017, the Bankruptcy Court entered the Interim Approval and Procedures Order conditionally approving the Combined Disclosure

Statement and Plan for solicitation purposes only and authorizing the Debtors to solicit votes to accept or reject the Combined Disclosure Statement and Plan. The Confirmation Hearing has been scheduled for January 8, 2018 at 1:00 p.m. (prevailing Eastern Time) at the Bankruptcy Court, 824 North Market Street, 5th Floor, Courtroom 6, Wilmington, Delaware 19801 to consider (a) final approval of the Combined Disclosure Statement and Plan as providing adequate information pursuant to section 1125 of the Bankruptcy Code and (b) confirmation of the Combined Disclosure Statement and Plan pursuant to section 1129 of the Bankruptcy Code. The Confirmation Hearing may be adjourned from time to time by the Debtors without further notice, except for an announcement of the adjourned date made at the Confirmation Hearing or by filing a notice with the Bankruptcy Court.

2.	Procedure for Objections

Any objection to final approval of the Combined Disclosure Statement and Plan as providing adequate information pursuant to section 1125 of the Bankruptcy Code and/or confirmation of the Combined Disclosure Statement and Plan must be made in writing and filed with the Bankruptcy Court and served on (a) counsel to the Debtors, Davis Polk & Wardwell LLP, 450 Lexington Avenue, New York, New York 10017 (Attn: Damian S. Schaible, Steven Z. Szanzer and Adam L. Shpeen); (b) Delaware counsel to the Debtors, Richards, Layton & Finger, P.A., 920 North King Street, One Rodney Square, Wilmington, Delaware 19801 (Attn: Mark D. Collins and Amanda R. Steele); (c) the Office of the United States Trustee, 844 King Street, Suite 2207, Lockbox 35, Wilmington, Delaware 19801 (Attn: Mark S. Kenney); and (d) counsel to (i) the Consortium, (ii) the lenders under the DIP Facility and (iii) the DIP Agent, Brown Rudnick LLP, 7 Times Square, New York, New York 10036 (Attn: Robert J. Stark) and One Financial Center, Boston, Massachusetts 02111 (Attn: Steven B. Levine, Brian T.

Rice and Kellie W. Fisher), and Ashby & Geddes, PA (Attn: William P. Bowden and Gregory A. Taylor) in each case, by no later than December 29, 2017 at 4:00 p.m. (prevailing Eastern Time). Unless an objection is timely filed and served, it may not be considered by the Bankruptcy Court at the Confirmation Hearing.

3.	Requirements for Confirmation

The Bankruptcy Court will confirm the Combined Disclosure Statement and Plan only if it meets all the applicable requirements of section 1129 of the Bankruptcy Code. Among other requirements, the Combined Disclosure Statement and Plan (a) must be accepted by all Impaired Classes of Claims or Equity Interests or, if rejected by an Impaired Class, the Combined Disclosure Statement and Plan must not “discriminate unfairly” against, and be “fair and equitable” with respect to, such Class; and (b) must be feasible. The Bankruptcy Court must also find that:

(i)	the Combined Disclosure Statement and Plan has classified Claims and Equity Interests in a permissible manner;

(ii)	the Combined Disclosure Statement and Plan complies with the technical requirements of Chapter 11 of the Bankruptcy Code; and

(iii)	the Combined Disclosure Statement and Plan has been proposed in good faith.

4.	Classification of Claims and Equity Interests

Section 1123 of the Bankruptcy Code provides that a plan must classify the claims and interests of a debtor’s creditors and equity interest holders. In accordance with section 1123 of the Bankruptcy Code, the Combined Disclosure Statement and Plan divides Claims and Interests into Classes and sets forth the treatment for each Class (other than DIP Facility Claims, Administrative Expense Claims and Priority Tax Claims,

which pursuant to section 1123(a)(1) of the Bankruptcy Code need not be and have not been classified). The Debtors also are required, under section 1122 of the Bankruptcy Code, to classify Claims and Interests into Classes that contain Claims or Interests that are substantially similar to the other Claims or Interests in such Class.

The Bankruptcy Code also requires that a plan provide the same treatment for each claim or interest of a particular class unless the claim holder or interest holder agrees to a less favorable treatment of its claim or interest. The Debtors believe that they have complied with such standard. If the Bankruptcy Court finds otherwise, however, it could deny confirmation of the Combined Disclosure Statement and Plan if the holders of Claims or Interests affected do not consent to the treatment afforded them under the Combined Disclosure Statement and Plan.

A Claim or Interest is placed in a particular Class only to the extent that the Claim or Interest falls within the description of that Class and is classified in other Classes to the extent that any portion of the Claim or Interest falls within the description of such other Classes. A Claim also is placed in a particular Class for the purpose of receiving distributions pursuant to the Combined Disclosure Statement and Plan only to the extent that such Claim is an Allowed Claim in that Class and such Claim has not been paid, released or otherwise settled prior to the Effective Date.

The Debtors believe that the Combined Disclosure Statement and Plan has classified all Claims and Interests in compliance with the provisions of section 1122 of the Bankruptcy Code and applicable case law. It is possible that a holder of a Claim or Interest may challenge the Debtors’ classification of Claims or Interests and that the Bankruptcy Court may find that a different classification is required for the Combined

Disclosure Statement and Plan to be confirmed. If such a situation develops, the Debtors intend, in accordance with the terms of the Combined Disclosure Statement and Plan, to make such permissible modifications to the Combined Disclosure Statement and Plan as may be necessary to permit its confirmation. Any such reclassification could adversely affect holders of Claims by changing the composition of one or more Classes and the vote required of such Class or Classes for approval of the Combined Disclosure Statement and Plan.

EXCEPT AS SET FORTH IN THE COMBINED DISCLOSURE STATEMENT AND PLAN, UNLESS SUCH MODIFICATION OF CLASSIFICATION MATERIALLY ADVERSELY AFFECTS THE TREATMENT OF A HOLDER OF A CLAIM AND REQUIRES RESOLICITATION, ACCEPTANCE OF THE COMBINED DISCLOSURE STATEMENT AND PLAN BY ANY HOLDER OF A CLAIM OR INTEREST PURSUANT TO THIS SOLICITATION WILL BE DEEMED TO BE A CONSENT TO THE COMBINED DISCLOSURE STATEMENT AND PLAN’S TREATMENT OF SUCH HOLDER OF A CLAIM REGARDLESS OF THE CLASS AS TO WHICH SUCH HOLDER ULTIMATELY IS DEEMED TO BE A MEMBER.

The amount of any Impaired Claim that ultimately is Allowed by the Bankruptcy Court may vary from any estimated Allowed amount of such Claim and, accordingly, the total Claims that are ultimately Allowed by the Bankruptcy Court with respect to each Impaired Class of Claims may also vary from any estimates contained herein with respect to the aggregate Claims in any Impaired Class. Thus, the actual recovery ultimately received by a particular holder of an Allowed Claim may be adversely or favorably affected by the aggregate amount of Claims Allowed in the applicable Class. Additionally, any changes to any of the assumptions underlying the estimated Allowed amounts could result in material adjustments to recovery estimates provided herein and/or the actual distribution received by Creditors. The projected recoveries are based on information available to the Debtors as of the date hereof and reflect the Debtors’ views as of the date hereof only.

The classification of Claims and Interests and the nature of distributions to members of each Class are summarized herein. The Debtors believe that the consideration, if any, provided under the Combined Disclosure Statement and Plan to holders of Claims and Interests reflects an appropriate resolution of their Claims and Interests, taking into account the differing nature and priority (including applicable contractual subordination) of such Claims and Interests. The Bankruptcy Court must find, however, that a number of statutory tests are met before it may confirm the Combined Disclosure Statement and Plan. Many of these tests are designed to protect the interests of holders of Claims or Interests who are not entitled to vote on the Combined Disclosure Statement and Plan, or do not vote to accept the Combined Disclosure Statement and Plan, but who will be bound by the provisions of the Combined Disclosure Statement and Plan if it is confirmed by the Bankruptcy Court.

5.	Impaired Claims or Equity Interests

Pursuant to the provisions of the Bankruptcy Code, only classes of claims or interests that are “impaired” (as defined in section 1124 of the Bankruptcy Code) under a plan may vote to accept or reject such plan. Generally, a claim or interest is impaired under a plan if the holder’s legal, equitable or contractual rights are changed under such plan. In addition, if the holders of claims or interests in an impaired class do not receive or retain any property under a plan on account of such claims or interests, such impaired class is deemed to have rejected such plan under section 1126(g) of the Bankruptcy Code and, therefore, such holders are not entitled to vote on such plan.

Under the Combined Disclosure Statement and Plan, only holders of Claims in Classes 4 and 5 are Impaired and are entitled to vote on the Combined Disclosure Statement and Plan.

Under the Combined Disclosure Statement and Plan, holders of Claims or Interests in Classes 6 and 7 are Impaired and will not receive or retain any property under the Combined Disclosure Statement and Plan on account of such Claims or Interests and, therefore, are not entitled to vote on the Combined Disclosure Statement and Plan and deemed to reject the Combined Disclosure Statement and Plan.

Under the Combined Disclosure Statement and Plan, holders of Claims in Classes 1, 2, and 3 are Unimpaired and, therefore, not entitled to vote on the Combined Disclosure Statement and Plan and are deemed to accept the Combined Disclosure Statement and Plan.

Under the Combined Disclosure Statement and Plan, holders of Interests in Class 8 are, (a) to the extent cancelled, Impaired and will not receive or retain any property under the Combined Disclosure Statement and Plan on account of such Claims or Interests and, therefore, are not entitled to vote on the Combined Disclosure Statement and Plan and deemed to reject the Combined Disclosure Statement and Plan and (b) to the extent reinstated, Unimpaired and, therefore, not entitled to vote on the Combined Disclosure Statement and Plan and are deemed to accept the Combined Disclosure Statement and Plan.

ACCORDINGLY, A BALLOT FOR ACCEPTANCE OR REJECTION OF THE COMBINED DISCLOSURE STATEMENT AND PLAN IS BEING PROVIDED ONLY TO HOLDERS OF CLAIMS IN CLASSES 4 AND 5.

6.	Confirmation Without Necessary Acceptances; Cramdown

In the event that any impaired class of claims or interests does not accept a plan, a debtor nevertheless may move for confirmation of the plan. A plan may be confirmed, even if it is not accepted by all impaired classes, if the plan has been accepted by at least one impaired class of claims, and the plan meets the “cramdown” requirements set forth in section 1129(b) of the Bankruptcy Code. Section 1129(b) of the Bankruptcy Code requires that a court find that a plan (a) “does not discriminate unfairly” and (b) is “fair and equitable,” with respect to each non-accepting impaired class of claims or interests. Here, because holders of Claims and Interests in Classes 6 and 7 (and possibly Class 8) are deemed to reject the Combined Disclosure Statement and Plan, the Debtors will seek confirmation of the Combined Disclosure Statement and Plan from the Bankruptcy Court by satisfying the “cramdown” requirements set forth in section 1129(b) of the Bankruptcy Code. The Debtors believe that such requirements are satisfied, as no holder of a Claim or Interest junior to those in Classes 6 and 7 will receive any property under the Combined Disclosure Statement and Plan.

A plan “does not discriminate unfairly” if (a) the legal rights of a nonaccepting class are treated in a manner that is consistent with the treatment of other classes whose legal rights are similar to those of the nonaccepting class and (b) no class receives payments in excess of that which it is legally entitled to receive for its claims or interests. The Debtors believe that, under the Combined Disclosure Statement and Plan, all Impaired Classes of Claims or Interests are treated in a manner that is consistent with the treatment of other Classes of Claims or Interests that are similarly situated, if any, and no Class of Claims or Interests will receive payments or property with an aggregate value greater than the aggregate value of the Allowed Claims or Allowed Interests in such Class. Accordingly, the Debtors believe that the Combined Disclosure Statement and Plan does not discriminate unfairly as to any Impaired Class of Claims or Interests.

The Bankruptcy Code provides a nonexclusive definition of the phrase “fair and equitable.” In order to determine whether a plan is “fair and equitable,” the Bankruptcy Code establishes “cram down” tests for secured creditors, unsecured creditors and equity holders, as follows:

(a)	Secured Creditors. Either (i) each impaired secured creditor retains its liens securing its secured claim and receives on account of its secured claim deferred Cash payments having a present value equal to the amount of its allowed secured claim, (ii) each impaired secured creditor realizes the “indubitable equivalent” of its allowed secured claim or (iii) the property securing the claim is sold free and clear of liens with such liens to attach to the proceeds of the sale and the treatment of such liens on proceeds to be as provided in clause (i) or (ii) above.

(b)	Unsecured Creditors. Either (i) each impaired unsecured creditor receives or retains under the plan property of a value equal to the amount of its allowed claim or (ii) the holders of claims and interests that are junior to the claims of the dissenting class will not receive any property under the plan.

(c)	Equity Interests. Either (i) each holder of an equity interest will receive or retain under the plan property of a value equal to the greatest of the fixed liquidation preference to which such holder is entitled, the fixed redemption price to which such holder is entitled or the value of the interest or (ii) the holder of an interest that is junior to the nonaccepting class will not receive or retain any property under the plan.

As discussed above, the Debtors believe that the distributions provided under the Combined Disclosure Statement and Plan satisfy the absolute priority rule, where required.

7.	Feasibility

Section 1129(a)(11) of the Bankruptcy Code requires that confirmation of a plan not be likely to be followed by the liquidation, or the need for further financial reorganization, of the Debtors or any successor to the Debtors (unless such liquidation or reorganization is proposed in the Combined Disclosure Statement and Plan). Inasmuch as the Debtors have been liquidated and the Combined Disclosure Statement and Plan provides for the distribution of all of the proceeds of that liquidation to holders of Claims that are Allowed as of the Effective Date, for purposes of this test, the Debtors have analyzed the ability of the Plan Administrator to meet its obligations under the Combined Disclosure Statement and Plan. Based on the Debtors’ analysis, the Plan Administrator will have sufficient assets to accomplish its tasks under the Combined Disclosure Statement and Plan. Therefore, the Debtors believe that the liquidation pursuant to the Combined Disclosure Statement and Plan will meet the feasibility requirements of the Bankruptcy Code.

8.	Best Interests Test and Liquidation Analysis

Even if a plan is accepted by the holders of each class of claims and interests, the Bankruptcy Code requires a court to determine that such plan is in the best interests of all holders of claims or interests that are impaired by that plan and that have not accepted the plan. The “best interests” test, as set forth in section 1129(a)(7) of the Bankruptcy Code, requires a court to find either that all members of an impaired class of claims or interests have accepted the plan or that the plan will provide a member who has not accepted the plan with a recovery of property of a value, as of the effective date of the plan, that is not less than the amount that such holder would recover if the debtor were liquidated under chapter 7 of the Bankruptcy Code.

To calculate the probable distribution to holders of each impaired class of claims and interests if the debtor was liquidated under chapter 7, a court must first determine the aggregate dollar amount that would be generated from a debtor’s assets if its chapter 11 cases were converted to chapter 7 cases under the Bankruptcy Code. To determine if a plan is in the best interests of each impaired class, the present value of the distributions from the proceeds of a liquidation of the debtor’s unencumbered assets and properties, after subtracting the amounts attributable to the costs, expenses and administrative claims associated with a chapter 7 liquidation, must be compared with the value offered to such impaired classes under the plan. If the hypothetical liquidation distribution to holders of claims or interests in any impaired class is greater than the distributions to be received by such parties under the plan, then such plan is not in the best interests of the holders of claims or interests in such impaired class.

Because the Combined Disclosure Statement and Plan is a liquidating plan, the “liquidation value” in the hypothetical chapter 7 liquidation analysis for purposes of the “best interests” test is substantially similar to the estimates of the results of the chapter 11 liquidation contemplated by the Combined Disclosure Statement and Plan. However, the Debtors believe that in a chapter 7 liquidation, there would be additional costs and expenses that the Estates would incur as a result of liquidating the Estates in a chapter 7 case.

A hypothetical chapter 7 liquidation analysis is attached to the Combined Disclosure Statement and Plan as Exhibit A. As set forth in Exhibit A, the costs of liquidation under chapter 7 of the Bankruptcy Code would include the compensation of a trustee, as well as the costs of counsel and other professionals retained by the trustee. The Debtors believe such amount would exceed the amount of expenses that would be incurred in implementing the Combined Disclosure Statement and Plan and winding up the affairs of the Debtors. Conversion also would likely delay the liquidation process and ultimately distribution to unsecured creditors. The Estates would also be obligated to pay all unpaid expenses incurred by the Debtors during the Chapter 11 Cases (such as compensation for professionals) that are allowed in the chapter 7 cases. Accordingly, the Debtors believe that holders of Allowed Claims would receive less than anticipated under the Combined Disclosure Statement and Plan if the Chapter 11 Cases were converted to chapter 7 cases. Accordingly, the classification and treatment of Claims and Interests in the Combined Disclosure Statement and Plan complies with section 1129(a)(7) of the Bankruptcy Code.

B.	Voting Procedures and Requirements

1.	Eligibility to Vote on the Combined Disclosure Statement and Plan

Unless otherwise ordered by the Bankruptcy Court, only holders of Allowed Claims in Classes 4 and 5 may vote on the Combined Disclosure Statement and Plan. Further, subject to the tabulation procedures that were approved by the Interim Approval and Procedures Order, in order to vote on the Combined Disclosure Statement and Plan, you must hold an Allowed Claim in Classes 4 or 5, or be the holder of a Claim in any such Class that has been temporarily Allowed for voting purposes only under Bankruptcy Rule 3018(a).

A holder of a Claim entitled to vote on the Combined Disclosure Statement and Plan may vote to accept or reject the Combined Disclosure Statement and Plan only if no party in interest has objected to such Claim (or the Claim has been Allowed subsequent to any objection or estimated for voting purposes). In addition, pursuant to section 105(a) of the Bankruptcy Code, Bankruptcy Rules 2002(a)(7) and 3003(c)(2) and the Bar Date Order, any Creditors whose Claims are not the subject of a timely-filed Proof of Claim, or a Proof of Claim deemed timely filed with the Bankruptcy Court pursuant to either the Bankruptcy Code or other order of the Bankruptcy Court, or otherwise deemed timely filed under applicable law and (a) are scheduled in the Debtors’ Schedules as disputed, contingent or unliquidated or (b) are not scheduled, will be denied treatment as Creditors with respect to such Claims for purposes of voting on the Combined Disclosure Statement and Plan and receiving distributions under the Combined Disclosure Statement and Plan.

For purposes of voting, the amount of a Claim used to calculate acceptance or rejection of the Combined Disclosure Statement and Plan under section 1126 of the Bankruptcy Code will be determined in accordance with the following hierarchy:

(a)	if an order has been entered by the Bankruptcy Court determining the amount of such Claim, whether pursuant to Bankruptcy Rule 3018 or otherwise, then in the amount prescribed by the order;

(b)	if no such order has been entered, then in the liquidated amount contained in a timely-filed Proof of Claim that is not the subject of a timely-filed objection; and

(c)	if no such Proof of Claim has been timely filed, then in the liquidated, noncontingent and undisputed amount contained in the Debtors’ Schedules.

For purposes of voting, the following conditions will apply to determine the amount and/or classification of a Claim:

(a)	if a Claim is partially liquidated and partially unliquidated, such Claim will be allowed for voting purposes only in the liquidated amount;

(b)	if a scheduled or filed Claim has been paid, such Claim will be disallowed for voting purposes;

(c)	the holder of a timely-filed Proof of Claim that is filed in a wholly unliquidated, contingent, disputed and/or unknown amount, and is not the subject of a timely-filed objection, is entitled to vote in the amount of $1.00; and

(d)	Claims filed for $0.00 are not entitled to vote.

2.	Solicitation Notice

All holders of Allowed Claims in Classes 4 and 5 will receive notice of the Confirmation Hearing on the Combined Disclosure Statement and Plan (the “Confirmation Notice”) and a Ballot. Creditors not entitled to vote on the Combined Disclosure Statement and Plan will receive the Confirmation Notice and a notice of their non-voting status. All other parties in interest not entitled to vote on the Combined Disclosure Statement and Plan will only receive a copy of the Confirmation Notice.

3.	Voting Procedures and Voting Deadline

If you are entitled to vote to accept or reject the Combined Disclosure Statement and Plan, a Ballot is enclosed for the purpose of voting on the Combined Disclosure Statement and Plan. To ensure your vote is counted, you must complete, date, sign and promptly mail the Ballot enclosed with the notice indicating your decision to accept or reject the Combined Disclosure Statement and Plan in the boxes provided.

The Ballot also contains an election to opt out of the release provisions contained in Article XIV.G of the Combined Disclosure Statement and Plan. Holders of Claims who receive a Ballot and (a) abstain from voting on the Combined Disclosure Statement and Plan or (b) vote to reject the Combined Disclosure Statement and Plan may opt out of the releases contained in Article XIV.G of the Combined Disclosure Statement and Plan. Unless you indicate your decision to opt out of the releases described in Article XIV.G of the Combined Disclosure Statement and Plan on the Ballot, you will be deemed to consent to such releases.

In voting for or against the Combined Disclosure Statement and Plan, please use only the Ballot sent to you with the Combined Disclosure Statement and Plan. If you are a holder of a Claim in Classes 4 or 5 and did not receive a Ballot, if your Ballot is damaged or lost or if you have any questions concerning voting procedures, please contact the Solicitation and Claims Agent at (877) 709-4750 or, for international callers, (424) 236-7230 or by email at TerraViaInfo@kccllc.com.

If you have any questions about (a) the procedures for voting your Claim or with respect to the packet of materials that you have received or (b) the amount of your Claim, please contact the Solicitation and Claims Agent at (877) 709-4750 or, for international callers, (424) 236-7230. If you wish to obtain (at no charge) an additional copy of the Combined Disclosure Statement and Plan or other solicitation documents, you can obtain them from the Debtors’ Case Information Website (located at https://kccllc.net/terravia) or by requesting a copy from the Debtors’ Solicitation and Claims Agent, which can be reached at (877) 709-4750 or, for international callers, (424) 236-7230.

To be counted, all Ballots must be properly executed, completed and delivered by (a) first-class mail (using the reply envelope provided in the solicitation package or otherwise), (b) overnight courier, or (c) personal delivery, in each case so that they are actually received, in any case, NO LATER THAN THE VOTING DEADLINE OF 6:00 P.M. (PREVAILING EASTERN TIME) ON December 29, 2017 by the Solicitation and Claims Agent. If you are submitting a Ballot via first-class mail, overnight courier or personal delivery, it should be sent to: TerraVia Ballot Processing Center c/o KCC, 2335 Alaska Avenue, El Segundo, CA 90245. Delivery of a Ballot to the Solicitation and Claims Agent by facsimile or any other electronic means (other than as expressly provided herein) shall not be valid.

Ballots received after the Voting Deadline will not be counted by the Debtors in connection with the Debtors’ request for Confirmation of the Combined Disclosure Statement and Plan. The method of delivery of Ballots to be sent to the Solicitation and Claims Agent is at the election and risk of each holder of a Claim.

Except as otherwise provided in the Combined Disclosure Statement and Plan, such delivery will be deemed made only when the original executed Ballot is actually received by the Solicitation and Claims Agent or submitted via the online portal maintained by the Solicitation and Claims Agent. In all cases, sufficient time should be allowed to assure timely delivery. For submissions via first-class mail, overnight courier or personal delivery, original executed Ballots are required. Delivery of a Ballot to the Solicitation and Claims Agent by facsimile, email or any other electronic means will not be accepted. No Ballot should be sent to the Debtors, their agents (other than the Solicitation and Claims Agent), any Indenture Trustee (unless specifically instructed to do so) or the Debtors’ financial or legal advisors, and if so sent will not be counted. If no holders of Claims in a particular Class that is entitled to vote on the Combined Disclosure Statement and Plan vote to accept or reject the Combined Disclosure Statement and Plan, then such Class shall be deemed to accept the Combined Disclosure Statement and Plan.

The following Ballots will not be counted or considered for any purpose in determining whether the Combined Disclosure Statement and Plan has been accepted or rejected:

(a)	any Ballot received after the Voting Deadline (unless extended by the Debtors);

(b)	any Ballot that is illegible or contains insufficient information to permit the identification of the holder;

(c)	any Ballot cast by a person or entity that does not hold a Claim in a Class that is entitled to vote to accept or reject the Combined Disclosure Statement and Plan;

(d)	any Ballot cast for a Claim designated as contingent, unliquidated or disputed or as zero or unknown in amount and for which no Rule 3018(a) Motion has been filed by the Rule 3018(a) Motion Deadline (as such terms are defined in the Interim Approval and Procedures Order);

(e)	any Ballot that indicates neither an acceptance nor a rejection, or indicates both an acceptance and a rejection, of the Combined Disclosure Statement and Plan;

(f)	any Ballot that casts part of its vote in the same Class to accept the Combined Disclosure Statement and Plan and part to reject the Combined Disclosure Statement and Plan;

(g)	any form of Ballot other than the official form sent by the Solicitation and Claims Agent, or a copy thereof;

(h)	any Ballot received that the Solicitation and Claims Agent cannot match to an existing database record;

(i)	any Ballot that does not contain an original signature (unless submitted through the online electronic ballot portal); or

(j)	any Ballot that is submitted by facsimile, email or by other electronic means (unless submitted through the online electronic ballot portal).

4.	Acceptance of the Combined Disclosure Statement and Plan

In order for the Combined Disclosure Statement and Plan to be accepted by an Impaired Class of Claims, a majority in number and two-thirds in dollar amount of the Claims voting in such Class must vote to accept the Combined Disclosure Statement and Plan. At least one Voting Class, excluding the votes of insiders, must actually vote to accept the Combined Disclosure Statement and Plan.

YOU ARE URGED TO COMPLETE, DATE, SIGN AND PROMPTLY MAIL THE BALLOT ENCLOSED OR COMPLETE YOUR BALLOT USING THE ONLINE PORTAL MAINTAINED BY THE SOLICITATION AND CLAIMS AGENT. PLEASE BE SURE TO COMPLETE THE BALLOT PROPERLY AND LEGIBLY AND TO IDENTIFY THE EXACT AMOUNT OF YOUR CLAIM AND THE NAME OF THE HOLDER. IF YOU ARE A HOLDER OF A CLAIM ENTITLED TO VOTE ON THE COMBINED DISCLOSURE STATEMENT AND PLAN AND YOU DID NOT RECEIVE A BALLOT, YOU RECEIVED A DAMAGED BALLOT OR YOU LOST YOUR BALLOT OR IF YOU HAVE ANY QUESTIONS CONCERNING THE COMBINED DISCLOSURE STATEMENT AND PLAN OR PROCEDURES FOR VOTING ON THE COMBINED DISCLOSURE STATEMENT AND PLAN, PLEASE CONTACT THE SOLICITATION AND CLAIMS AGENT AT (877) 709-4750 OR, FOR INTERNATIONAL CALLERS, (424) 236-7230 OR AT TERRAVIAINFO@KCCLLC.COM. THE SOLICITATION AND CLAIMS AGENT IS NOT AUTHORIZED TO, AND WILL NOT, PROVIDE LEGAL ADVICE.

VI. CERTAIN RISK FACTORS TO BE CONSIDERED PRIOR TO VOTING

THE COMBINED DISCLOSURE STATEMENT AND PLAN AND ITS IMPLEMENTATION ARE SUBJECT TO CERTAIN RISKS, INCLUDING, BUT NOT LIMITED TO, THE RISK FACTORS SET FORTH BELOW. HOLDERS OF CLAIMS WHO ARE ENTITLED TO VOTE ON THE COMBINED DISCLOSURE STATEMENT AND PLAN SHOULD READ AND CAREFULLY CONSIDER THE RISK FACTORS, AS WELL AS THE OTHER INFORMATION SET FORTH IN THE COMBINED DISCLOSURE STATEMENT AND PLAN AND THE DOCUMENTS DELIVERED TOGETHER HEREWITH OR REFERRED TO OR INCORPORATED BY REFERENCE HEREIN, BEFORE DECIDING WHETHER TO VOTE TO ACCEPT OR REJECT THE COMBINED DISCLOSURE STATEMENT AND PLAN. THESE FACTORS SHOULD NOT, HOWEVER, BE REGARDED AS CONSTITUTING THE ONLY RISKS INVOLVED IN CONNECTION WITH THE COMBINED DISCLOSURE STATEMENT AND PLAN AND ITS IMPLEMENTATION.

A.	The Combined Disclosure Statement and Plan May Not Be Accepted

The Debtors can make no assurances that the requisite acceptances to the Combined Disclosure Statement and Plan will be received, and the Debtors may need to obtain acceptances to an alternative plan of liquidation for the Debtors, or otherwise, that may not have the support of the Creditors and/or may be required to liquidate the Estates under chapter 7 of the Bankruptcy Code. There can be no assurance that the terms of any such alternative restructuring arrangement or plan would be similar to or as favorable to Creditors as those proposed in the Combined Disclosure Statement and Plan.

B.	The Combined Disclosure Statement and Plan May Not Be Confirmed

Even if the Debtors receive the requisite acceptances, there is no assurance that the Bankruptcy Court, which may exercise substantial discretion as a court of equity, will confirm the Combined Disclosure Statement and Plan. Even if the Bankruptcy Court determined that the Combined Disclosure Statement and Plan and the balloting procedures and results were appropriate, the Bankruptcy Court could still decline to confirm the Combined Disclosure Statement and Plan if it finds that any of the statutory requirements for confirmation had not been met. Moreover, there can be no assurance that modifications to the Combined Disclosure Statement and Plan will not be required for Confirmation or that such modifications would not necessitate the resolicitation of votes. If the Combined Disclosure Statement and Plan is not confirmed, it is unclear what distributions holders of Claims or Interests ultimately would receive with respect to their Claims or Interests in a subsequent plan of liquidation.

C.	Distributions to Holders of Allowed Claims under the Combined Disclosure Statement and Plan

Projected distributions are based upon good faith estimates of the total amount of Claims ultimately Allowed and the funds available for distribution. There can be no assurance that the estimated Claim amounts set forth in the Combined Disclosure Statement and Plan are correct. These estimated amounts are based on certain assumptions with respect to a variety of factors. Both the actual amount of Allowed Claims in a particular Class and the funds available for distribution to such Class may differ from the Debtors’ estimates. If the total amount of Allowed Claims in a Class is higher than the Debtors’ estimates, or the funds available for distribution to such Class are lower than the Debtors’ estimates, the percentage recovery to holders of Allowed Claims in such Class will be less than projected.

D.	Objections to Classification of Claims

Section 1122 of the Bankruptcy Code requires that the Combined Disclosure Statement and Plan classify Claims and Interests. The Bankruptcy Code also provides that the Combined Disclosure Statement and Plan may place a Claim or Interest in a particular Class only if such Claim or Interest is substantially similar to the other Claims or Interests of such Class. The Debtors believe that all Claims and Interests have been appropriately classified in the Combined Disclosure Statement and Plan.

To the extent that the Bankruptcy Court finds that a different classification is required for the Combined Disclosure Statement and Plan to be confirmed, the Debtors would seek to (i) modify the Combined Disclosure Statement and Plan to provide for whatever classification might be required for Confirmation and (ii) use the acceptances received from any holder of Claims pursuant to this solicitation for the purpose of obtaining the approval of the Class or Classes of which such holder ultimately is deemed to be a member. Any such reclassification of Claims, although subject to the notice and hearing requirements of the Bankruptcy Code, could adversely affect the Class in which such holder was initially a member, or any other Class under the Combined Disclosure Statement and Plan, by changing the composition of such Class and the vote required for approval of the Combined Disclosure Statement and Plan. There can be no assurance that the Bankruptcy Court, after finding that a classification was inappropriate and requiring a reclassification, would approve the Combined Disclosure Statement and Plan based upon such reclassification. Except to the extent that modification of classification in the Combined Disclosure Statement and Plan requires resolicitation, the Debtors will, in accordance with the Bankruptcy Code and the Bankruptcy Rules, seek a determination by the Bankruptcy Court that acceptance of the Combined Disclosure Statement and Plan by any holder of Claims pursuant to this solicitation will constitute a consent to the Combined Disclosure Statement and Plan’s treatment of such holder, regardless of the Class as to which such holder is ultimately deemed to be a member. The Debtors believe that under the Bankruptcy Rules, they would be required to resolicit votes for or against the Combined Disclosure Statement and Plan only when a modification adversely affects the treatment of the Claim or Interest of any holder.

The Bankruptcy Code also requires that the Combined Disclosure Statement and Plan provide the same treatment for each Claim or Interest of a particular Class unless the holder of a particular Claim or Interest agrees to a less favorable treatment of its Claim or Interest. The Debtors believe that the Combined Disclosure Statement and Plan complies with the requirement of equal treatment. To the extent that the Bankruptcy Court finds that the Combined Disclosure Statement and Plan does not satisfy such requirement, the Bankruptcy Court could deny confirmation of the Combined Disclosure Statement and Plan.

Issues or disputes relating to classification and/or treatment could result in a delay in the confirmation and consummation of the Combined Disclosure Statement and Plan and could increase the risk that the Combined Disclosure Statement and Plan will not be consummated.

E.	Failure to Consummate the Combined Disclosure Statement and Plan

The Combined Disclosure Statement and Plan provides for certain conditions that must be satisfied (or waived) prior to Confirmation and for certain other conditions that must be satisfied (or waived) prior to the Effective Date. As of the date of the Combined Disclosure Statement and Plan, there can be no assurance that any or all of the conditions in the Combined Disclosure Statement and Plan will be satisfied (or waived). Accordingly, there can be no assurance that the Combined Disclosure Statement and Plan will be confirmed by the Bankruptcy Court. Further, if the Combined Disclosure Statement and Plan is confirmed, there can be no assurance that the Combined Disclosure Statement and Plan will be consummated.

F.	Allowance of Claims May Substantially Dilute the Recovery to Holders of Claims under the Combined Disclosure Statement and Plan

There can be no assurance that the estimated Claim amounts set forth in the Combined Disclosure Statement and Plan are correct, and the actual allowed amounts of Claims may differ from the estimates. The estimated amounts are based on certain assumptions with respect to a variety of factors, including with respect to the Disputed, Contingent and Unliquidated Claims. Should these underlying assumptions prove incorrect, the actual Allowed amounts of Claims may vary from those estimated herein. Because distributions to holders of General Unsecured Claims are linked to the amount and value of Allowed General Unsecured Claims and the amount and value of Convenience Claims, any material increase in the amount of Allowed General Unsecured Claims or Allowed Convenience Claims over the amounts estimated by the Debtors would materially reduce the recovery to holders of Allowed General Unsecured Claims under the Combined Disclosure Statement and Plan.

G.	Plan Releases May Not Be Approved

There can be no assurance that the Combined Disclosure Statement and Plan releases, as provided in Articles XIV.F-G of the Combined Disclosure Statement and Plan, will be granted. Failure of the Bankruptcy Court to grant such relief may result in a plan of liquidation that differs from the Combined Disclosure Statement and Plan or the Combined Disclosure Statement and Plan not being confirmed.

H.	Certain Tax Considerations

There are a number of material income tax considerations, risks and uncertainties associated with the plan of liquidation of the Debtors described in the Combined Disclosure Statement and Plan (the “Plan of Liquidation”). Holders of Claims and other interested parties should read carefully the discussion of certain U.S. federal income tax consequences of the Combined Disclosure Statement and Plan set forth below.

1.	Introduction

The following discussion is a summary of certain U.S. federal income tax consequences of the Plan of Liquidation to the Debtors and to holders of Allowed General Unsecured Claims. This discussion is based on the Tax Code, Treasury Regulations promulgated and proposed thereunder, judicial decisions and published administrative rules and pronouncements of the Internal Revenue Service (the “IRS”), all as in effect on the date of the Combined Disclosure Statement and Plan.

Due to the complexity of certain aspects of the Plan of Liquidation, the lack of applicable legal precedent, the possibility of changes in the law, the differences in the nature of the Claims, each holder’s status and method of accounting and the potential for disputes as to legal and factual matters with the IRS, the tax consequences described herein are uncertain. No legal opinions will be rendered, and no ruling has been or will be sought from the IRS with respect to any of the matters discussed below. Further, legislative, judicial or administrative changes may occur, perhaps with retroactive effect, that could affect the accuracy of the statements and conclusions set forth below as well as the tax consequences to the Debtors and the holders of Allowed General Unsecured Claims.

The following summary is intended for general information purposes only and does not address the U.S. federal income tax consequences to holders whose Claims are Unimpaired or otherwise entitled to payment in full in Cash under the Plan of Liquidation (e.g., Priority Tax Claims, Other Secured Claims and SVB Facility Claims), holders of Interests (e.g., Existing Equity Interests and Interests in Subsidiary Debtors), holders of Section 510(b) Claims or purchasers of Claims following the Effective Date. This discussion assumes that the holder has not taken a bad debt deduction with respect to a Claim (or any portion thereof) in the current or any prior year and such Claim did not become completely or partially worthless in a prior taxable year. This discussion does not purport to address all aspects of U.S. federal income taxation that may be relevant to the Debtors or the holders of Allowed General Unsecured Claims in light of their particular circumstances, and it does not deal with tax issues with respect to taxpayers subject to special treatment under the U.S. federal income tax laws (including, for example, broker dealers, insurance companies, financial institutions, real estate investment trusts, tax-exempt organizations, small business investment companies, regulated investment companies, U.S. persons whose functional currency is not the U.S. dollar, persons subject to the alternative minimum tax or the unearned income Medicare contribution tax and persons holding Claims as part of a “straddle,” “hedge,” “constructive sale” or “conversion transaction” with other investments). No aspect of foreign, state, local or estate and gift taxation is addressed herein.

The Debtors believe, and the following discussion generally assumes, that the Plan of Liquidation implements the liquidation of the Debtors for U.S. federal income tax purposes and that all distributions pursuant to the Plan of Liquidation to holders of Allowed General Unsecured Claims will be taxed accordingly.

THIS DISCUSSION IS FOR INFORMATIONAL PURPOSES ONLY AND LIMITED TO THE FEDERAL TAX ISSUES ADDRESSED HEREIN. ADDITIONAL ISSUES MAY EXIST THAT ARE NOT ADDRESSED IN THIS DISCUSSION AND THAT COULD AFFECT THE FEDERAL TAX TREATMENT OF CONSUMMATION OF THE COMBINED DISCLOSURE STATEMENT AND PLAN. HOLDERS SHOULD SEEK THEIR OWN ADVICE BASED ON THEIR PARTICULAR CIRCUMSTANCES FROM AN INDEPENDENT TAX ADVISOR.

2.	Tax Consequences to Certain Creditors

The following generally discusses certain U.S. federal income tax consequences of the Plan of Liquidation to holders of Allowed General Unsecured Claims.

a. Holders of Allowed General Unsecured Claims

Pursuant to the Combined Disclosure Statement and Plan, each holder of an Allowed General Unsecured Claim shall receive, in full satisfaction of its Allowed General Unsecured Claim, its Ratable Share of the remaining Sale Proceeds and other assets of the Estates pursuant to the terms and conditions under Article VIII.B.5 of the Combined Disclosure Statement and Plan. Generally, a holder of an Allowed General Unsecured Claim should in most, but not all circumstances, recognize gain or loss equal to the difference between the amount of Cash received by such holder pursuant to the Combined Disclosure Statement and Plan in exchange for its Allowed General Unsecured Claim and such holder’s adjusted tax basis in the Allowed General Unsecured Claim.

b. Character of Gain or Loss

To the extent applicable, the character of any recognized gain or loss (e.g., ordinary income, or short-term or long-term capital gain or loss) will depend upon the status of the holder of the Allowed General Unsecured Claim, the nature of the Allowed General Unsecured Claim in the holder’s hands, the purpose and circumstances of its acquisition, the holder’s holding period of the Allowed General Unsecured Claim, whether payments are received in respect thereof in more than one taxable year and the extent to which such holder previously claimed a deduction for the worthlessness of all or a portion of the Allowed General Unsecured Claim. Generally, if the Allowed General Unsecured Claim is a capital asset in the holder’s hands, any gain or loss realized generally will be characterized as capital gain or loss, and will constitute long-term capital gain or loss if the holder has held such Allowed General Unsecured Claim for more than one year.

The market discount provisions of the Internal Revenue Code may apply to holders of certain Allowed General Unsecured Claims. A holder that purchased its Allowed General Unsecured Claim from a prior holder will be considered to have purchased such Allowed General Unsecured Claim with “market discount” if the holder’s basis in its Allowed General Unsecured Claim is less than the (i) the stated redemption price of such Allowed General Unsecured Claim at maturity or (ii) in the case of a Allowed General Unsecured Claim issued with Original Issue Discount (“OID”) its “revised issue price,” by at least a de minimis amount (equal to 0.25% of the sum of all remaining payments to be made on the debt instrument, excluding qualified stated interest, multiplied by the number of remaining whole years to maturity). Assuming that such holder has not made an election to accrue the market discount into income on a current basis, any gain recognized pursuant to the Combined Disclosure Statement and Plan generally would be characterized as ordinary income to the extent of the market discount accrued during the holder’s period of ownership.

c. Distributions with Respect to Accrued but Unpaid Interest.

Although no assurance can be given that the IRS will accept, or that a court will uphold the position, to the extent that any Allowed General Unsecured Claim is based upon any obligation or instrument that is treated for U.S. federal income tax purposes as indebtedness of any Debtor and has any accrued but unpaid interest thereon, it is intended that any distribution received by the holder of such Allowed General Unsecured Claim will be allocated first to the principal amount of the Allowed General Unsecured Claim (as determined for U.S. federal income tax purposes) and then, to the extent the consideration exceeds the principal amount of the Allowed General Unsecured Claim, to accrued but unpaid interest (including any accrued original issue discount). Any such amount attributable to accrued but unpaid interest will be taxable to the holder as interest income if such amount has not been previously included in the holder’s gross income for U.S. federal income tax purposes. Conversely, a holder may be able to recognize a deductible loss to the extent that any accrued interest (including any original issue discount) was previously included in the holder’s gross income but was not paid in full by the Debtors.

Each holder of an Allowed General Unsecured Claim is urged to consult its tax advisor regarding the allocation of consideration to, and the deductibility of a loss with respect to, accrued but unpaid interest for U.S. federal income tax purposes.

d. Non-United States Persons

A holder of an Allowed General Unsecured Claim that is not a “United States Person” within the meaning of the Tax Code (a “Non-U.S. Holder”) generally will not be subject to United States federal income tax with respect to property (including money) received in exchange for such Allowed General Unsecured Claim pursuant to the Combined Disclosure Statement and Plan, unless (i) such Non-U.S. Holder is engaged in a trade or business in the United States to which income, gain or loss from the exchange is “effectively connected” for United States federal income tax purposes (and, if required by an applicable income tax treaty, is attributable to a U.S. permanent establishment or fixed base), or (ii) if such Non-U.S. Holder is an individual, such Non-U.S. Holder is present in the United States for 183 days or more during the taxable year of the exchange and certain other requirements are met (unless an applicable income tax treaty provides otherwise).

Payments to a Non-U.S. Holder that are attributable to accrued interest generally will not be subject to U.S. federal income or withholding tax, provided that the withholding agent has received or receives, prior to payment, appropriate documentation (generally, an IRS Form W-8BEN, IRS Form W-8BEN-E, or a successor form) establishing that the Non-U.S. Holder is not a U.S. person, unless:

(i) the Non-U.S. Holder, actually or constructively, owns 10% or more of the total combined voting power of all classes of TerraVia’s stock entitled to vote;

(ii) the Non-U.S. Holder is a “controlled foreign corporation” that is a “related person” with respect to TerraVia (each, within the meaning of the Tax Code); or

(iii) such interest is effectively connected with the conduct by the Non-U.S. Holder of a trade or business within the United States as described above, in which case, provided the Non-U.S. Holder provides a properly-executed IRS Form W-8ECI (or successor form) to the withholding agent, the Non-U.S. Holder (A) generally will not be subject to withholding tax, but (B) will be subject to U.S. federal income tax in the same manner as a U.S. person (unless an applicable income tax treaty provides otherwise), and a Non-U.S. Holder that is a corporation for U.S. federal income tax purposes may also be subject to a branch profits tax with respect to such Non-U.S. Holder’s effectively connected earnings and profits that are attributable to the interest at a rate of 30% (or at a reduced rate or exemption from tax under an applicable income tax treaty).

A Non-U.S. Holder that does not qualify for exemption from withholding tax with respect to interest that is not effectively connected income generally will be subject to withholding of U.S. federal income tax at a 30% rate (or at a reduced rate or exemption from tax under an applicable income tax treaty) on payments that are attributable to accrued interest. For purposes of providing a properly executed IRS Form W-8BEN or W-8BEN-E, special procedures are provided under applicable Treasury regulations for payments through qualified foreign intermediaries or certain financial institutions that hold customers’ securities in the ordinary course of their trade or business. To claim the benefits of a treaty, a Non-U.S. Holder must provide a properly-executed IRS Form W-8BEN or W-8BEN-E (or a successor form) prior to the payment.

3.	Information Reporting and Backup Withholding

Distributions or payments made pursuant to the Combined Disclosure Statement and Plan may be subject to backup withholding unless the holder of an Allowed General Unsecured Claims to which distribution or payment is made (a) is included in certain exempt categories of persons (which generally include corporations) and, when required, demonstrates that fact or (b) provides a correct taxpayer identification number and certifies under penalty of perjury that the taxpayer identification number is correct and that such holder is not subject to backup withholding because of a failure to report all dividend and interest income, if any. Amounts withheld under the backup withholding rules are not additional taxes and may be refunded or credited against such holder’s U.S. federal income tax liability, provided required information is timely furnished to the IRS.

Each Debtor and Disbursing Agent will withhold all amounts required by law to be withheld from payments of interest. Each Debtor and Disbursing Agent will comply with all applicable reporting requirements of the Internal Revenue Code.

4.	Tax Consequences to the Debtors

The Debtors expect to remain in existence following the Effective Date for the sole purpose of liquidating any remaining assets and winding-up their affairs. The Debtors do not expect to remain in existence for U.S. federal income tax purposes beyond December 31, 2018. Accordingly, the Debtors intend to treat the Plan of Liquidation as the implementation of the liquidation of the Debtors for U.S. federal income tax purposes.

Because of the lack of direct authoritative guidance as to the survival and utilization of net operating losses (the “NOLs”) carryforwards and the timing of recognition of cancellation of indebtedness in the context of a bankruptcy liquidation, there is a risk that certain favorable tax attributes of the Debtors (including NOLs incurred through the end of the taxable year in which the Combined Disclosure Statement and Plan becomes effective) may be substantially reduced, eliminated, or subjected to significant limitations as the result of implementation of the Combined Disclosure Statement and Plan.

5.	Importance of Obtaining Professional Tax Assistance

THE U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE COMBINED DISCLOSURE STATEMENT AND PLAN ARE COMPLEX. THE FOREGOING DISCUSSION IS INTENDED ONLY AS A SUMMARY OF CERTAIN INCOME TAX CONSEQUENCES OF THE COMBINED DISCLOSURE STATEMENT AND PLAN AND FOR INFORMATIONAL PURPOSES ONLY AND IS NOT TAX ADVICE. THE TAX CONSEQUENCES ARE IN MANY CASES UNCERTAIN AND MAY VARY DEPENDING ON A HOLDER’S PARTICULAR CIRCUMSTANCES. ACCORDINGLY, HOLDERS ARE URGED TO CONSULT THEIR TAX ADVISORS ABOUT THE UNITED STATES FEDERAL, STATE AND LOCAL, AND APPLICABLE FOREIGN INCOME AND OTHER TAX CONSEQUENCES OF THE COMBINED DISCLOSURE STATEMENT AND PLAN.

VII. TREATMENT OF UNCLASSIFIED CLAIMS

A.	Treatment of DIP Facility Claims

On the Effective Date, each holder of an Allowed DIP Facility Claim shall receive, in full satisfaction of its Allowed DIP Facility Claim, payment in full in Cash or such other treatment acceptable to such holder. In addition, on the Effective Date, all fees and expenses incurred by counsel to the DIP Agent and DIP Lenders as required under the Final DIP Order and pursuant to Section 11.03 of the DIP Credit Agreement, including, for the avoidance of doubt, the reasonable expenses and fees of Brown Rudnick LLP, Ashby & Geddes, P.A. and GLC Advisors & Co., LLC, shall be paid in Cash in full.

Upon the Effective Date, the Debtors, the Liquidating Debtors or the Plan Administrator, as applicable, shall establish a segregated account in control of the DIP Agent (the “Contingent DIP Obligations Indemnity Account”), into which the sum of $100,000.00 of Cash shall be deposited as security for any Contingent DIP Obligations. The Contingent DIP Obligations shall be secured by a first priority lien on the respective

Contingent DIP Obligations Indemnity Account and the funds therein and by a lien on the DIP Collateral. Subject to the expiration of 10-days’ written notice without receipt of written objection from the Liquidating Debtors, the Plan Administrator or the United States Trustee, the DIP Agent and the DIP Lenders may apply amounts in the Contingent DIP Obligations Indemnity Account against the Contingent DIP Obligations as and when they arise, without further notice to any other parties in interest and without further order of this Court. Upon satisfaction of all Contingent DIP Obligations, the DIP Agent shall return any available remaining funds from the Contingent DIP Obligations Indemnity Account to the Liquidating Debtors or the Plan Administrator, as applicable, for distribution with the Combined Disclosure Statement and Plan

Notwithstanding anything to the contrary in the Combined Disclosure Statement and Plan or the Confirmation Order, (i) the Contingent DIP Obligations shall survive the Effective Date and shall not be discharged or released pursuant to the Combined Disclosure Statement and Plan or the Confirmation Order and (ii) the DIP Facility and the DIP Facility Documents shall continue in full force and effect after the Effective Date with respect to any obligations thereunder governing (a) the Contingent DIP Obligations and (b) the relationships among the DIP Agent and the DIP Lenders, as applicable, including, but not limited to, those provisions relating to the rights of the DIP Agent and the DIP Lenders to expense reimbursement, indemnification and other similar amounts (either from the Debtors, the Liquidating Debtors or the DIP Lenders) and any provisions that may survive termination or maturity of the DIP Facility in accordance with the terms thereof.

After the Effective Date, the Liquidating Debtors shall continue to reimburse the DIP Agent for the reasonable fees and expenses (including reasonable and documented legal fees and expenses) incurred by the DIP Agent after the Effective Date that survive termination or maturity of the DIP Facility in accordance with the terms thereof. The Liquidating Debtors shall pay all of the amounts that may become payable to the DIP Agent under any of the foregoing provisions in accordance with the terms of the DIP Documents and the Final DIP Order.

B.	Administrative Expense Bar Date; Filing of Administrative Expense Claims

A notice setting forth the Administrative Expense Claim Bar Date shall be (i) filed on the Bankruptcy Court’s docket and served with the notice of the Effective Date and (ii) posted on the Debtors’ Case Information Website. No other notice of the Administrative Expense Claim Bar Date will be provided.

All requests for payment of Administrative Expense Claims that accrued on or before the Effective Date (other than Professional Fee Claims, which are subject to the provisions of Article VII.E of the Combined Disclosure Statement and Plan) must be filed with the Solicitation and Claims Agent and served on counsel for the Debtors and Liquidating Debtors, and the Plan Administrator, by the Administrative Expense Claim Bar Date. Any requests for payment of Administrative Expense Claims pursuant to this Article VII.B that are not properly filed and served by the Administrative Expense Claim Bar Date shall be disallowed automatically without the need for any objection from the Debtors, the Liquidating Debtors or the Plan Administrator or any action by the Bankruptcy Court.

The Liquidating Debtors or the Plan Administrator, in their sole discretion, shall have exclusive authority to settle Administrative Expense Claims without further Bankruptcy Court approval.

Unless the Debtors, the Liquidating Debtors or the Plan Administrator object to a timely filed and properly served Administrative Expense Claim by the Claims Objection Deadline, such Administrative Expense Claim shall be deemed Allowed in the amount requested. If the Debtors, the Liquidating Debtors or the Plan Administrator object to an Administrative Expense Claim, the parties may confer to try to reach a settlement and, failing that, the Bankruptcy Court shall determine whether such Administrative Expense Claim should be Allowed and, if so, in what amount.

Notwithstanding the foregoing, requests for payment of Administrative Expense Claims need not be filed for Administrative Expense Claims that (i) previously have been Allowed by Final Order of the Bankruptcy Court, (ii) the Debtors or Liquidating Debtors have otherwise agreed in writing do not require such a filing or (iii) arise pursuant to 28 U.S.C. § 1930.

C.	Treatment of Administrative Expense Claims

Except to the extent that the applicable holder of an Allowed Administrative Expense Claim agrees to such other treatment with the Debtors, the Liquidating Debtors or the Plan Administrator, as applicable, each holder of an Allowed Administrative Expense Claim shall receive, in full satisfaction of its Allowed Administrative Expense Claim, payment in full in Cash (i) on the later of the Effective Date or the due date in the ordinary course of business in accordance with the terms and conditions of the particular transaction giving rise to such Allowed Administrative Expense Claim (for Claims Allowed as of the Effective Date), (ii) on or as soon as practicable after the date such Claim is Allowed (or upon such other terms as may be agreed upon by such holder and the applicable Debtor, Liquidating Debtor or the Plan Administrator, as applicable) or (iii) as otherwise ordered by the Bankruptcy Court.

Any payments made on account of Allowed Administrative Expense Claims (other than Professional Fee Claims) shall be paid from the Wind-down Account, and Allowed Professional Fee Claims shall be paid from first the Fee Escrow Account or if the Fee Escrow Account is insufficient to pay the full amount of Allowed Professional Fee Claims, remaining unpaid Allowed Professional Fee Claims will be promptly paid by the Debtors or the Liquidating Debtors, as applicable, from the Wind-down Account without any further action or order of the Bankruptcy Court pursuant to Articles XIII.C.l and VII.E.3 of the Combined Disclosure Statement and Plan.

D.	Treatment of Priority Tax Claims

Except to the extent that a holder of an Allowed Priority Tax Claim and the Debtors agree to such other treatment for such holder, each holder of an Allowed Priority Tax Claim shall receive, in full satisfaction of its Allowed Priority Tax Claim, treatment in a manner consistent with section 1129(a)(9)(C) of the Bankruptcy Code. For the avoidance of doubt, any payments made on account of Allowed Priority Tax Claims shall be paid from the Wind-down Account.

The Liquidating Debtors and the Plan Administrator shall have the right, in their sole discretion, to pay any Allowed Priority Tax Claim or any remaining balance of an Allowed Priority Tax Claim (together with accrued but unpaid interest) in full at any time on or after the Effective Date without premium or penalty.

E.	Filing of Professional Fee Claims; Treatment of Professional Claims

Except to the extent that the applicable holder of an Allowed Professional Fee Claim agrees to such other treatment with the Debtors, the Liquidating Debtors or the Plan Administrator, as applicable, each holder of a Professional Fee Claim shall be paid in full in Cash pursuant to the provisions of this Article VII.E.

1.	Fee Applications

All requests for payment of Professional Fee Claims must be filed with the Bankruptcy Court by the date that is 60 calendar days after the Effective Date; provided, that if any Professional is unable to file its own request with the Bankruptcy Court, such Professional may deliver an original, executed copy and an electronic copy to the Debtors’ attorneys and the Liquidating Debtors at least three Business Days before the deadline, and the Debtors’ attorneys shall file such request with the Bankruptcy Court. The objection deadline relating to a request for payment of Professional Fee Claims shall be 4:00 p.m. (prevailing Eastern Time) on the date that is 20 calendar days after the filing of such request. Distributions on account of Allowed Professional Fee Claims shall be made as soon as reasonably practicable after such Claims become Allowed.

2.	Post-Effective Date Fees

Upon the Effective Date, any requirement that Professionals comply with sections 327 through 331 of the Bankruptcy Code in seeking retention or compensation for services rendered after such date shall terminate, and the Debtors, the Liquidating Debtors or the Plan Administrator may employ and pay all Professionals without any further notice to, action by or order or approval of the Bankruptcy Court or any other party.

3.	Fee Escrow Account

On the Effective Date, the Debtors shall establish and fund the Fee Escrow Account with Cash equal to the Debtors’ good faith estimate of the Professional Fee Claims. To receive payment for unbilled fees and expenses incurred through the Effective Date, all Professionals shall (i) estimate their accrued Professional Fee Claims prior to and as of the Effective Date and (ii) estimate for expected fees and expenses for professional services rendered or costs incurred on account of these Chapter 11 Cases following the Effective Date and shall deliver such estimates to the Debtors on or before the Effective Date. Funds held in the Fee Escrow Account shall revert to the Liquidating Debtors only after all Allowed Professional Fee Claims have been paid in full. Fees owing to the applicable holder of a Professional Fee Claim shall be paid in Cash to such holder from funds held in the Fee Escrow Account when such Claims are Allowed by an order of the Bankruptcy Court or authorized to be paid under the Order Establishing Procedures for Interim Compensation and Reimbursement of Expenses of Professionals Pursuant to Sections 105(a), 330 and 331 of the Bankruptcy Code, Bankruptcy Rule 2016 and Local Rule 2016-2 [D.I. 204]; provided, that the Liquidating Debtors’ obligations with respect to Professional Fee Claims shall not be limited by nor deemed limited to the balance of funds held in the Fee Escrow Account. To the extent that funds held in the Fee Escrow Account are insufficient to satisfy the amount of accrued Professional Fee Claims, the holders of Professional Fee Claims shall have an Allowed Administrative Expense Claim for any such deficiency, which shall be satisfied in accordance with Article XIII.C of the Combined Disclosure Statement and Plan. No Liens, claims or interests shall encumber the Fee Escrow Account in any way.

VIII. CLASSIFICATION AND TREATMENT OF OTHER CLAIMS AND

OTHER INTERESTS

Pursuant to sections 1122 and 1123 of the Bankruptcy Code, Claims and Interests are classified for all purposes, including, without express or implied limitation, voting, confirmation and distribution pursuant to the Combined Disclosure Statement and Plan, as set forth herein. A Claim or Interest shall be deemed classified in a particular Class only to the extent that the Claim or Interest qualifies within the description of that Class, and shall be deemed classified in a different Class to the extent that any remainder of such Claim or Interest qualifies within the description of such different Class. A Claim or Interest is in a particular Class only to the extent that such Claim or Interest is Allowed in that Class and has not been paid or otherwise satisfied prior to the Effective Date. Any Claim or Interest that has been paid or satisfied, or any Claim or Interest that has been amended or superseded, may be adjusted or expunged on the Claims Register without a claims objection having to be filed and without any further notice to or action, order or approval of the Bankruptcy Court.

Except as otherwise specifically provided for in the Combined Disclosure Statement and Plan, the Confirmation Order or other order of the Bankruptcy Court, or required by applicable non-bankruptcy law, in no event shall any holder of an Allowed Claim be entitled to receive payments that in the aggregate exceed the Allowed amount of such holder’s Claim. For the purpose of classification and treatment under the Combined Disclosure Statement and Plan, any Claim in respect of which multiple Debtors are jointly liable shall be treated as a separate Claim against each of the jointly liable Debtors.

A.	Classes and Treatment of Claims and Interests

The Combined Disclosure Statement and Plan groups the Debtors together solely for the purposes of describing treatment under the Combined Disclosure Statement and Plan, confirmation of the Combined Disclosure Statement and Plan, and making distributions in accordance with the Combined Disclosure Statement and Plan in respect of Claims against and Interests in the Debtors under the Combined Disclosure Statement and Plan. Notwithstanding such groupings, the Combined Disclosure Statement and Plan constitutes a separate chapter 11 plan of liquidation for each Debtor. The Combined Disclosure Statement and Plan is not premised upon and will not cause the substantive consolidation of any of the Debtors. For brevity and convenience, the classification and treatment of Claims and Interests have been arranged into one chart. Such classification shall not affect any Debtor’s status as a separate legal entity, change the organizational structure of the Debtors’ business enterprise, constitute a change of control of any Debtor for any purpose, cause a merger or consolidation of any legal entities or cause the transfer of any assets. Except as otherwise provided by or permitted under the Combined Disclosure Statement and Plan, all Debtors shall continue to exist as separate legal entities.

The following table designates the Classes of Claims and Interests and specifies which of those Classes are (i) Impaired or Unimpaired by the Combined Disclosure Statement and Plan and (ii) entitled to vote to accept or reject the Combined Disclosure Statement and Plan in accordance with section 1126 of the Bankruptcy Code or deemed to accept or reject the Combined Disclosure Statement and Plan.5

[5]	The information in the table is provided in summary form, and is qualified in its entirety by Article VIII.B below.

Class	Designation	Plan Treatment of Allowed Claims and Interests	Status	Voting Rights
1	Other Secured Claims	Each holder of an Allowed Other Secured Claim shall receive, in full satisfaction of its Allowed Other Secured Claim, payment in full in Cash; Reinstatement of the legal, equitable and contractual rights of the holder of such Claim; a distribution of the proceeds of the sale or disposition of the Collateral securing such Claim, in each case, solely to the extent of the value of the holder’s secured interest in such Collateral; return of Collateral securing such Claim; or such other treatment that will render the Claim Unimpaired.	Unimpaired	Deemed to Accept

2	Other Priority Claims	Each holder of an Allowed Other Priority Claim shall receive, in full satisfaction of its Allowed Other Priority Claim, payment in full in Cash or such other treatment that will render such Claim Unimpaired on the later of (i) the Effective Date or (ii) the date due in the ordinary course of business in accordance with the terms and conditions of the particular transactions giving rise to such Allowed Other Priority Claim.	Unimpaired	Deemed to Accept

3	SVB Facility Claims	On the Effective Date, each holder of an Allowed SVB Facility Claim shall receive, in full satisfaction of its Allowed SVB Facility Claim, payment in full in Cash or such other treatment that will render such Claim Unimpaired.	Unimpaired	Deemed to Accept

4	Convenience Claims	On the Effective Date, each holder of an Allowed Convenience Claim shall receive, in full satisfaction of its Allowed Convenience Claim, payment in Cash equal to such Allowed Convenience Claim; provided, however, that if the aggregate of all Convenience Claims exceeds the amount in the Convenience Claim Pool, each Class 4 Creditor shall receive its Ratable Share of the Convenience Claim Pool. Class 4 initially shall consist of all General	Impaired	Entitled to Vote

Class	Designation	Plan Treatment of Allowed Claims and Interests	Status	Voting Rights
Unsecured Claims that are not Notes Claims that total $20,000 or less. Payment to Class 4 is in lieu of any treatment as a Class 5 Creditor. Any unsecured creditor with a General Unsecured Claim that is not a Notes Claim above $20,000 electing treatment as a Convenience Claim must affirmatively do so on its Class 5 Ballot. Funds, if any, from the Convenience Claim Pool remaining after satisfaction of all Allowed Convenience Claims shall be available for distribution to holders of Allowed General Unsecured Claims.

5	General Unsecured Claims	On the Effective Date, each holder of an Allowed General Unsecured Claim shall receive, in full satisfaction of its Allowed General Unsecured Claim, its Ratable Share of the remaining Sale Proceeds and other assets of the Estates following: (i) payment in full in Cash or such other treatment as to render Unimpaired all DIP Facility Claims, Administrative Expense Claims, Professional Fee Claims, Other Secured Claims, Other Priority Claims and SVB Facility Claims; and (ii) funding of the Convenience Claim Pool under the Combined Disclosure Statement and Plan. Further, as provided above, any Creditor electing treatment as a Class 4 Convenience Claim shall not be eligible to receive any treatment or distribution as a Class 5 Creditor.	Impaired	Entitled to Vote

6	Section 510(b) Claims	On the Effective Date, all Section 510(b) Claims shall be cancelled and released without any distribution or retention of any property on account of such Claims.	Impaired	Deemed to Reject

7	Existing Equity Interests	On the Effective Date, all Existing Equity Interests shall be cancelled and released without any distribution or retention of any property on account of such Interests.	Impaired	Deemed to Reject

8	Interests in Subsidiary Debtors	On the Effective Date, all Interests in the Subsidiary Debtors shall be, at the option of the Debtors, either Reinstated or cancelled and released without any distribution.	Unimpaired/ Impaired	Deemed to Accept/ Reject

B.	Treatment of Claims and Interests

1.	Other Secured Claims (Class 1)

Each holder of an Allowed Other Secured Claim shall receive, in full satisfaction of its Allowed Other Secured Claim, payment in full in Cash; Reinstatement of the legal, equitable and contractual rights of the holder of such Claim; a distribution of the proceeds of the sale or disposition of the Collateral securing such Claim, in each case, solely to the extent of the value of the holder’s secured interest in such Collateral; return of Collateral securing such Claim; or such other treatment that will render the Claim Unimpaired.

On satisfaction of an Other Secured Claim, the Liens securing such Other Secured Claim shall be deemed released without further action by any party. Each holder of an Allowed Other Secured Claim shall take all actions to effectuate and confirm such termination, release and discharge as reasonably requested by the Debtors, the Liquidating Debtors or the Plan Administrator, as applicable.

Any distributions made pursuant to this Article VIII.B.l shall be made on or as soon as reasonably practicable after the latest of (a) the Effective Date, (b) 20 calendar days after the date such Claim becomes Allowed and (c) the date for payment provided by any agreement between the applicable Debtor and the holder of such Claim.

2.	Other Priority Claims (Class 2)

Each holder of an Allowed Other Priority Claim shall receive, in full satisfaction of its Allowed Other Priority Claim, payment in full in Cash or such other treatment that will render such Claim Unimpaired on the later of (a) the Effective Date or (b) the date due in the ordinary course of business in accordance with the terms and conditions of the particular transactions giving rise to such Allowed Other Priority Claim.

3.	SVB Facility Claims (Class 3)

On the Effective Date, each holder of an Allowed SVB Facility Claim shall receive, in full satisfaction of its Allowed SVB Facility Claim, payment in full in Cash or such other treatment that will render such Claim Unimpaired.

4.	Convenience Claims (Class 4)

On the Effective Date, each holder of an Allowed Convenience Claim shall receive, in full satisfaction of its Allowed Convenience Claim, payment in Cash equal to such Allowed Convenience Claim; provided, however, that if the aggregate of all Convenience Claims exceeds the amount in the Convenience Claim Pool, each Class 4 Creditor shall receive its Ratable Share of the Convenience Claim Pool. Class 4 initially shall consist of all General Unsecured Claims that are not Notes Claims that total $20,000 or less. Payment to Class 4 is in lieu of any treatment as a Class 5 Creditor. Any unsecured creditor with a General Unsecured Claim that is not a Notes Claim above $20,000 electing treatment as a Convenience Claim must affirmatively do so on its Class 5 Ballot. Funds, if any, from the Convenience Claim Pool remaining after satisfaction of all Allowed Convenience Claims shall be available for distribution to holders of Allowed General Unsecured Claims.

5.	General Unsecured Claims (Class 5)

On the Effective Date, each holder of an Allowed General Unsecured Claim shall receive, in full satisfaction of its Allowed General Unsecured Claim, its Ratable Share of the remaining Sale Proceeds and other assets of the Estates following: (i) payment in full in Cash or such other treatment as to render Unimpaired all DIP Facility Claims, Administrative Expense Claims, Professional Fee Claims, Other Secured Claims, Other Priority Claims and SVB Facility Claims; and (ii) funding of the Convenience Claim Pool under the Combined Disclosure Statement and Plan. Further, as provided above, any Creditor electing treatment as a Class 4 Convenience Claim shall not be eligible to receive any treatment or distribution as a Class 5 Creditor.

6.	Section 510(b) Claims (Class 6)

On the Effective Date, all Section 510(b) Claims shall be cancelled and released without any distribution or retention of any property on account of such Claims.

7.	Existing Equity Interests (Class 7)

On the Effective Date, all Existing Equity Interests shall be cancelled and released without any distribution or retention of any property on account of such Interests.

8.	Interests in Subsidiary Debtors (Class 8)

On the Effective Date, all Interests in the Subsidiary Debtors shall be, at the option of the Debtors, either Reinstated or cancelled and released without any distribution.

C.	Treatment of Intercompany Claims

In accordance with and giving effect to the provisions of section 1124(1) of the Bankruptcy Code, Intercompany Claims are Unimpaired by the Combined Disclosure Statement and Plan. The Debtors, however, retain the right to eliminate or adjust any Intercompany Claims as of the Effective Date by offset, cancellation, contribution or otherwise. The Intercompany Claims do not constitute General Unsecured Claims or Convenience Claims under the Combined Disclosure Statement and Plan and will not receive any distributions of Cash under the Combined Disclosure Statement and Plan.

D.	Special Provisions Regarding Unimpaired Claims

Except as otherwise provided in the Combined Disclosure Statement and Plan, the Confirmation Order, any other order of the Bankruptcy Court or any document or agreement enforceable pursuant to the terms of the Combined Disclosure Statement and Plan, nothing shall affect the rights and defenses, both legal and equitable, of the Liquidating Debtors and the Plan Administrator with respect to any Unimpaired Claims, including, but not limited to, all rights with respect to legal and equitable defenses to setoffs or recoupments against Unimpaired Claims and the rights to assert all Causes of Action against the holders of such Unimpaired Claims that the Debtors had immediately prior to the Petition Date as if the Chapter 11 Cases had not been commenced.

E.	Allowed Claims

Notwithstanding any provision herein to the contrary, the Disbursing Agent shall only make distributions to holders of Allowed Claims. No holder of a Disputed Claim shall receive any distribution on account thereof until (and then only to the extent that) its Disputed Claim becomes an Allowed Claim. The Liquidating Debtors and the Plan Administrator, as applicable, may, in their discretion, withhold distributions otherwise due hereunder to any holder until the Claims Objection Deadline to enable a timely objection thereto to be filed. Any holder of a Claim that becomes an Allowed Claim after the Effective Date shall receive its distribution in accordance with the terms and provisions of the Combined Disclosure Statement and Plan.

IX. ACCEPTANCE OR REJECTION OF THE COMBINED DISCLOSURE

STATEMENT AND PLAN

A.	Voting of Claims

Each holder of a Claim in an Impaired Class that is entitled to vote on the Combined Disclosure Statement and Plan as of the Voting Record Date pursuant to Article VIII of the Combined Disclosure Statement and Plan shall be entitled to vote to accept or reject the Combined Disclosure Statement and Plan.

B.	Presumed Acceptance of Plan

Other Secured Claims (Class 1), Other Priority Claims (Class 2), SVB Facility Claims (Classes 3) and Interests in Subsidiary Debtors (to the extent Reinstated) (Class 8) are Unimpaired by the Combined Disclosure Statement and Plan. Pursuant to section 1126(f) of the Bankruptcy Code, the holders of Claims or Interests in such Classes are conclusively presumed to have accepted the Combined Disclosure Statement and Plan, and the votes of such holders will not be solicited.

C.	Deemed Rejection of Plan

Section 510(b) Claims (Class 6), Existing Equity Interests (Class 7) and Interests in Subsidiary Debtors (to the extent cancelled and released) (Class 8) shall not receive any distribution under the Combined Disclosure Statement and Plan on account of such Claims or Interests. Pursuant to section 1126(g) of the Bankruptcy Code, the holders of Claims or Interests in such Classes are deemed to have rejected the Combined Disclosure Statement and Plan, and the votes of such holders will not be solicited.

D.	Acceptance by Impaired Classes

Pursuant to section 1126(c) of the Bankruptcy Code, and except as otherwise provided in section 1126(e) of the Bankruptcy Code, an Impaired Class of Claims shall have accepted the Combined Disclosure Statement and Plan if the holders of at least two-thirds in dollar amount and more than one-half in number of the Claims of such Class entitled to vote that actually vote on the Combined Disclosure Statement and Plan have voted to accept the Combined Disclosure Statement and Plan. Convenience Claims (Class 4) and General Unsecured Claims (Class 5) are Impaired, and the votes of holders of Claims in such Classes will be solicited.

E.	Elimination of Vacant Classes

Any Class of Claims or Interests that does not have a holder of an Allowed Claim or Allowed Interest, or a Claim or Interest temporarily Allowed by the Bankruptcy Court solely for voting purposes as of the date of the Confirmation Hearing, shall be deemed eliminated from the Combined Disclosure Statement and Plan solely for purposes of (i) voting to accept or reject the Plan and (ii) determining acceptance or rejection of the Combined Disclosure Statement and Plan by such Class pursuant to section 1129(a)(8) of the Bankruptcy Code.

F.	Voting Classes; Deemed Acceptance by Nonvoting Classes

If a Class contains Claims eligible to vote and no holders of Claims eligible to vote in such Class vote to accept or reject the Combined Disclosure Statement and Plan, the Combined Disclosure Statement and Plan shall be deemed accepted by the holders of such Claims in such Class.

G.	Confirmation Pursuant to Section 1129(b) of the Bankruptcy Code

The Combined Disclosure Statement and Plan shall be deemed a separate chapter 11 plan for each Debtor. Those Debtors whose plans contain a rejecting Class of Claims, if any, shall seek Confirmation of such plan pursuant to section 1129(b) of the Bankruptcy Code with respect to any such rejecting Class or Classes. Subject to Article XVII of the Combined Disclosure Statement and Plan, the Debtors reserve the right to amend the Combined Disclosure Statement and Plan (with the consent of the Required DIP Lenders) to the extent, if any, that Confirmation pursuant to section 1129(b) of the Bankruptcy Code requires modification.

H.	Modification and Severability as to Debtors; Reservation of Rights

Subject to Article XVII of the Combined Disclosure Statement and Plan, the Debtors reserve the right to modify, with the consent of the Required DIP Lenders, or withdraw the Combined Disclosure Statement and Plan in its entirety or in part, for any reason, including, without limitation, if the Combined Disclosure Statement and Plan as it applies to any particular Debtor is not confirmed. In addition, and also subject to Article XVII of the Combined Disclosure Statement and Plan, should the Combined Disclosure Statement and Plan fail to be accepted by the requisite number and amount of Claims voting, as required to satisfy section 1129 of the Bankruptcy Code, and notwithstanding any other provision of the Combined Disclosure Statement and Plan to the contrary, the Debtors reserve the right to reclassify Claims or otherwise amend or modify, with the consent of the Required DIP Lenders, or withdraw the Combined Disclosure Statement and Plan in its entirety, in part or as to a particular Debtor. Without limiting the foregoing, if the Debtors withdraw the Combined Disclosure Statement and Plan as to any particular Debtor because the Combined Disclosure Statement and Plan as to such

Debtor fails to be accepted by the requisite number and amount of Claims voting or due to the Bankruptcy Court, for any reason, denying Confirmation as to such Debtor, then at the option of such Debtor with the consent of the Required DIP Lenders, (i) the Chapter 11 Case for such Debtor may be dismissed or (ii) such Debtor’s assets may be sold to another Debtor, such sale to be effective at or before the Effective Date of the Combined Disclosure Statement and Plan of the Debtor transferee, and the sale price shall be paid to the seller in Cash and shall be in an amount equal to the fair value of such assets as proposed by the Debtors and approved by the Bankruptcy Court.

X. PROVISIONS REGARDING THE PLAN ADMINISTRATOR

A.	Appointment of the Plan Administrator

From and after the Effective Date, the Liquidating Debtors shall designate subject to the reasonable consent of the Required DIP Lenders and the DIP Agent, a Person or Entity to serve as the Plan Administrator pursuant to the Plan Administrator Agreement and the Combined Disclosure Statement and Plan, until the resignation or discharge and the appointment of a successor Plan Administrator in accordance with the Plan Administrator Agreement and the Combined Disclosure Statement and Plan. The Debtors shall file a notice on a date that is not less than ten calendar days prior to the Confirmation Hearing designating the Person who they have selected as the Plan Administrator. The appointment of the Plan Administrator shall be approved in the Confirmation Order and such appointment shall be as of the Effective Date. The Plan Administrator shall have and perform all of the duties, responsibilities, rights and obligations set forth in the Combined Disclosure Statement and Plan and the Plan Administrator Agreement, as applicable.

B.	The Plan Administrator Agreement

Prior to or on the Effective Date, the Debtors shall execute a Plan Administrator Agreement in substantially the same form as set forth in the Plan Supplement. Any nonmaterial modifications to the Plan Administrator Agreement made by the Debtors prior to the Effective Date will be ratified. The Plan Administrator Agreement will contain provisions permitting the amendment or modification of the Plan Administrator Agreement necessary to implement the provisions of the Combined Disclosure Statement and Plan.

C.	Rights, Powers and Duties of the Liquidating Debtors and the Plan Administrator

Each of the Liquidating Debtors shall retain and have all the rights, powers and duties necessary to carry out its responsibilities under the Combined Disclosure Statement and Plan. Such rights, powers and duties, which shall be exercisable by the Plan Administrator on behalf of the Liquidating Debtors and the Estates pursuant to the Combined Disclosure Statement and Plan and the Plan Administrator Agreement, shall include, among others, (i) investigating and, if appropriate, pursuing Causes of Action, (ii) administering and pursuing the Liquidating Debtors’ assets, (iii) resolving all Disputed Claims and any Claim objections pending as of the Effective Date and (iv) making distributions to holders of Allowed Claims as provided for in the Combined Disclosure Statement and Plan.

D.	Compensation of the Plan Administrator

The Plan Administrator shall be compensated solely from the Wind-down Account pursuant to the terms of the Plan Administrator Agreement and shall have no recourse to any Released Party. Plan Administrator Professionals shall be entitled to reasonable compensation for services rendered and reimbursement of expenses incurred from the Wind-down Account subject to the Wind-down Budget. The payment of the fees and expenses of the Plan Administrator and the Plan Administrator Professionals shall be made in the ordinary course of business and shall not be subject to the approval of the Bankruptcy Court; provided, that any disputes related to such fees and expenses shall be brought before the Bankruptcy Court.

E.	Indemnification

The Liquidating Debtors shall indemnify and hold harmless (i) the Plan Administrator (solely in its capacity as such and in its capacity as officer and director of the Liquidating Debtors) and (ii) the Plan Administrator Professionals ((i) and (ii) collectively, the “Indemnified Parties”), from and against and with respect to any and all liabilities, losses, damages, claims, costs and expenses, including, but not limited to, attorneys’ fees arising out of or due to their actions or omissions, or consequences of such actions or omissions, other than acts or omissions resulting from such Indemnified Party’s bad faith, willful misconduct (including, without limitation, actual fraud) or gross negligence, with respect to the Liquidating Debtors or the implementation or administration of the Combined Disclosure Statement and Plan or Plan Administrator Agreement. To the extent that an Indemnified Party asserts a claim for indemnification as provided above, (i) any payment on account of such claim shall be paid solely from the Wind-down Account and (ii) the legal fees and related costs incurred by counsel to the Plan Administrator in monitoring and participating in the defense of such claims giving rise to the asserted right of indemnification shall be advanced to such Indemnified Party (and such Indemnified Party undertakes to repay such amounts if it ultimately shall be determined that such Indemnified Party is not entitled to be indemnified therefore) out of the Wind-down Account or any insurance purchased using the Wind-down Account. The indemnification provisions of the Plan Administrator Agreement shall remain available to and be binding upon any former Plan Administrator or the estate of any decedent of the Plan Administrator and shall survive the termination of the Plan Administrator Agreement.

F.	Insurance

The Plan Administrator shall be authorized to obtain and pay for, out of the Wind-down Account, all reasonably necessary insurance coverage for itself, its agents, representatives, employees or independent contractors and the Liquidating Debtors, including, but not limited to, coverage with respect to (i) any property that is or may in the future become the property of the Liquidating Debtors or their Estates and (ii) the liabilities, duties and obligations of the Plan Administrator and its agents, representatives, employees or independent contractors under the Plan Administrator Agreement (in the form of an errors and omissions policy or otherwise), the latter of which insurance coverage may remain in effect for a reasonable period of time as determined by the Plan Administrator after the termination of the Plan Administrator Agreement.

XI. PROVISIONS GOVERNING DISTRIBUTIONS

A.	Disbursing Agent

The Debtors, the Liquidating Debtors or the Plan Administrator, as applicable, may retain and direct a Disbursing Agent to assist with the distributions to be made under the Combined Disclosure Statement and Plan. The Disbursing Agent shall make all distributions required under the Combined Disclosure Statement and Plan, except as to a Creditor whose distribution is to be administered by a Servicer, which distributions shall be deposited with the appropriate Servicer for distribution to such Creditor in accordance with the provisions of the Combined Disclosure Statement and Plan and the terms of the governing agreement. Distributions on account of such Claims shall be deemed completed upon delivery to the appropriate Servicer; provided, that if any Servicer is unable to make or consents to the Disbursing Agent making such distributions, the Disbursing Agent, with such Servicer’s cooperation, shall make such distributions to the extent reasonably practicable. Each Indenture Trustee will be considered a Servicer for the applicable Notes Claims, provided, however, for the avoidance of doubt, the Indenture Trustee will not be considered a Servicer for or be responsible for any non-DTC eligible distributions.

Except as otherwise set forth herein, the Liquidating Debtors shall be authorized, without further Bankruptcy Court approval, to reimburse any Servicer for its reasonable, documented, actual and customary out-of-pocket expenses incurred in providing post-Confirmation services directly related to distributions pursuant to the Combined Disclosure Statement and Plan.

If the Disbursing Agent is an independent third party designated to serve in such capacity, the Plan Administrator shall be permitted to provide to such Disbursing Agent from the Wind-down Account, without further Bankruptcy Court approval, reasonable compensation for distribution services rendered pursuant to the Combined Disclosure Statement and Plan and reimbursement of reasonable, actual and documented out-of-pocket expenses incurred in providing post-Confirmation services directly related to distributions pursuant to the Combined Disclosure Statement and Plan.

B.	Timing and Delivery of Distributions

1.	Timing

Subject to any reserves or holdbacks established pursuant to the Combined Disclosure Statement and Plan, and taking into account the matters discussed in Article XI. C of the Combined Disclosure Statement and Plan, on the appropriate Distribution Date or as soon as practicable thereafter, holders of Allowed Claims against all Debtors shall receive the distributions provided for Allowed Claims in the applicable Classes as of such date.

If and to the extent there are Disputed Claims as of the Effective Date, distributions on account of such Disputed Claims (which will only be made if and when they become Allowed Claims) shall be made pursuant to the provisions set forth in the Combined Disclosure Statement and Plan with respect to the treatment of Allowed Claims on or as soon as reasonably practicable after the next Distribution Date that is at least 20 calendar days after each such Claim is Allowed; provided, that distributions on account of the Claims set forth in Article VIII of the Combined Disclosure Statement and Plan shall be made as set forth therein and Professional Fee Claims shall be made as soon as reasonably practicable after such Claims are Allowed by the Bankruptcy Court or as provided in any other applicable order of the Bankruptcy Court. Because of the size and complexities of the Chapter 11 Cases, the Debtors at the present time cannot accurately predict the timing of the Final Distribution Date.

2.	De Minimis Distributions

Notwithstanding any other provision of the Combined Disclosure Statement and Plan, none of the Liquidating Debtors, any Servicer nor any Disbursing Agent shall be required to make any distributions to holders of Allowed General Unsecured Claims aggregating less than $50.00. Cash that otherwise would be payable under the Combined Disclosure Statement and Plan to holders of Allowed General Unsecured Claims but for this Article XI.B.2 shall be available for distributions to holders of other Allowed Claims.

Notwithstanding any other provision of the Combined Disclosure Statement and Plan, none of the Liquidating Debtors, any Servicer nor any Disbursing Agent shall have any obligation to make any distributions on any Interim Distribution Date unless the sum of all distributions authorized to be made to all holders of Allowed Claims on such Interim Distribution Date exceeds $10,000 in value.

3.	Delivery of Distributions—Allowed Claims

Distributions shall only be made to the record holders of Allowed Claims as of the Distribution Record Date. On the Distribution Record Date, at the close of business for the relevant register, all registers maintained by the Debtors, the Liquidating Debtors, the Plan Administrator, any Servicers, the Disbursing Agent, the Indenture Trustees and each of the foregoing’s respective agents, successors and assigns shall be deemed closed for purposes of determining whether a holder of such a Claim is a record holder entitled to distributions under the Combined Disclosure Statement and Plan. The Debtors, the Liquidating Debtors, the Plan Administrator, any Servicers, the Disbursing Agent, the Indenture Trustees and each of the foregoing respective agents, successors and assigns shall have no obligation to recognize, for purposes of distributions pursuant to or in any way arising from the Combined Disclosure Statement and Plan (or for any other purpose), any Claims that are transferred after the Distribution Record Date. Instead, the foregoing parties shall be entitled to recognize only those record holders set forth in the registers as of the Distribution Record Date, irrespective of the number of distributions made under the Combined Disclosure Statement and Plan or the date of such distributions. Furthermore, if a Claim is transferred 20 or fewer calendar days before the Distribution Record Date, the Disbursing Agent or applicable Servicer, as applicable, shall make distributions to the transferee only if the transfer form contains an unconditional and explicit certification and waiver of any objection to the transfer by the transferor.

If any dispute arises as to the identity of a holder of an Allowed Claim that is entitled to receive a distribution pursuant to the Combined Disclosure Statement and Plan, the Disbursing Agent or applicable Servicer may, in lieu of making such distribution to such person, make the distribution into an escrow account until the disposition thereof is determined by Final Order or by written agreement among the interested parties to such dispute.

Subject to Bankruptcy Rule 9010, a distribution to a holder of an Allowed Claim may be made by the Disbursing Agent in its sole discretion to (a) the address set forth on the first page of the Proof of Claim filed by such holder (or at the last known address of such holder if no Proof of Claim is filed or if the Debtors have been notified in writing of a change of address), (b) the last known address of such holder on the books and records of the Debtors or their agents after the date of any related Proof of Claim, (c) the address set forth in any written notice of an address change delivered to the Disbursing Agent, (d) to the address set forth on the Schedules, if no Proof of Claim has been filed and the Disbursing Agent has not received a written notice of an address change, (e) in the case of a holder whose Claim is governed by an agreement and administered by a Servicer or other agent, to the address contained in the official records of such Entity or (f) the address of any counsel that has appeared in the Chapter 11 Cases on such holder’s behalf. In the case of a holder whose Claim is governed by an agreement and administered by a Servicer, the applicable Servicer shall make the distribution to the address contained in the official records of such Servicer. For the avoidance of doubt, the Indenture Trustee will not be considered a Servicer for or be responsible for any non-DTC eligible distributions

4.	Delivery of Distributions—Allowed Notes Claims; Surrender of Cancelled Instruments or Securities

Subject to the provisions of Article XIII.B of the Combined Disclosure Statement and Plan, all distributions to holders of Allowed Notes Claims shall be deemed completed when made to (a) the respective Indenture Trustee or (b) if agreed to by the Debtors and each Indenture Trustee, through the facilities of DTC. The Indenture Trustees or DTC, as applicable, shall hold or direct such distributions for the benefit of the holders of Notes to the extent such Notes give rise to Allowed Notes Claims. As soon as practicable in accordance with the requirements set forth in this Article XI, the Indenture Trustees or DTC, as applicable, shall arrange for the delivery of such distributions to or on behalf of such holders.

For the avoidance of doubt, the Indenture Trustees shall not bear any responsibility or liability for any distributions made hereunder by the Disbursing Agent or DTC. The Liquidating Debtors shall reimburse the Indenture Trustees for any reasonable and documented fees and expenses (including the reasonable and documented fees and expenses of its counsel and agents) incurred after the Effective Date solely in connection with the implementation of the Combined Disclosure Statement and Plan, including, but not limited to, making distributions pursuant to and in accordance with the Combined Disclosure Statement and Plan.

C.	Manner of Payment under Combined Disclosure Statement and Plan

At the Disbursing Agent’s option, any Cash payment may be made by check, wire transfer or any other customary payment method. In the case of foreign creditors, Cash payments may be made, at the option of the Disbursing Agent, in such funds and by such means as are necessary or customary in a particular jurisdiction.

The Disbursing Agent shall distribute Cash as required under the Combined Disclosure Statement and Plan. Where the applicable Liquidating Debtor is a Liquidating Subsidiary Debtor, Liquidating TerraVia shall be deemed to have made a direct capital contribution to the applicable Liquidating Subsidiary Debtor of an amount of Cash to be distributed to the Creditors of such Liquidating Debtor, but only at such time as, and to the extent that, such amounts are actually distributed to holders of Allowed Claims. Any distributions of Cash that revert to Liquidating TerraVia or are otherwise cancelled (including pursuant to Article XI.D of the Combined Disclosure Statement and Plan) shall revest solely in Liquidating TerraVia, and no other Liquidating Debtor shall have (nor shall it be considered to ever have had) any ownership interest in the amounts distributed.

1.	Allocation of Plan Distributions Between Principal and Interest

To the extent that any Claim entitled to a distribution under the Combined Disclosure Statement and Plan is based upon any obligation or instrument that is treated for U.S. federal income tax purposes as indebtedness of any Debtor and accrued but unpaid interest thereon, such distribution shall be allocated first to the principal amount of the Claim (as determined for federal income tax purposes) and then, to the extent the consideration exceeds the principal amount of the Claim, to accrued but unpaid interest.

2.	Compliance Matters

In connection with the Combined Disclosure Statement and Plan, each Debtor, each Liquidating Debtor, the Disbursing Agent and the Plan Administrator, as applicable, shall comply with all tax withholding, payment and reporting requirements imposed by any federal, state, local or foreign taxing authority, and all Allowed Claims and distributions hereunder shall be subject to any such withholding and reporting requirements. In connection with the Combined Disclosure Statement and Plan and all distributions thereunder, the Disbursing Agent or the Plan Administrator, as applicable, on behalf of the Liquidating Debtors, is authorized to take any and all actions that may be necessary or appropriate to comply with the foregoing requirements, including, without limitation, liquidating a portion of the distribution to be made under the Combined Disclosure Statement and Plan to generate sufficient funds to pay applicable withholding taxes or establishing any other mechanisms that the Debtors, the Liquidating Debtors, the Disbursing Agent or the Plan Administrator, as applicable, believe are reasonable and appropriate, and all Allowed Claims and distributions hereunder shall be subject to any such withholding and reporting requirements. All holders of Claims shall be required to provide any information necessary to allow the Plan Administrator to comply with all withholding, payment and reporting requirements with respect to such taxes. The Disbursing Agent or the Plan Administrator, as applicable, reserves the right to withhold the full amount required by law on any distribution on account of any holder of an Allowed Claim that fails to timely provide to the Disbursing Agent or the Plan Administrator the required information. The Debtors, the Liquidating Debtors, the Plan

Administrator and the Disbursing Agent, as applicable, reserve the right to allocate and distribute all distributions made under the Combined Disclosure Statement and Plan in compliance with all applicable wage garnishments, alimony, child support and other spousal awards, Liens and similar encumbrances. For tax purposes, distributions received with respect to Allowed Claims shall be allocated first to the principal amount of Allowed Claims, with any excess allocated to unpaid interest that accrued on such Claims.

3.	Foreign Currency Exchange Rate

As of the Effective Date, any Claim asserted in a currency other than U.S. dollars shall be automatically deemed converted to the equivalent U.S. dollar value using the exchange rate on the Petition Date, as quoted at 4:00 p.m. (prevailing Eastern Time), midrange spot rate of exchange for the applicable currency as published in the Wall Street Journal, National Edition, on the day after the Petition Date.

4.	Fractional Dollars

Notwithstanding any other provision of the Combined Disclosure Statement and Plan, the Disbursing Agent shall not be required to make distributions or payments of fractions of dollars. Whenever any payment of a fraction of a dollar under the Combined Disclosure Statement and Plan would otherwise be called for, the actual payment shall reflect a rounding of such fraction down to the nearest whole dollar.

D.	Undeliverable or Non-negotiated Distributions

If any distribution is returned as undeliverable or is otherwise unclaimed, no further distributions to the applicable Creditor shall be made unless and until the Disbursing Agent or appropriate Servicer is notified in writing of such Creditor’s then-current address, at which time the undelivered distribution shall be made to such Creditor without interest or dividends. Undeliverable distributions shall be returned to Liquidating TerraVia until such distributions are claimed. Any holder of an Allowed Claim that does not claim an undeliverable or unclaimed distribution within 90 calendar days after the date such distribution was returned undeliverable shall be deemed to have forfeited its Claim for such undeliverable or unclaimed distribution and shall be forever barred and enjoined from asserting any such claim for an undeliverable or unclaimed distribution against the Debtors and their Estates, the Liquidating Debtors, the Plan Administrator, the Disbursing Agent and each of the foregoing’s respective agents, attorneys, representatives, employees or independent contractors and/or any of its or their property. All title to and all beneficial interests in the Cash relating to such undeliverable or unclaimed distribution, including any dividends or interest attributable thereto, shall revert to the Liquidating Debtors and such Cash shall be deposited in the Wind-down Account for distribution in accordance with the Combined Disclosure Statement and Plan. The reversion of such Cash shall be free of any restrictions thereon notwithstanding any federal or state escheat laws to the contrary. Nothing contained in the Combined Disclosure Statement and Plan or the Plan Administrator Agreement shall require the Debtors, the Liquidating Debtors, the Plan Administrator or any Disbursing Agent to attempt to locate any holder of an Allowed Claim.

Checks issued on account of Allowed Claims shall be null and void if not negotiated within 120 calendar days from and after the date of issuance thereof. Requests for reissuance of any check must be made directly and in writing to the Disbursing Agent by the holder of the relevant Allowed Claim within such 120-calendar-day period. Nothing contained in the Combined Disclosure Statement and Plan or the Plan

Administrator Agreement shall require the Debtors, the Liquidating Debtors, the Plan Administrator or any Disbursing Agent to attempt to issue a new check following such 120-calendar-day period. After such 120-calendar-day period, the relevant Allowed Claim (and any Claim for reissuance of the original check) shall be automatically discharged and forever barred, and all title to and all beneficial interests in the Cash represented by any such non-negotiated check, including any dividends or interest attributable thereto, shall revert to the Liquidating Debtors and such Cash shall be deposited in the Wind-down Account for distribution in accordance with the Combined Disclosure Statement and Plan. The reversion of such Cash shall be free of any restrictions thereon notwithstanding any federal or state escheat laws to the contrary.

E.	Claims Paid by Third Parties

To the extent a Creditor receives a distribution on account of a Claim and also receives payment from a party that is not a Debtor or a Liquidating Debtor on account of such Claim, such Creditor shall, within 30 calendar days of receipt thereof, repay and/or return the distribution to the applicable Liquidating Debtor, to the extent that the Creditor’s total recovery on account of such Claim from the third party and under the Combined Disclosure Statement and Plan exceeds the amount of the Claim as of the date of any such distribution under the Combined Disclosure Statement and Plan.

A Claim may be adjusted or expunged on the Claims Register without a claims objection having to be filed and without any further notice to or action, order or approval of the Bankruptcy Court to the extent that a holder receives payment in full or in part on account of such Claim; provided that, to the extent the non-Debtor party making the payment is subrogated to the holder’s Claim, the non-Debtor party shall have a 30-calendar-day grace period following payment in full to notify the Solicitation and Claims Agent and the Plan Administrator of such subrogation rights.

F.	Claims Payable by Third Parties

To the extent that one or more of the Debtors’ Insurers satisfies any Claim in full or in part, then immediately upon such Insurers’ satisfaction, such Claim may be expunged (to the extent of such satisfaction) on the Claims Register without a claims objection having to be filed and without any further notice to or action, order or approval of the Bankruptcy Court.

XII. DISPUTED CLAIMS

A.	Objections to Claims

If a holder of a Claim elects to file a Proof of Claim with the Bankruptcy Court, such holder shall be deemed to have consented to the jurisdiction of the Bankruptcy Court for all purposes with respect to the Claim.

Before the Effective Date, the Debtors shall have the sole authority to object to all Claims. After the Effective Date, the Plan Administrator shall have the sole authority to object to all Claims against the Debtors; provided, that the Plan Administrator shall not be entitled to object to any Claim that has been expressly Allowed by Final Order or under the Combined Disclosure Statement and Plan. In the event that any objection filed by the Debtors remains pending as of the Effective Date, the Plan Administrator shall be deemed substituted for the Debtors as the objecting party. Any objections to Claims shall be filed on the Bankruptcy Court’s docket on or before the Claims Objection Deadline.

Except as otherwise provided herein, all Proofs of Claim filed after the Bar Date shall be disallowed and forever barred, estopped and enjoined from assertion, and shall not be enforceable against any Liquidating Debtor, without the need for any objection by the Liquidating Debtors or any further notice to or action, order or approval of the Bankruptcy Court.

Claims objections filed before, on or after the Effective Date shall be filed, served and administered in accordance with the Local Rules with notice to the parties listed in Article XIX.K; provided that, on and after the Effective Date, filings and notices need only be served on the relevant claimants.

The Plan Administrator shall be entitled to assert all of the Debtors’ and the Liquidating Debtors’ rights, claims, defenses, offsets, rights of recoupment, setoffs, rights of disallowance, subrogation, recharacterization and/or equitable subordination and counterclaims with respect to Claims.

B.	Resolution of Disputed Claims

On and after the Effective Date, the Plan Administrator shall have the sole authority to litigate, compromise, settle, otherwise resolve or withdraw any objections to all Claims, to compromise and settle any such Claims and to administer and adjust the Claims Register to reflect any such settlement or compromises, in each case without notice to or approval by the Bankruptcy Court or any other party.

C.	Estimation of Claims and Interests

The Debtors, the Liquidating Debtors or the Plan Administrator, as applicable, may, in their sole discretion, determine, resolve and otherwise adjudicate all Contingent Claims, Unliquidated Claims and Disputed Claims in the Bankruptcy Court or such other court of the Debtors’, the Liquidating Debtors’ or the Plan Administrator’s, as applicable, choice having jurisdiction over the validity, nature or amount thereof. The Debtors, the Liquidating Debtors or the Plan Administrator, as applicable, may at any time request that the Bankruptcy Court estimate any Contingent Claim, Unliquidated Claim or Disputed Claim pursuant to section 502(c) of the Bankruptcy Code for any reason or purpose, regardless of whether any of the Debtors, the Liquidating Debtors or the Plan Administrator has previously objected to such Claim or whether the Bankruptcy Court has ruled on any such objection. The Bankruptcy Court shall retain jurisdiction to estimate any Claim at any time during litigation concerning any objection to any Claim, including, without limitation, during the pendency of any appeal relating to any such objection. If the Bankruptcy Court estimates any Contingent Claim, Unliquidated Claim or Disputed Claim, that estimated amount shall constitute the maximum limitation on such Claim, and the Debtors, the Liquidating Debtors or the Plan Administrator, as applicable, may pursue supplementary proceedings to object to the ultimate allowance of such Claim; provided, that such limitation shall not apply to Claims requested by the Debtors to be estimated for voting purposes only.

All of the aforementioned objection, estimation and resolution procedures are cumulative and not exclusive of one another. Claims may be estimated and subsequently compromised, settled, withdrawn or resolved by any mechanism approved by the Bankruptcy Court. Notwithstanding section 502(j) of the Bankruptcy Code, in no event shall any holder of a Claim that has been estimated pursuant to section 502(c) of the Bankruptcy Code or otherwise be entitled to seek reconsideration of such Claim unless the holder of such Claim has filed a motion requesting the right to seek such reconsideration on or before 20 calendar days after the date such Claim is estimated by the Bankruptcy Court.

D.	Payments and Distributions for Disputed Claims

1.	No Distributions Pending Allowance or Settlement of Causes of Action

Notwithstanding any other provision in the Combined Disclosure Statement and Plan or the Plan Administrator Agreement, no payments or distributions shall be made (a) for a Disputed Claim unless and until all objections to such Disputed Claim have been settled or withdrawn or have been determined by a Final Order and the Disputed Claim has become an Allowed Claim, (b) to a specific holder of an Allowed Claim if such holder is also the holder of a Disputed Claim unless and until all objections to such Disputed Claim have been settled or withdrawn or have been determined by a Final Order and the Disputed Claim has become an Allowed Claim or (c) to a specific holder of an Allowed Claim if such holder is or may be liable to the Debtors or the Liquidating Debtors on account of a Cause of Action unless and until such Cause of Action has been settled or withdrawn or has been determined by Final Order of the Bankruptcy Court or such other court having jurisdiction over the matter. Following any such settlement or determination in the preceding clause (c) that the holder of a Claim is liable to the Debtors or the Liquidating Debtors on account of any Cause of Action, any such payment or distribution to such holder may be offset against the liability such holder has to the Debtors or the Liquidating Debtors.

2.	Disputed Claims Reserve

On the Initial Distribution Date or as soon thereafter as is reasonably practicable, the Plan Administrator shall be authorized, but not directed, to establish a Disputed Claims Reserve, which shall be administered by the Plan Administrator.

The Plan Administrator shall hold Cash in the Disputed Claims Reserve in trust for the benefit of holders of Claims ultimately determined to be Allowed after the Effective Date. The Disbursing Agent shall distribute such amounts (net of any expenses, including any taxes relating thereto), as provided herein, as such Claims are resolved by a Final Order or agreed to by settlement, and such amounts will be distributable on account of such Claims as such amounts would have been distributable had such Claims been Allowed Claims as of the Effective Date under Article XIII of the Combined Disclosure Statement and Plan solely to the extent of the amounts available in the applicable Disputed Claims Reserve.

The Plan Administrator may adjust the Disputed Claims Reserve to reflect all earnings thereon (net of any expenses relating thereto, such expenses including any taxes imposed thereon or otherwise payable by the reserve), to be distributed on the Interim Distribution Dates, as required by the Combined Disclosure Statement and Plan. The Disbursing Agent shall hold in the Disputed Claims Reserve all dividends, payments and other distributions made on account of, as well as any obligations arising from, the property held in the Disputed Claims Reserve, to the extent that such property continues to be so held at the time such distributions are made or such obligations arise. The taxes imposed on the Disputed Claims Reserve (if any) shall be paid by the Disbursing Agent from the property held in the Disputed Claims Reserve, and the Debtors, the Liquidating Debtors and the Plan Administrator shall have no liability for such taxes.

After any reasonable determination by the Plan Administrator that the Disputed Claims Reserve should be adjusted downward in accordance with Article XII.D of the Combined Disclosure Statement and Plan, the Disbursing Agent shall either, at the direction of the Plan Administrator, (a) effect a distribution in the amount of such adjustment as required by the Combined Disclosure Statement and Plan (an “Adjustment Distribution”), and any date of such distribution shall be an Interim Distribution Date or (b) transfer Cash in the amount of such adjustment to the Wind-down Account.

After all Disputed Claims have become either Allowed Claims or Disallowed Claims, and all distributions required pursuant to Article XII.D of the Combined Disclosure Statement and Plan have been made, the Disbursing Agent shall either, at the direction of the Plan Administrator, effect a final distribution of the Cash remaining in the Disputed Claims Reserve so that each holder of an Allowed General Unsecured Claim shall have received, after giving effect to all prior distributions made on account of Allowed General Unsecured Claims under the Combined Disclosure Statement and Plan, its respective Ratable Share of Total Distributable Cash allocable to Allowed General Unsecured Claims on or as soon as reasonably practicable after such final Interim Distribution Date.

It is expected that the Plan Administrator shall (a) make an election pursuant to United States Treasury Regulations section 1.468B-9 to treat the Disputed Claims Reserve as a “disputed ownership fund” within the meaning of that section and (b) allocate taxable income or loss to the Disputed Claims Reserve with respect to any taxable year that would have been allocated to the holders of Disputed Claims had such Claims been Allowed on the Effective Date (but only for the portion of the taxable year with respect to which such Claims are Disputed Claims). The affected holders of the Disputed Claims shall be bound by such election, if made by the Plan Administrator. For federal income tax purposes and, to the extent permitted by applicable law, state and local income tax purposes, absent definitive guidance from the IRS or a contrary determination by a court of competent jurisdiction, the Plan Administrator shall report consistently with the foregoing characterization. All affected holders of Disputed Claims shall report, for income tax purposes, consistently with the foregoing.

3.	Distributions After Allowance

To the extent that a Disputed Claim becomes an Allowed Claim after the Effective Date, the Disbursing Agent will, out of the Disputed Claims Reserve, distribute to the holder thereof the distribution, if any, to which such holder is entitled under the Combined Disclosure Statement and Plan in accordance with Article XI.B of the Combined Disclosure Statement and Plan. Subject to Article XII.F of the Combined Disclosure Statement and Plan, all distributions made under this Article XII.D on account of Allowed Claims will be made together with any dividends, payments or other distributions made on account of, as well as any obligations arising from, the distributed property, then held in the Disputed Claims Reserve as if such Allowed Claim had been an Allowed Claim on the dates distributions were previously made to Allowed Claim holders included in the applicable class under the Combined Disclosure Statement and Plan.

E.	No Amendments to Claims

A Claim may be amended before the Confirmation Date only as agreed upon by the Debtors (with the consent of the Required DIP Lenders) and the holder of such Claim or as otherwise permitted by the Bankruptcy Court, the Bankruptcy Rules, the Local Rules or applicable non-bankruptcy law. On or after the Confirmation Date, the holder of a Claim (other than an Administrative Expense Claim or a Professional Fee Claim) must obtain prior authorization from the Bankruptcy Court, the Debtors or Liquidating Debtors to amend a Claim.

F.	No Interest

Other than as provided by section 506(b) of the Bankruptcy Code or as specifically provided for in the Combined Disclosure Statement and Plan or the Confirmation Order, post-petition interest shall not accrue or be paid on Claims and no holder of a Claim shall be entitled to interest accruing on or after the Petition Date on any Claim or right. Additionally, and without limiting the foregoing, interest shall not accrue or be paid on any Claim or Disputed Claim for the period from and after the Effective Date; provided, that nothing in this Article XII.F shall limit any rights of any Governmental Unit to interest under sections 503, 506(b), 1129(a)(9)(A) or 1129(a)(9)(C) of the Bankruptcy Code or as otherwise provided for under applicable law.

XIII. IMPLEMENTATION OF CONFIRMATION OF COMBINED

DISCLOSURE STATEMENT AND PLAN

A.	Corporate Action

1.	Merger and Dissolution of Debtors

Immediately following the occurrence of the Effective Date, (a) the respective boards of directors and managers, as applicable, of each of the Debtors shall be terminated and the members of each of the boards of directors and managers, as applicable, of the Debtors shall be deemed to have resigned and (b) each of the Debtors shall continue to exist as Liquidating Debtors after the Effective Date in accordance with the respective laws of the state under which each such Debtor was formed and pursuant to their respective certificates of incorporation, bylaws, articles of formation, operating agreements and other organizational documents in effect prior to the Effective Date, except to the extent such organizational documents are amended under the Combined Disclosure Statement and Plan, for the limited purposes of liquidating all of the assets of the Estates and making distributions in accordance with the Combined Disclosure Statement and Plan. On the Effective Date, TerraVia shall issue one share of stock in Liquidating TerraVia to the Plan Administrator, which will hold such share of stock, and such share of stock will remain outstanding until Liquidating TerraVia is dissolved in accordance with the Combined Disclosure Statement and Plan.

On such date (the “Merger Date”) that the Plan Administrator determines in its sole discretion that the Subsidiary Debtors shall be deemed merged with and into Liquidating TerraVia, the Plan Administrator shall file a notice with the Bankruptcy Court, and on such date, without further order of the Bankruptcy Court or the necessity of any other or further actions to be taken by or on behalf of the Debtors or payments to be made in connection therewith, the Subsidiary Debtors shall be deemed merged with and into Liquidating TerraVia; provided, that each of the Debtors, the Liquidating Debtors and the Plan Administrator may execute and file documents and take all other actions as they deem appropriate relating to the foregoing corporate actions under applicable law and, in such event, all applicable regulatory or governmental agencies shall take all steps necessary to allow and effect the prompt merger of the Subsidiary Debtors as provided herein, without the payment of any fee, tax or charge and without need for the filing of reports or certificates.

Moreover, on and after the first day following the Merger Date, the Subsidiary Debtors (a) shall be deemed to have withdrawn their business operations from any state in which they were previously conducting, or are registered or licensed to conduct, their business operations, and shall not be required to file any document, pay any sum or take any other action in order to effectuate such withdrawal and (b) shall not be liable in any manner to any taxing or other authority for franchise, business, license or similar taxes accruing on or after the Merger Date.

The Chapter 11 Cases of each of the Subsidiary Debtors shall be closed on the first Business Day following the Merger Date upon submission of an appropriate order to the Bankruptcy Court under certification of counsel, following which any and all proceedings that could have been brought or otherwise commenced in the Chapter 11 Cases of the Subsidiary Debtors shall be brought or otherwise commenced in TerraVia’s Chapter 11 Case.

As soon as practicable after the Plan Administrator exhausts substantially all of the assets of the Estates by making the final distribution of Cash under the Combined Disclosure Statement and Plan, the Plan Administrator shall, at the expense of the Estates, (a) provide for the retention and storage of the Debtors’ books and records that shall have been delivered to or created by the Plan Administrator until such time as all such books and records are no longer required to be retained under applicable law, and file a certificate informing the Bankruptcy Court of the location at which such books and records are being stored, (b) file a certification stating that the assets of the Estates have been exhausted and final distributions of Cash have been made under the Combined Disclosure Statement and Plan, (c) file the necessary paperwork in the State of Delaware to effectuate the dissolution of the Liquidating Debtors in accordance with the laws of such jurisdiction and (d) resign as the sole shareholder, officer, director and manager, as applicable, of the Liquidating Debtors. Upon the filing of the certificate described in clause (b) of the preceding sentence, the Liquidating Debtors shall be deemed dissolved for all purposes without the necessity for any other or further actions to be taken by or on behalf of the Liquidating Debtors or payments to be made in connection therewith other than the filing of a motion for final decree.

Upon dissolution of the Liquidating Debtors in accordance with this Article XIII.A. 1, if the Plan Administrator reasonably determines that any remaining assets of the Liquidating Debtors are insufficient to render a further distribution practicable, or exceed the amounts required to be paid under the Combined Disclosure Statement and Plan, the Plan Administrator shall transfer such remaining funds to a charitable institution selected by the Plan Administrator, which charitable institution shall be qualified as a not-for-profit corporation under applicable federal and state laws.

2.	Certificate of Incorporation and Bylaws

Upon the Effective Date, the certificate and articles of incorporation and bylaws of the Liquidating Debtors shall be deemed amended as may be required to be consistent with the provisions of the Combined Disclosure Statement and Plan and the Bankruptcy Code and shall include, among other things, a provision (a) prohibiting the issuance of nonvoting equity securities in accordance with section 1123(a)(6) of the Bankruptcy Code and (b) limiting the activities of the Liquidating Debtors to matters authorized under the Combined Disclosure Statement and Plan.

3. No Further Action

Each of the matters provided for under the Combined Disclosure Statement and Plan involving the corporate structure of the Debtors or corporate action to be taken by or required of the Debtors shall, as of the Effective Date, be deemed to have occurred and be effective as provided herein, and shall be authorized and approved in all respects without any requirement of further action by any Person, including, but not limited to, the Plan Administrator, holders of Claims or Interests against or in the Debtors or directors or officers of the Debtors.

4.	Effectuating Documents

Prior to the Effective Date, any appropriate officer of TerraVia or the Subsidiary Debtors, as applicable, shall be authorized to execute, deliver, file or record such contracts, instruments, releases, indentures and other agreements or documents, and to take such actions as may be necessary or appropriate to effectuate and further evidence the terms and conditions of the Combined Disclosure Statement and Plan.

5.	Further Transactions

Immediately upon the occurrence of the Effective Date, the Plan Administrator shall serve as the sole shareholder, officer, director or manager of each of the Liquidating Debtors. The Plan Administrator, subject to the terms and conditions of the Combined Disclosure Statement and Plan and the Plan Administrator Agreement, shall be authorized to execute, deliver, file or record such documents, contracts, instruments, releases and other agreements, and to take such actions as may be necessary or appropriate to effectuate and further evidence the terms and conditions of the Combined Disclosure Statement and Plan.

B.	Cancellation of Existing Securities and Related Agreements and the Indentures

On the Effective Date, except as otherwise specifically provided for in the Combined Disclosure Statement and Plan, all rights of any holder of Claims or Interests, including options or warrants to purchase Interests or obligating the Debtors to issue, transfer or sell Interests of the Debtors, shall be cancelled. Except for purposes of evidencing the right to a distribution pursuant to the Combined Disclosure Statement and

Plan, each record holder of Notes shall be deemed to have surrendered its Notes or other documentation underlying each Notes Claim, and all such surrendered Notes and other documentation shall be deemed to be cancelled as to the Debtors pursuant to this Section, except to the extent otherwise provided herein.

Each Indenture shall terminate as of the Effective Date, except as necessary to (i) enforce the rights, claims and interests of the applicable Indenture Trustee vis-á-vis any parties other than the Debtors, (ii) allow each Indenture Trustee to receive distributions under the Combined Disclosure Statement and Plan and to distribute them to the holders of the Notes in accordance with the terms of the Indentures, (iii) permit each Indenture Trustee to appear before the Bankruptcy Court or any other court of competent jurisdiction after the Effective Date and (iv) permit each Indenture Trustee to perform any functions that are necessary to effectuate the foregoing.

The Debtors shall, on the Effective Date, and upon the presentment of invoices in customary form (which may be redacted to preserve any confidential or privileged information), pay in Cash all reasonable and documented fees and expenses (including reasonable and documented fees and expenses of counsel) incurred by each Indenture Trustee through and including the Effective Date, whether accrued prepetition or post-petition (to the extent not otherwise paid during the Chapter 11 Cases), without application by any party to the Bankruptcy Court or any notice and a hearing pursuant to section 1129(a)(4) of the Bankruptcy Code or otherwise; provided, if the Debtors, the Liquidating Debtors or the Plan Administrator dispute the reasonableness of any applicable fees and expenses, the reasonableness of any such fees and expenses shall be determined by the Bankruptcy Court (with any undisputed amounts to be paid by the

Debtors on the Effective Date and any disputed amounts to be escrowed by the Debtors). Nothing herein shall be deemed to impair, waive or discharge any Indenture Trustee’s charging lien for any amounts not paid pursuant to the Combined Disclosure Statement and Plan and otherwise claimed by the Indenture Trustees pursuant to and in accordance with the applicable Indenture. From and after the Effective Date, the Liquidating Debtors may pay all reasonable and documented fees and expenses in full in Cash without further Court approval.

C.	Accounts and Reserves

1.	Fee Escrow Account

On or before the Effective Date, the Debtors shall establish the Fee Escrow Account in accordance with Article VII.E of the Combined Disclosure Statement and Plan.

2.	Disputed Claims Reserve

On or before the Initial Distribution Date, the Debtors shall create, fund with Cash and manage the Disputed Claims Reserve in accordance with Article XII.D of the Combined Disclosure Statement and Plan.

3.	Wind-down Account

On or before the Effective Date, the Debtors shall create and fund with Cash the Wind-down Account in the amount necessary to fund the Wind-down Budget, including amounts necessary to pay the fees and expenses of the Plan Administrator’s professionals, and the amount necessary to pay in full (or reserve for) accrued but unpaid Allowed Administrative Expense Claims (other than Professional Fee Claims), Allowed DIP Facility Claims, Allowed Priority Claims, Allowed Other Secured Claims, Allowed SVB Facility Claims and Allowed Convenience Claims. Any recovery of proceeds from the Liquidating Debtors’ assets, including any Causes of Action, shall be deposited by the Plan Administrator into the Wind-down Account. From time to time, the Plan Administrator shall determine whether the Cash in the Wind-down Account exceeds the amount of Cash needed to fund the Wind-down Budget and pay in full (or reserve for) accrued but unpaid Allowed Administrative Expense Claims (other than Allowed Professional Fee Claims), Allowed DIP Facility Claims, Allowed Priority Claims, Allowed Other Secured Claims, Allowed SVB Facility Claims or Allowed Convenience Claims, and may transfer any such excess Cash, first, to the extent any Allowed Professional Fee Claim remains unpaid, and second, to the Disputed Claims Reserve (which Cash, for the avoidance of doubt, shall then be subject to potential distribution in connection with an Adjustment Distribution).

4.	Contingent DIP Obligations Indemnity Account

On or before the Effective Date, the Debtors shall establish the Contingent DIP Obligations Indemnity Account in accordance with Article VII.A of the Combined Disclosure Statement and Plan.

5.	Other Reserves and Modifications to Reserves

Subject to and in accordance with the provisions of the Plan Administrator Agreement and the Wind-down Budget, the Plan Administrator may establish and administer any other necessary reserves that may be required under the Combined Disclosure Statement and Plan or Plan Administrator Agreement. Notwithstanding anything to the contrary contained in the Combined Disclosure Statement and Plan, the Plan Administrator may make transfers of Cash between the accounts and reserves established hereunder to satisfy Claims and other obligations in accordance with the Combined Disclosure Statement and Plan and the Wind-down Budget.

D.	Privilege Matters

On the Effective Date, any attorney-client privilege, work-product privilege or other privilege or immunity relating to any Claim or Cause of Action and/or attaching to any documents or communications (whether written or oral) shall be transferred to and shall vest in the Liquidating Debtors and the Plan Administrator, and the Debtors, the Liquidating Debtors and the Plan Administrator are authorized to take all necessary actions to effectuate the transfer of such privileges.

E.	Preservation of Documents

The Liquidating Debtors shall use reasonable best efforts, in good faith, to preserve and maintain any and all documents and materials relevant and potentially relevant to the allegations in the Norfolk Class Action. The Liquidating Debtors shall not destroy or abandon any such documents and materials without serving a written notice of their intent to destroy or abandon on the lead plaintiffs in the Norfolk Class Action. Such written notice shall be sent via email and overnight mail, and shall be delivered to the lead plaintiffs in the Norfolk Class Action via their counsel of record in the Norfolk Class Action and to their bankruptcy counsel, Lowenstein Sandler LLP, Attn: Michael S. Etkin, Esq. and Andrew Behlmann, Esq., One Lowenstein Drive, Roseland, New Jersey 07068, metkin@lowenstein.com and abehlmann@lowenstein.com. The lead plaintiffs in the Norfolk Class Action shall have thirty (30) calendar days after the date of delivery of such notice to file a written objection with the Court. If a written objection is timely filed by the Norfolk Class Action lead plaintiffs, the Liquidating Debtors shall schedule a hearing on reasonable notice to the Norfolk Class Action lead plaintiffs with respect to the notice and objection and no documents and materials subject to the objection shall be destroyed or abandoned until the objection is resolved by agreement or by a final non-

appealable order of the Court. If no written objection is timely filed by the Norfolk Class Action lead plaintiffs within thirty (30) calendar days after the date of delivery of the notice, the Liquidating Debtors are authorized to destroy the documents and materials subject to the notice without further order of the Court.

XIV. EFFECT OF CONFIRMATION OF COMBINED DISCLOSURE

STATEMENT AND PLAN

A.	Vesting of Assets

Except as otherwise provided in the Combined Disclosure Statement and Plan or in any contract, instrument, release or other agreement or document created pursuant to the Combined Disclosure Statement and Plan or in the Confirmation Order, upon the Effective Date, pursuant to sections 1141(b) and (c) of the Bankruptcy Code, all property (including all interests, rights and privileges related thereto) of each of the Debtors shall vest in each of the respective Liquidating Debtors free and clear of all Claims, Liens, encumbrances, charges and other interests. All Liens, Claims, encumbrances, charges and other interests shall be deemed fully released and discharged as of the Effective Date, except as otherwise provided in the Combined Disclosure Statement and Plan or the Confirmation Order.

B.	Release of Liens

Except as otherwise provided in the Combined Disclosure Statement and Plan or in any contract, instrument, release or other agreement or document created pursuant to the Combined Disclosure Statement and Plan or the Confirmation Order, on the Effective Date and concurrently with the applicable distributions made pursuant to the Combined Disclosure Statement and Plan and, in the case of a Secured Claim, satisfaction in full of the portion of the Secured Claim that is Allowed as of the Effective

Date in accordance with the Combined Disclosure Statement and Plan, all mortgages, deeds of trust, Liens, pledges or other security interests against any property of the Estates shall be fully released, settled, discharged and compromised, and all rights, titles and interests of any holder of such mortgages, deeds of trust, Liens, pledges or other security interests against any property of the Estates shall revert to the Liquidating Debtors and their successors and assigns. The Liquidating Debtors shall be authorized to file any necessary or desirable documents to evidence such release in the name of the party secured by such pre-Effective Date mortgages, deeds of trust, Liens, pledges or other security interests.

C.	Releases

The releases of Claims and Causes of Action described in the Combined Disclosure Statement and Plan, including releases by the Debtors and by holders of Claims, constitute good faith compromises and settlements of the matters covered thereby and are consensual. Such compromises and settlements are made in exchange for consideration and are in the best interest of holders of Claims, are fair, equitable, reasonable and are integral elements of the resolution of the Chapter 11 Cases in accordance with the Combined Disclosure Statement and Plan. Each of the release, indemnification and exculpation provisions set forth in the Combined Disclosure Statement and Plan (i) is within the jurisdiction of the Bankruptcy Court under sections 1334(a), 1334(b) and 1334(e) of title 28 of the United States Code, (ii) is an essential means of implementing the Combined Disclosure Statement and Plan, (iii) is an integral and non-severable element of the transactions incorporated into the Combined Disclosure Statement and Plan, (iv) confers a material benefit on, and is in the best interests of, the Debtors, their Estates and their Creditors, (v) is important to the overall objectives of the Combined Disclosure Statement and Plan to finally resolve all Claims among or against the parties in interest in the Chapter 11 Cases with respect to the Debtors, (vi) is fair, equitable and reasonable and in exchange for good and valuable consideration and (vii) is consistent with sections 105, 1123, 1129 and other applicable provisions of the Bankruptcy Code.

D.	Term of Injunction or Stays

Unless otherwise provided herein, any injunction or stay arising under or entered during the Chapter 11 Cases under section 105 or 362 of the Bankruptcy Code or otherwise that is in existence on the Confirmation Date shall remain in full force and effect until the later of (i) the Effective Date or (ii) the date indicated in the order providing for such injunction or stay.

E.	Exculpation

Except as otherwise specifically provided in the Combined Disclosure Statement and Plan or the Confirmation Order, none of the Exculpated Parties shall have or incur any liability to any holder of a Claim, Cause of Action or Interest for any act or omission in connection with, related to or arising out of the Chapter 11 Cases, the negotiation of any settlement or agreement, contract, instrument, release or document created or entered into in connection with the Combined Disclosure Statement and Plan or in the Chapter 11 Cases (including the Plan Supplement and, in each case, any documents and related prepetition transactions related thereto), the pursuit of confirmation and consummation of the Combined Disclosure Statement and Plan, the preparation and distribution of the Combined Disclosure Statement and Plan, the DIP Facility Documents, the offer, issuance and distribution of any securities issued or to be issued under or in connection with the

Combined Disclosure Statement and Plan, any other prepetition or post-petition act taken or omitted to be taken in connection with or in contemplation of the liquidation of the Debtors or the administration of the Combined Disclosure Statement and Plan or the property to be distributed under the Combined Disclosure Statement and Plan, except for any act or omission that is determined in a Final Order to have constituted willful misconduct (including, without limitation, actual fraud) or gross negligence. Each Exculpated Party shall be entitled to reasonably rely upon the advice of counsel concerning his, her or its duties pursuant to, or in connection with, the Combined Disclosure Statement and Plan. The Exculpated Parties have, and upon confirmation of the Combined Disclosure Statement and Plan shall be deemed to have, participated in good faith and in compliance with the applicable provisions of the Bankruptcy Code with regard to the distributions of the securities pursuant to the Combined Disclosure Statement and Plan and, therefore, are not, and on account of such distributions shall not be, liable at any time for the violation of any applicable law, rule or regulation governing the solicitation of acceptances or rejections of the Combined Disclosure Statement and Plan or such distributions made pursuant to the Combined Disclosure Statement and Plan.

F.	Release by the Debtors

Pursuant to section 1123(b) of the Bankruptcy Code, and except as otherwise specifically provided in the Combined Disclosure Statement and Plan or the Confirmation Order, on and after the Effective Date, for good and valuable consideration, including their cooperation and contributions to the Chapter 11 Cases, the Released Parties shall be deemed released by the Debtors, the Liquidating

Debtors and their Estates and the Plan Administrator from any and all Claims, obligations, debts, rights, suits, damages, Causes of Action, remedies and liabilities whatsoever, whether known or unknown, foreseen or unforeseen, asserted or unasserted, existing or hereinafter arising, in law, equity or otherwise, whether for tort, fraud, contract, violations of federal or state laws or otherwise, including Avoidance Actions, those Causes of Action based on veil piercing or alter-ego theories of liability, contribution, indemnification, joint liability or otherwise that the Debtors, the Liquidating Debtors, their Estates and the Plan Administrator or their affiliates would have been legally entitled to assert in their own right (whether individually or collectively) or on behalf of the holder of any Claim or Interest or other Entity or that any holder of a Claim or Interest or other Entity would have been legally entitled to assert derivatively for or on behalf of the Debtors, their Estates or the Liquidating Debtors, based on, relating to or in any manner arising from, in whole or in part, the Debtors, the Liquidating Debtors, the Plan Administrator, the Chapter 11 Cases, the purchase, sale or rescission of the purchase or sale of any security of the Debtors, the subject matter of, or the transactions or events giving rise to, any Claim or Interest that is treated in the Combined Disclosure Statement and Plan, the business or contractual arrangements between the Debtors and any Released Party excluding any assumed executory contract or lease, the restructuring of Claims and Interests prior to or in the Chapter 11 Cases, the negotiation, formulation or preparation of the Combined Disclosure Statement and Plan, the Plan Supplement, the Plan Administrator Agreement, the DIP Facility, the DIP Facility Documents or, in each case, related agreements, instruments or other documents, or upon any other act or omission, transaction, agreement, event or other occurrence taking place on or before the Effective Date, other than claims or liabilities arising out of or relating to any act or omission of a Released Party that is determined in a Final Order to have constituted willful misconduct (including, without limitation, actual fraud) or gross negligence; provided however, that if any Released Party directly or indirectly brings or asserts any Claim or Cause of Action that has been released or is contemplated to be released pursuant to the Combined Disclosure Statement and Plan in any way arising out of or related to any document or transaction that was in existence prior to the Effective Date against any other Released Party, and such Released Party does not abandon such Claim or Cause of Action upon written request, then the release set forth in the Combined Disclosure Statement and Plan shall automatically and retroactively be null and void ab initio with respect to the Released Party bringing or asserting such Claim or Cause of Action; provided further that the immediately preceding proviso shall not apply to (i) any action by a Released Party in the Bankruptcy Court (or any other court determined to have competent jurisdiction), including any appeal therefrom, to prosecute the amount, priority or secured status of any prepetition or ordinary course administrative Claim against the Debtors or (ii) any release or indemnification provided for in any settlement or granted under any other court order, provided that, in the case of (i) and (ii), the Debtors, Liquidating Debtors and the Plan Administrator shall retain all defenses related to any such action. Notwithstanding anything contained herein to the contrary, the foregoing release shall not release any obligation of any party under the Combined Disclosure Statement and Plan or any document, instrument or agreement executed to implement the Combined Disclosure Statement and Plan.

Entry of the Confirmation Order shall constitute the Bankruptcy Court’s approval, pursuant to Bankruptcy Rule 9019, of the releases by the Debtors described in the Combined Disclosure Statement and Plan, which includes by reference each of the related provisions and definitions contained in the Combined Disclosure Statement and Plan, and further, shall constitute its finding that each release described in the Combined Disclosure Statement and Plan is (i) in exchange for the good and valuable consideration provided by the Released Parties, a good faith settlement and compromise of such Claims, (ii) in the best interests of the Debtors and all holders of Interests and Claims, (iii) fair, equitable and reasonable; (iv) given and made after due notice and opportunity for hearing and (v) a bar to the Debtors or the Liquidating Debtors asserting any claim, Cause of Action or liability related thereto, of any kind whatsoever, against any of the Released Parties or their property.

G.	Voluntary Releases by the Holders of Claims or Interests

Except as otherwise specifically provided in the Combined Disclosure Statement and Plan or the Confirmation Order, on and after the Effective Date, for good and valuable consideration, each Releasing Party shall be deemed to have conclusively, absolutely, unconditionally, irrevocably and forever released the Released Parties from any and all Claims, Interests, obligations, debts, rights, suits, damages, Causes of Action, remedies and liabilities whatsoever, whether known or unknown, foreseen or unforeseen, asserted or unasserted, existing or hereinafter arising, in law, equity or otherwise, whether for tort, fraud, contract, violations of federal or state laws or otherwise, including Avoidance Actions, those Causes of Action based on veil piercing or alter-ego theories of liability, contribution, indemnification, joint liability or otherwise that such Releasing Party would have been legally entitled to assert (whether individually or collectively), based on, relating to or in any manner arising from, in whole or in part, the Debtors, the Liquidating Debtors, the Estates, the Plan Administrator, the liquidation, the Chapter 11 Cases, the purchase, the issuance of the Notes, sale or rescission of the purchase or sale of any equity security of the Debtors or the Liquidating Debtors, the subject matter of, or the transactions or events giving rise to, any Claim or Interest that is treated in the Combined Disclosure Statement and Plan, the business or contractual arrangements between the Debtors and any Releasing Party excluding any assumed executory contract or lease, the restructuring of Claims and Interests prior to or in the Chapter 11 Cases, the negotiation, formulation or preparation of the Combined Disclosure Statement and Plan, the Plan Supplement, the Plan Administrator Agreement, the DIP Facility Documents, or, in each case, related agreements, instruments or other documents, or upon any other act or omission, transaction, agreement, event or other occurrence taking place on or before the Effective Date, other than claims or liabilities arising out of or relating to any act or omission of a Released Party that is determined in a Final Order to have constituted willful misconduct (including, without limitation, actual fraud) or gross negligence; provided that any holder of a Claim or Interest that elected on its ballot to opt out of the releases contained in the Combined Disclosure Statement and Plan shall not receive the benefit of the releases set forth in the Combined Disclosure

Statement and Plan (even if for any reason otherwise entitled); provided further that such releases shall not apply to, and nothing in the Combined Disclosure Statement and Plan shall impair, any claim that a holder of a Notes Claim may have against another holder of a Notes Claim or potential purchaser of Notes Claims in respect of, arising from, or relating to the purchase or sale of the Notes or any agreement or arrangement in respect thereof. Notwithstanding anything contained herein to the contrary, the foregoing release shall not release any obligation of any party under the Combined Disclosure Statement and Plan or any document, instrument or agreement executed to implement the Combined Disclosure Statement and Plan.

Entry of the Confirmation Order shall constitute the Bankruptcy Court’s approval, pursuant to Bankruptcy Rule 9019, of the voluntary releases by holders of Claims and Interests described in the Combined Disclosure Statement and Plan, which includes by reference each of the related provisions and definitions contained in the Combined Disclosure Statement and Plan, and further, shall constitute its finding that each release described in the Combined Disclosure Statement and Plan is given consensually and (i) in exchange for the good and valuable consideration provided by the Released Parties, a good faith settlement and compromise of such Claims, (ii) in the best interests of the Debtors and all holders of Interests and Claims, (iii) fair, equitable and reasonable; (iv) given and made after due notice and opportunity for hearing and (v) a bar to the Debtors or the Liquidating Debtors asserting any claim, Cause of Action or liability related thereto, of any kind whatsoever, against any of the Released Parties or their property.

Nothing in the Combined Disclosure Statement and Plan or Confirmation Order, or any Plan Document does, shall, or may be construe to (a) impair, discharge, release or enjoin the prosecution of any direct, non-derivative securities law claims that may be asserted in the Norfolk Class Action against non–Debtor defendants, (b) preclude the lead plaintiffs in the Norfolk Class Action from seeking discovery of the Debtors, Liquidating Debtors or the Plan Administrator in connection with the Norfolk Class Action or waive any rights, claims or objections of the Debtors, Liquidating Debtors or the Plan Administrator with regards to any such discovery or (c) preclude the lead plaintiffs, the plaintiffs and/or the putative class in the Norfolk Class Action (collectively, the “Norfolk Claimants”) from prosecuting such claims as currently are pending against the Debtors in the Norfolk Class Action through settlement or final judgment in the court where the Norfolk Class Action is pending (including any appeals therefrom), provided that no recovery on account thereof may be sought or obtained by or on behalf of the Norfolk Claimants (or any assignee or successor thereof) from the Debtors, Liquidating Debtors or Plan Administrator, except from and limited solely to the extent of, any then available insurance coverage pursuant to the applicable Insurance Contracts and any proceeds thereof. Nothing in this Article XIV.G shall require the Debtors, the Liquidating Debtors and/or the Plan Administrator to (i) pay or account for self-insured retention or other amounts, if any, with respect to any available insurance coverage with respect to the claims set forth in the Norfolk Class Action or (ii) take, or refrain from taking, any action, including to dispute, in connection with any coverage action or determination by any insurance carrier related to the claims set forth in the Norfolk Class Action, including any disclaimer or denial of coverage in connection therewith, provided that nothing in the Combined Disclosure Statement and Plan, the Confirmation Order, or any Plan Document shall preclude any Entity from taking, or preclude the Debtors, the Liquidating Debtors and/or the Plan Administrator from assigning to any Entity any of their rights to take, any action set forth in item (ii).

Further, notwithstanding any language to the contrary contained in the Combined Disclosure Statement and Plan and/or Confirmation Order, no provision shall release any non-Debtor, including any current and/or former officer and/or director of the Debtors and/or any non-Debtor person or entity referred to in the Combined Disclosure Statement and Plan and/or Confirmation Order, from liability to the United States Securities and Exchange Commission, in connection with any direct, non-derivative securities law actions or claims brought by such governmental unit against such non-Debtor persons and/or entities.

H.	Injunction

Except as otherwise specifically provided in the Combined Disclosure Statement and Plan or the Confirmation Order, all Persons or Entities who have held, hold or may hold Claims or Interests that arose prior to the Effective Date, and all other parties in interest, along with their respective present or former employees, agents, officers, directors, principals, representatives and Affiliates, are permanently enjoined, from and after the Effective Date, from (i) commencing or continuing in any manner any action or other proceeding of any kind with respect to any such Claim or Interest, against the Liquidating Debtors or property or interest in property of the Debtors or the Liquidating Debtors, other than to enforce any right to a distribution pursuant to the Combined Disclosure Statement and Plan, (ii) the enforcement, attachment, collection or recovery by any manner or means of any judgment, award, decree or order against the Debtors, the Liquidating Debtors or property or interest in property of the Debtors or the Liquidating Debtors, other than to enforce any right to a distribution pursuant to the Combined Disclosure Statement and Plan, (iii) creating, perfecting or enforcing any Lien or encumbrance of any kind against the Debtors or the Liquidating Debtors or against the property or interests in property of the Debtors or the Liquidating Debtors other than to enforce any right to a distribution pursuant to the Combined Disclosure Statement and Plan or (iv) asserting any right of setoff or subrogation of any kind against any obligation due from the Debtors or the Liquidating Debtors or against the property or interests in property of the Debtors or the Liquidating Debtors, with respect to any such Claim or Interest, except to the extent a right to setoff is asserted with respect to a timely-filed Proof of Claim. Such injunction shall extend to any successors or assignees of the Debtors and the Liquidating Debtors and their respective properties and interest in properties.

I.	Setoff and Recoupment

The Debtors and the Liquidating Debtors may, but shall not be required to, set off or recoup against any Claim and any Cash distribution to be made on account of such Claim, any and all claims, rights and Causes of Action of any nature that the Debtors may have against the holder of such Claim pursuant to the Bankruptcy Code or applicable non-bankruptcy law; provided that neither the failure to effect such a setoff or recoupment nor the allowance of any Claim shall constitute a waiver, abandonment or release by the Debtors or the Liquidating Debtors of any such claims, rights and Causes of Action that the Debtors or the Liquidating Debtors may have against the holder of such Claim.

J.	Preservation of Causes of Action

Except as expressly provided in this Article XIV or the Confirmation Order, nothing contained in the Combined Disclosure Statement and Plan or the Confirmation Order shall be deemed to be a waiver or relinquishment of any rights or Causes of Action that the Debtors, the Liquidating Debtors, the Estates or the Plan Administrator may have, or that the Debtors, the Liquidating Debtors or the Plan Administrator may choose to assert on behalf of their respective Estate or the Estates, as applicable, under any provision of the Bankruptcy Code or any applicable non-bankruptcy law, including, without limitation, (i) any and all Causes of Action or claims against any Person or Entity, to the extent such Person or Entity asserts a crossclaim, counterclaim and/or claim for setoff that seeks affirmative relief against the Debtors, the Liquidating Debtors, their officers, directors or representatives or (ii) the turnover of any property of the Estates to the Debtors.

Except as set forth in this Article XIV or the Confirmation Order, nothing contained in the Combined Disclosure Statement and Plan or the Confirmation Order shall be deemed to be a waiver or relinquishment of any rights or Causes of Action that the Debtors had immediately prior to the Petition Date or the Effective Date against or regarding any Claim left Unimpaired by the Combined Disclosure Statement and Plan. The Liquidating Debtors and the Plan Administrator shall have, retain, reserve and be entitled to commence, assert and pursue all such rights and Causes of Action as fully as if the Chapter 11 Cases had not been commenced, and all of the Liquidating Debtors’ legal and equitable rights respecting any Claim left Unimpaired by the Combined Disclosure Statement and Plan may be asserted after the Confirmation Date to the same extent as if the Chapter 11 Cases had not been commenced.

Except as set forth in this Article XIV or the Confirmation Order, nothing contained in the Combined Disclosure Statement and Plan or the Confirmation Order shall be deemed to release any post-Effective Date obligations of any party under the Combined Disclosure Statement and Plan, or any document, instrument or agreement (including those set forth in the Plan Supplement) executed to implement the Combined Disclosure Statement and Plan.

K.	Compromise and Settlement of Claims and Controversies

Pursuant to sections 363 and 1123 of the Bankruptcy Code and Bankruptcy Rule 9019, and in consideration for the distributions and other benefits provided pursuant to the Combined Disclosure Statement and Plan, the provisions of the Combined Disclosure Statement and Plan shall constitute a good faith compromise of all Claims, Causes of Action and controversies relating to the contractual, legal and subordination rights that a holder of an Allowed Claim may have against any Debtor, or any distribution to be made on account of such an Allowed Claim. Pursuant to sections 363 and 1123 of the Bankruptcy Code and Bankruptcy Rule 9019, and in consideration for the benefits provided under the Combined Disclosure Statement and Plan and as a mechanism to effect a fair distribution of value to the Debtors’ constituencies, except as set forth in the Combined Disclosure Statement and Plan, the provisions of the Combined Disclosure Statement and Plan shall also constitute a good faith compromise of all Claims, Causes of Action and controversies by any Debtor against any other Debtor. In each case, the entry of the Confirmation Order shall constitute the Bankruptcy Court’s approval of the compromise or settlement of all such Claims or controversies and the

Bankruptcy Court’s finding that such compromise or settlement is in the best interests of the Debtors, their Estates and the holders of such Claims and is fair, equitable and reasonable. In accordance with the provisions of the Combined Disclosure Statement and Plan, pursuant to sections 363 and 1123 of the Bankruptcy Code and Bankruptcy Rule 9019(a), without any further notice or action, order or approval of the Bankruptcy Court, the Debtors may compromise and settle Claims and Causes of Action against other Entities and after the Effective Date, such right shall pass to the Liquidating Debtors.

XV. EXECUTORY CONTRACTS AND UNEXPIRED LEASES

A.	Rejection of Executory Contracts and Unexpired Leases

Except as otherwise provided in the Combined Disclosure Statement and Plan, any order of the Bankruptcy Court or in any contract, instrument, release or other agreement or document entered into in connection with the Combined Disclosure Statement and Plan, each of the executory contracts and unexpired leases to which any Debtor is a party shall be deemed automatically rejected by the applicable Debtor as of the Effective Date, unless such contract or lease (i) previously has been rejected by the Debtors, (ii) expired or terminated pursuant to its own terms, (iii) is the subject of a motion to assume or reject pending before the Bankruptcy Court as of the Confirmation Date or (iv) relates to the D&O Liability Insurance Policies; provided that nothing contained in the Combined Disclosure Statement and Plan shall constitute an admission by any Debtor that any such contract or lease is an executory contract or unexpired lease or that any Debtor or its successors and assigns has any liability thereunder. The Confirmation Order shall constitute an order of the Bankruptcy Court approving the rejections described in this Article XV.A, pursuant to section 365 of the Bankruptcy Code, as of the Effective Date.

B.	Assumption of Directors and Officers Insurance Policies

As of the Effective Date, the Liquidating Debtors shall be deemed to have assumed all of the Debtors’ D&O Liability Insurance Policies pursuant to section 365(a) of the Bankruptcy Code. Entry of the Confirmation Order will constitute the Bankruptcy Court’s approval of the Liquidating Debtors’ foregoing assumption of each of the D&O Liability Insurance Policies. Notwithstanding anything to the contrary contained in the Combined Disclosure Statement and Plan, confirmation of the Combined Disclosure Statement and Plan shall not discharge, release, impair, alter, amend or otherwise modify any advancement, indemnity or other obligations of any party under the D&O Liability Insurance Policies.

In addition, after the Effective Date, none of the Liquidating Debtors shall terminate or otherwise reduce the coverage under any of the D&O Liability Insurance Policies with respect to conduct occurring prior thereto, and all directors and officers of the Debtors who served in such capacity at any time prior to the Effective Date shall be entitled, subject to the terms and conditions of the D&O Liability Insurance Policies, to the full benefits of any such policy from the applicable Insurers for the full term of such policy regardless of whether such directors and officers remain in such positions after the Effective Date.

On or before the Effective Date, the Debtors shall purchase and maintain directors, officers and employee liability tail coverage for the six-year period following the Effective Date on terms no less favorable than the Debtors’ existing director, officer and employee coverage and with an aggregate limit of liability upon the Effective Date of no less than the aggregate limit of liability under the existing director, officer and employee coverage upon placement. From and after the Effective Date, reasonable directors and officers insurance policies shall remain in place in the ordinary course.

C.	Assumption of Certain Indemnification Obligations

Each Indemnification Obligation to a current or former director, officer, manager or employee who was employed by any of the Debtors in such capacity on or prior to the Effective Date (including, for the avoidance of doubt, the members of the board of directors, board of managers or equivalent body of each Debtor at any time) shall be deemed assumed effective as of the Effective Date. Each Indemnification Obligation that is deemed assumed pursuant to the Combined Disclosure Statement and Plan shall (i) remain in full force and effect, (ii) not be modified, reduced, discharged, impaired or otherwise affected in any way, (iii) be deemed and treated as an executory contract pursuant to sections 365 and 1123 of the Bankruptcy Code regardless of whether or not Proofs of Claim have been filed with respect to such obligations and (iv) survive Unimpaired and unaffected irrespective of whether such indemnification is owed for an act or event occurring before, on or after the Petition Date.

Any obligations of the Debtors (whether pursuant to their corporate charters, bylaws, certificates of incorporation, other organizational documents, board resolutions, indemnification agreements, employment contracts, policy of providing employee indemnification, applicable state law, specific agreement in respect of any claims, demands, suits, causes of action or proceedings against such Persons or agreements, including amendments, or otherwise) entered into at any time prior to the Effective Date, to indemnify, reimburse or limit the liability of the current and former directors, officers, managers, employees, attorneys, accountants, investment bankers and other professionals of the Debtors, as applicable, in each case, based upon any act or omission related to such Persons’ service with, for or on behalf of the Debtors prior to the Effective Date with respect to all present and future actions, suits and proceedings relating to the Debtors shall survive Confirmation and, except as set forth herein, remain unaffected thereby, and shall not be discharged, irrespective of whether such defense, indemnification, reimbursement or limitation of liability accrued or is owed in connection with an occurrence before or after the Petition Date; provided, that all obligations under this Article XV.C shall be limited solely to recovery available under applicable Insurance Contracts and neither the Liquidating Debtors nor the Plan Administrator nor any of their assets (other than the Insurance Contracts) shall be liable for any such obligations. Any Claim based on the Debtors’ obligations set forth in this Article XV.C shall not be a Disputed Claim or subject to any objection in either case by reason of section 502(e)(1)(B) of the Bankruptcy Code. This provision for Indemnification Obligations shall not apply to or cover any Causes of Action against a Person that result in a Final Order determining that such Person seeking indemnification is liable for fraud, willful misconduct, gross negligence, bad faith, self-dealing or breach of the duty of loyalty.

Nothing in the Combined Disclosure Statement and Plan, the Plan Supplement, the Confirmation Order, any bar date notice or claim objection, any other document related to any of the foregoing, or any other order of this Court (including, without limitation, any provision that purports to be preemptory or supervening, grants an injunction or release, requires any party to opt out of any releases or confers Bankruptcy Court jurisdiction): (i) alters the rights and obligations of the Debtors or after the Effective Date, of the Liquidating Debtors, as successor in interest to the Debtors, and the Insurers under any Insurance Contracts regardless of when such rights or obligations arise or become due; or (ii) modifies the terms and conditions of any Insurance Contracts, including the insurance coverage provided thereunder. All rights and obligations under the Insurance Contracts shall be determined under the applicable Insurance Contracts and applicable non-bankruptcy law without the requirement or need for any Insurer to file any proofs of claim or Administrative Expense Claims.

D.	Rejection Claims

Any Rejection Claim must be filed with the Solicitation and Claims Agent by the Rejection Bar Date. Any Rejection Claim for which a Proof of Claim is not properly filed and served by the Rejection Bar Date shall be forever barred and shall not be enforceable against the Debtors, the Liquidating Debtors or their respective Estates or properties. The Debtors or the Liquidating Debtors may contest any Rejection Claim in accordance with Article XV.D of the Combined Disclosure Statement and Plan. Any Allowed Rejection Claim shall be classified as a General Unsecured Claim.

E.	Modifications, Amendments, Supplements, Restatements or Other Agreements

Modifications, amendments, supplements and restatements to prepetition executory contracts and unexpired leases that have been executed by the Debtors during the Chapter 11 Cases and actions taken in accordance therewith (i) do not alter in any way the prepetition nature of the executory contracts and unexpired leases, or the validity, priority or amount of any Claims that may arise under the same, (ii) are not and do not create post-petition contracts or leases, (iii) do not elevate to administrative expense priority any Claims of the counterparties to the executory contracts and unexpired leases against any of the Debtors and (iv) do not entitle any Entity to a Claim under any section of the Bankruptcy Code on account of the difference between the terms of any prepetition executory contracts or unexpired leases and subsequent modifications, amendments, supplements or restatements.

XVI. CONDITIONS TO CONFIRMATION AND EFFECTIVENESS OF THE

COMBINED DISCLOSURE STATEMENT AND PLAN

A.	Conditions to Confirmation

Confirmation of the Combined Disclosure Statement and Plan will not occur unless each of the following conditions has been satisfied or waived in accordance with Article XVI.C of the Combined Disclosure Statement and Plan:

1. The Confirmation Order shall be entered; and

2. The Plan Supplement and all of the schedules, documents and exhibits contained therein shall have been filed.

B.	Conditions to Effectiveness

The following are conditions precedent to the occurrence of the Effective Date, each of which must be satisfied on or prior to the Effective Date or waived in accordance with Article XVI.C of the Combined Disclosure Statement and Plan:

1. The Confirmation Order, in form and substance reasonably acceptable to the Debtors and the Required DIP Lenders, shall have been entered and shall not be subject to a stay nor have been rescinded, vacated or reversed on appeal;

2. the Wind-down Account, the Disputed Claim Reserve, the Contingent DIP Obligations Indemnity Account and the Fee Escrow Account shall have been funded in Cash in full;

3. the Plan Administrator Agreement shall have been executed by the parties thereto, and the Plan Administrator shall have been appointed and assumed its rights and responsibilities under the Combined Disclosure Statement and Plan and the Plan Administrator Agreement, as applicable;

4. the sale of all or substantially all of the Debtors’ assets pursuant to the Sale Orders shall have been consummated and the Sale Proceeds shall have been received by the Debtors;

5. all reasonable and documented fees and expenses of the DIP Agent and DIP Lenders, including, for the avoidance of doubt, the reasonable expenses and fees of Brown Rudnick LLP, Ashby & Geddes, P.A. and GLC Advisors & Co., LLC, including the success fee owing to GLC Advisors & Co., LLC, shall have been paid in full in cash in accordance with the DIP Credit Agreement; and

6. All documents and agreements necessary to implement the Combined Disclosure Statement and Plan, including the Plan Supplement, shall be in form and substance reasonably acceptable to the Debtors and the Required DIP Lenders and shall have been executed.

C.	Waiver of Conditions to Confirmation or Effectiveness

The Debtors, with the prior written consent of the Required DIP Lenders, may waive any of the conditions set forth in Article XVI.A or Article XVI.B hereof at any time, without any notice to other parties in interest or the Bankruptcy Court and without any formal action other than proceeding to confirm and/or consummate the Combined Disclosure Statement and Plan. The failure to satisfy any condition before the Confirmation Date or the Effective Date may be asserted by the Debtors as a reason not to seek Confirmation or declare an Effective Date, regardless of the circumstances giving rise to the failure of such condition to be satisfied (including any action or inaction by the Debtors, in their sole discretion). The failure of the Debtors or the Required DIP Lenders to exercise any of the foregoing rights shall not be deemed a waiver of any other rights, and each such right shall be deemed an ongoing right, which may be asserted at any time.

XVII. MODIFICATION, REVOCATION OR WITHDRAWAL OF THE

COMBINED DISCLOSURE STATEMENT AND PLAN

A.	Combined Disclosure Statement and Plan Modifications

Subject to certain restrictions and requirements set forth in section 1127(a) of the Bankruptcy Code and Bankruptcy Rule 3019, and those restrictions on modifications set forth in the Combined Disclosure Statement and Plan, the Debtors may alter, amend or modify the Combined Disclosure Statement and Plan, including the Plan Supplement, without additional disclosure pursuant to section 1125 of the Bankruptcy Code prior to the Confirmation Date; provided that any such alteration, amendment or modification shall be reasonably acceptable to the Required DIP Lenders. After the Confirmation Date and before substantial consummation of the Combined Disclosure Statement and Plan, the Debtors may institute proceedings in the Bankruptcy Court pursuant to section 1127(b) of the Bankruptcy Code to remedy any defect or omission or reconcile any inconsistencies in the Combined Disclosure Statement and Plan, including the Plan Supplement or the Confirmation Order relating to such matters as may be necessary to carry out the purposes and effects of the Combined Disclosure Statement and Plan.

After the Confirmation Date but before the Effective Date, the Debtors, with the consent of the Required DIP Lenders (which consent may not be unreasonably withheld), may make appropriate technical adjustments and modifications to the Combined Disclosure Statement and Plan, including the Plan Supplement, without further order or approval of the Bankruptcy Court; provided that such adjustments and modifications do not materially and adversely affect the treatment of holders of Claims or Interests.

B.	Revocation or Withdrawal of the Combined Disclosure Statement and Plan and Effects of Non-occurrence of Confirmation or Effective Date

The Debtors, with the consent of the Required DIP Lenders, reserve the right to revoke, withdraw or delay consideration of the Combined Disclosure Statement and Plan as to any or all of the Debtors prior to the Confirmation Date, either entirely or as to any one or more of the Debtors, and to file subsequent plans. If the Combined Disclosure Statement and Plan is revoked, withdrawn or delayed as to fewer than all of the Debtors, such revocation, withdrawal or delay shall not affect the enforceability of the Combined Disclosure Statement and Plan as it relates to the Debtors for which the Combined Disclosure Statement and Plan is not revoked, withdrawn or delayed. If the Debtors revoke or withdraw the Combined Disclosure Statement and Plan in its entirety or as to any of the Debtors, or if the Confirmation Date or the Effective Date does not occur, then, absent further order of the Bankruptcy Court, (i) the Combined Disclosure Statement and Plan shall be null and void in all respects, (ii) any settlement or compromise not previously approved by Final Order of the Bankruptcy Court embodied in the Combined Disclosure Statement and Plan (including the fixing or limiting to an amount certain any Claim or Interest or Class of Claims or Interests), assumption or rejection of executory contracts or leases affected by the Combined Disclosure Statement and Plan and any document or agreement executed pursuant hereto, shall be deemed null and void and (iii) nothing contained in the Combined Disclosure Statement and Plan or Confirmation Order, and no acts taken in preparation for consummation of the Combined Disclosure Statement and Plan, shall (a) constitute or be deemed to constitute a waiver or release of any Claims or Interests, (b) prejudice in any manner the rights of such Debtors or any other Person or Entity (including, but not limited to, the application of res judicata or collateral estoppel) or (c) constitute an admission of any sort by the Debtors or any other Person or Entity.

If the Effective Date does not occur, the Bankruptcy Court shall retain jurisdiction over any request to extend the deadline for assuming or rejecting executory contracts or unexpired leases.

XVIII. RETENTION OF JURISDICTION

On and after the Effective Date, the Bankruptcy Court shall retain jurisdiction, to the fullest extent permissible under law, over all matters arising out of and related to the Chapter 11 Cases for, among other things, the following purposes:

1. To hear and determine all matters relating to the assumption or rejection of executory contracts or unexpired leases, including whether a contract or lease is or was executory or expired, and the allowance of Claims resulting therefrom;

2. To hear and determine any motion, adversary proceeding, application, contested matter or other matter pending on the Effective Date;

3. To hear and determine all matters relating to the allowance, disallowance, liquidation, classification, priority or estimation of any Claim;

4. To ensure that distributions to holders of Allowed Claims are accomplished as provided herein;

5. To hear and determine all applications for compensation and reimbursement of Professional Fee Claims;

6. To hear and determine any application to modify the Combined Disclosure Statement and Plan in accordance with section 1127 of the Bankruptcy Code, to remedy any defect or omission or reconcile any inconsistency in the Combined Disclosure Statement and Plan or any order of the Bankruptcy Court, including the Confirmation Order, in such a manner as may be necessary to carry out the purposes and effects thereof;

7. To hear and determine disputes arising in connection with the interpretation, implementation or enforcement of the Combined Disclosure Statement and Plan, the Confirmation Order, any transactions or payments contemplated hereby or any agreement, instrument or other document governing or relating to any of the foregoing;

8. To issue injunctions, enter and implement other orders and take such other actions as may be necessary or appropriate to restrain interference by any person with the consummation, implementation or enforcement of the Combined Disclosure Statement and Plan, the Confirmation Order or any other order of the Bankruptcy Court;

9. To issue such orders as may be necessary to construe, enforce, implement, execute and consummate the provisions of (a) any contracts, instruments, releases, indentures and other agreements or documents approved by Final Order in the Chapter 11 Cases and (b) the Combined Disclosure Statement and Plan, the Confirmation Order, the Plan Administrator Agreement, and contracts, instruments, releases and other agreements or documents created in connection with the Combined Disclosure Statement and Plan;

10. To enter, implement or enforce such orders as may be appropriate in the event the Confirmation Order is for any reason stayed, reversed, revoked, modified or vacated;

11. To hear and determine matters concerning state, local and federal taxes in accordance with sections 346, 505 and 1146 of the Bankruptcy Code (including the expedited determination of tax under section 505(b) of the Bankruptcy Code);

12. To hear and determine any other matters related to the Combined Disclosure Statement and Plan and not inconsistent with the Bankruptcy Code;

13. To determine any other matters that may arise in connection with or are related to the Combined Disclosure Statement and Plan, the Confirmation Order, any of the Plan Documents, the Plan Administrator Agreement or any other contract, instrument, release or other agreement or document related to the Combined Disclosure Statement and Plan or the Plan Supplement;

14. To recover all assets of the Debtors and property of the Debtors’ Estates, which shall be for the benefit of the Liquidating Debtors, wherever located;

15. To hear and determine any rights, claims or Causes of Action held by or accruing to the Debtors or the Liquidating Debtors pursuant to the Combined Disclosure Statement and Plan, the Bankruptcy Code, or pursuant to any federal or state statute or legal theory;

16. To enforce all orders, judgments, injunctions, releases, exculpations, indemnifications and rulings entered in connection with the Chapter 11 Cases with respect to any Person or Entity;

17. To hear any other matter not inconsistent with the Bankruptcy Code; and

18. To enter a final decree closing the Chapter 11 Cases.

Unless otherwise specifically provided herein or in a prior order of the Bankruptcy Court, the Bankruptcy Court shall have jurisdiction to hear and determine disputes concerning Claims that arose prior to the Effective Date.

XIX. MISCELLANEOUS PROVISIONS

A.	Exemption from Transfer Taxes and Recording Fees

Pursuant to section 1146(a) of the Bankruptcy Code, any transfer of property pursuant to or in connection with the Combined Disclosure Statement and Plan shall not be subject to any document recording tax, stamp tax, sales and use tax, conveyance fee, intangibles or similar tax, mortgage tax, stamp act, real estate transfer tax, mortgage recording tax, Uniform Commercial Code filing or recording fee or other similar tax or governmental assessment in the United States. The Confirmation Order shall direct the appropriate federal, state or local governmental officials or agents to forego the collection of any such tax or governmental assessment and to accept for filing and recordation any of the foregoing instruments or other documents without the payment of any such tax or governmental assessment.

B.	Expedited Tax Determination

The Liquidating Debtors or the Plan Administrator may request an expedited determination of taxes under section 505(b) of the Bankruptcy Code for all returns filed for or on behalf of the Debtors or Liquidating Debtors for all taxable periods ending on or before the Effective Date.

C.	Payment of Statutory Fees

All fees payable pursuant to section 1930(a) of title 28 of the United States Code and/or section 3717 of title 31 of the United States Code, as determined by the Bankruptcy Court, shall be paid for each quarter (including any fraction thereof) by each and every Debtor or Liquidating Debtor, as applicable, until the earlier of the time that a particular case is converted, dismissed or closed.

D.	Plan Supplement

Draft forms of certain Plan Documents and certain other documents, agreements, instruments, schedules and exhibits specified in the Combined Disclosure Statement and Plan shall, where expressly so provided for in the Combined Disclosure Statement and Plan, be contained in the Plan Supplement and filed from time to time. Unless otherwise expressly provided in the Combined Disclosure Statement and Plan, the Debtors (i) shall file the Plan Supplement no later than 14 days before the Confirmation Hearing or such later date as may be approved by the Bankruptcy Court on notice to parties in interest and (ii) may alter, modify or amend any Plan Supplement document in accordance with Article XVII of the Combined Disclosure Statement and Plan.

E.	No Admission

Nothing in the Combined Disclosure Statement and Plan or any document or pleading filed in connection therewith shall constitute or be deemed to constitute an admission that any of the Debtors are subject to or liable for any Claim.

F.	Substantial Consummation

On the Effective Date, the Combined Disclosure Statement and Plan shall be deemed to be substantially consummated under sections 1101 and 1127(b) of the Bankruptcy Code.

G.	Section 1125 of the Bankruptcy Code

As of and subject to the occurrence of the Confirmation Date, (i) the Debtors shall be deemed to have solicited acceptances of the Combined Disclosure Statement and Plan in good faith and in compliance with the applicable provisions of the Bankruptcy Code, including, without limitation, sections 1125(a) and 1125(e) of the Bankruptcy Code and any applicable non-bankruptcy law, rule or regulation governing the adequacy of disclosure in connection with such solicitation and (ii) the Debtors and each of their respective Affiliates, agents, directors, officers, employees, advisors and attorneys shall be deemed to have participated in good faith and in compliance with the applicable provisions of the Bankruptcy Code in the offer and issuance of any securities under the Combined Disclosure Statement and Plan and, therefore, are not, and on account of such offer, issuance and solicitation shall not be, liable at any time for any violation of any applicable law, rule or regulation governing the solicitation of acceptances or rejections of the Combined Disclosure Statement and Plan or the offer and issuance of any securities under the Combined Disclosure Statement and Plan.

H.	Nonseverability

If, before Confirmation, any term or provision of the Combined Disclosure Statement and Plan is held by the Bankruptcy Court to be invalid, void or unenforceable, the Bankruptcy Court, at the request of the Debtors, which request shall be reasonably acceptable to the Required DIP Lenders, shall have the power to alter and interpret such term or provision to make it valid or enforceable to the maximum extent practicable, consistent with the original purpose of the term or provision held to be invalid, void or unenforceable, and such term or provision shall then be applicable as altered or interpreted; provided that any such alteration or interpretation shall be reasonably acceptable to the Debtors and the Required DIP Lenders. The Confirmation Order shall constitute a judicial determination and shall provide that each term and provision of the Combined Disclosure Statement and Plan, as it may have been altered or interpreted in accordance with the foregoing, is (i) valid and enforceable pursuant to its terms, (ii) integral to the Combined Disclosure Statement and Plan and may not be deleted or modified without the consent of the Debtors and Required DIP Lenders and (iii) non-severable and mutually dependent.

I.	Governing Law

Except to the extent that the Bankruptcy Code, the Bankruptcy Rules, the Local Rules or other federal law is applicable, or to the extent the Combined Disclosure Statement and Plan, an exhibit or schedule hereto, a Plan Document or any settlement incorporated herein provides otherwise, the rights, duties and obligations arising under the Combined Disclosure Statement and Plan shall be governed by, and construed and enforced in accordance with, the laws of the State of New York, without giving effect to the principles of conflict of laws thereof.

J.	Binding Effect

The Combined Disclosure Statement and Plan shall be binding upon and inure to the benefit of the Debtors, the Liquidating Debtors, all present and former holders of Claims or Interests (whether or not such holders shall receive or retain any property or interest in property under the Combined Disclosure Statement and Plan), and their respective heirs, executors, administrators, successors and assigns, including, but not limited to, the Liquidating Debtors, the Plan Administrator and all other parties in interest in the Chapter 11 Cases.

K.	Notices

To be effective, any notice, request or demand to or upon, as applicable, the Debtors, the Plan Administrator or the DIP Lenders must be in writing and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when actually received and confirmed by the relevant party as follows:

If to the Debtors or the Liquidating Debtors:

TerraVia Holdings, Inc.
225 Gateway Boulevard
South San Francisco, California 94080
Attention:	Paul Quinlan

with a copy to:

Davis Polk & Wardwell LLP
450 Lexington Avenue
New York, New York 10017
Attention:	Damian S. Schaible (damian.schaible@davispolk.com)
Steven Z. Szanzer (steven.szanzer@davispolk.com)
Adam L. Shpeen (adam.shpeen@davispolk.com)
Telephone:	(212) 450-4000
Facsimile:	(212) 701-5800

-and-

Richards, Layton & Finger, P.A.
One Rodney Square
920 North King Street
Wilmington, Delaware 19801
Attention:	Mark D. Collins (collins@rlf.com)
Amanda R. Steele (steele@rlf.com)
Telephone:	(302) 651-7700
Facsimile:	(302) 651-7701

If to the Plan Administrator:

Emerald Capital Advisors Corp.
The Heron Building
70 East 55th Street, 17th Floor
New York, New York 10022
Attention:	John P. Madden
Telephone:	(212) 201-1904

with a copy to:

Ashby & Geddes, P.A.
P.O. Box 1150
Wilmington, Delaware 19899
Attention:	William P. Bowden (wbowden@ashbygeddes.com)
Gregory A. Taylor (gtaylor@ashbygeddes.com)
Telephone:	302-654-1888
Facsimile:	302-654-2067

If to the DIP Lenders:

Brown Rudnick LLP
7 Times Square
New York, New York 10036
Attention:	Robert J. Stark (rstark@brownrudnick.com)
Brian T. Rice (brice@brownrudnick.com)
Telephone:	(212) 209-4862
Facsimile:	(212) 209-4801

L.	Reservation of Rights

Except as expressly set forth herein, the Combined Disclosure Statement and Plan shall have no force or effect unless the Bankruptcy Court shall enter the Confirmation Order. Before the Effective Date, none of the filing of the Combined Disclosure Statement and Plan, any statement or provision contained herein or the taking of any action by the Debtors related to the Combined Disclosure Statement and Plan shall be or shall be deemed to be an admission or waiver of any rights of the Debtors of any kind, including as to the holders of Claims or Interests or as to any treatment or classification of any contract or lease.

M.	Further Assurances

The Debtors, the Liquidating Debtors, the Plan Administrator and all holders of Claims receiving distributions hereunder and all other parties in interest may and shall, from time to time, prepare, execute and deliver any agreements or documents and take any other actions as may be necessary or advisable to effectuate the provisions and intent of the Combined Disclosure Statement and Plan.

XX. RECOMMENDATION

The Debtors believe that Confirmation and consummation of the Combined Disclosure Statement and Plan are in the best interests of the Debtors, their Estates and their Creditors. The Combined Disclosure Statement and Plan provides for an equitable distribution to holders of Claims. The Debtors believe that any alternative to Confirmation of the Combined Disclosure Statement and Plan, such as liquidation under chapter 7 of the Bankruptcy Code, could result in significant delay, litigation and additional costs, as well as a reduction in the distributions to holders of Claims in certain Classes. Consequently, the Debtors urge all eligible holders of Impaired Claims to vote to ACCEPT the Combined Disclosure Statement and Plan and to complete and submit their Ballots so that they will be RECEIVED by the Solicitation and Claims Agent on or before the Voting Deadline.

Dated: South San Francisco, California

January 4, 2018

Respectfully submitted,

TerraVia Holdings, Inc. (for itself and on behalf of all Debtors)

By:	/s/ Paul Quinlan
Name: Paul Quinlan
Title: Authorized Representative

EXHIBIT A

Liquidation Analysis

TerraVia Liquidation Analysis

($ in ’000s)

	Plan - Chapter 11		Liquidation - Chapter 7
Sources of proceeds
Silicon Valley Bank cash balance [1]	$12,551.9		$12,551.9
WFB Unrestricted cash on balance sheet	15,636.5		15,636.5
Roquette holdback in escrow	800.0		800.0

Total cash available at closing	$28,988.4		$28,988.4
Other assets
Headquarters utility deposits	$214.2		$214.2

Total available proceeds for distribution	$29,202.6		$29,202.6

Administrative and priority claims
Outstanding professional fees [2]	$4,102.1		$3,862.1
Administrative expenses	1,405.0		1,405.0
Plan administrator fees	450.0		—
U.S. Trustee fees	90.0		90.0
Indenture trustee fees	100.0		—
Liquidating Trustee fees and expenses	—		1,766.1
503(b)(9) claims	30.0		30.0
Silicon Valley Bank post-petition expenses	60.0		60.0
Other[3]	257.5		257.5

Total distributions	$6,494.6		$7,470.6

Total available proceeds	$22,708.1		$21,732.0

Chapter 11 claims pools
Convenience class claim pool	$500.0		—

General unsecured claims	$181,253.7	[4]	—
Proceeds available for distribution	22,208.1		—
% recovery	12.252%		—

Chapter 7 claims pools

General Unsecured Claims	—		$181,753.7	[4]
Proceeds available for distribution	—		21,732.0
% recovery	—		11.957%

Notes

1	Net cash: operating account, credit card, LC support
2	Includes estimate of professional fees to emergence related to Rothschild, Davis Polk & Wardell, Richards Layton & Finger, KCC, GLC, Brown Rudnick, and various DIP lender’s legal counsel
3	Includes cure costs and D&O insurance tail
4	Inclusive of unsecured convertible notes and an unexpired lease rejection claim

EXHIBIT B

IN THE UNITED STATES BANKRUPTCY COURT

FOR THE DISTRICT OF DELAWARE

)
In re:	)	Chapter 11
)
TERRAVIA HOLDINGS, INC., et al.[1]	)	Case No. 17-11655 (CSS)
)
Debtors.	)	Jointly Administered
)
	)	Re: Docket No.

NOTICE OF (A) ENTRY OF ORDER

(I) APPROVING COMBINED DISCLOSURE STATEMENT AND CHAPTER 11

PLAN OF LIQUIDATION PROPOSED BY THE DEBTORS AS CONTAINING

ADEQUATE INFORMATION ON A FINAL BASIS AND (II) CONFIRMING

COMBINED DISCLOSURE STATEMENT AND CHAPTER 11 PLAN OF

LIQUIDATION PROPOSED BY THE DEBTORS AND (B) EFFECTIVE DATE

PLEASE TAKE NOTICE that an order (the “Confirmation Order”) of the Honorable Christopher S. Sontchi, United States Bankruptcy Judge for the District of Delaware, confirming and approving the Combined Disclosure Statement and Chapter 11 Plan of Liquidation Proposed by the Debtors [D.I. 461] (including all exhibits thereto and as the same may be amended, modified or supplemented from time to time, the “Combined Disclosure Statement and Plan”)2 was entered on January     , 2018 [D.I.    ].

PLEASE TAKE FURTHER NOTICE that all conditions precedent to effectiveness pursuant to Article XVI.B of the Combined Disclosure Statement and Plan have been satisfied or waived. Therefore, today, January     , 2018, is the Effective Date of the Combined Disclosure Statement and Plan.

[1]	The debtors and debtors in possession in these Chapter 11 Cases, along with the last four digits of their respective Employer Identification Numbers, are as follows: TerraVia Holdings, Inc. (7078), Solazyme Brazil LLC (2839) and Solazyme Manufacturing 1, LLC (4172). The debtors’ mailing address is 225 Gateway Boulevard, South San Francisco, CA 94080.
[2]	Capitalized terms used but not otherwise defined herein shall have the meaning ascribed to them in the Combined Disclosure Statement and Plan.

PLEASE TAKE FURTHER NOTICE that the Combined Disclosure Statement and Plan and its provisions are binding on, among others, the Debtors, all holders of Claims and Interests (irrespective of whether such Claims or Interests are Impaired under the Combined Disclosure Statement and Plan or whether the holders of such Claims or Interests have accepted the Combined Disclosure Statement and Plan), and any and all non-Debtor parties to executory contracts and unexpired leases with the Debtors, as provided in the Combined Disclosure Statement and Plan.

PLEASE TAKE FURTHER NOTICE that any holder of a Claim arising from the rejection of an executory contract or unexpired lease pursuant to the Combined Disclosure Statement and Plan must submit a Proof of Claim on account of such Claim by no later than         , 2018 at 5:00 p.m. (PST) to the Claims and Balloting Agent at the following address: TerraVia Claims Processing Center, c/o KCC, 2335 Alaska Avenue, El Segundo, CA 90245. Any Proofs of Claim not submitted and actually received by the Solicitation and Claims Agent by such date will be forever barred from assertion against the Debtors and their Estates.

PLEASE TAKE FURTHER NOTICE that the Administrative Expense Claim Bar Date is        , 2018 at 4:00 p.m. (prevailing Eastern Time). Unless otherwise ordered by the Bankruptcy Court, holders of Administrative Expense Claims (other than the holders of 503(b)(9) Claims, Professional Fee Claims and the Claims of Governmental Units arising under section 503(b)(1)(B), (C), or (D) of the Bankruptcy Code) that do not file requests for allowance and payment thereof on or before the Administrative Expense Claim Bar Date shall forever be barred from asserting such Administrative Expense Claims against the Debtors and their Estates.

2

PLEASE TAKE FURTHER NOTICE that all requests for compensation or reimbursement of Professionals retained in these Chapter 11 Cases for services performed and expenses incurred prior to the Effective Date shall be filed and served on (a) the Debtors’ counsel, (i) Richards, Layton & Finger, P.A., One Rodney Square, 920 N. King Street, Wilmington, DE 19801, Attn: Mark D. Collins and Amanda R. Steele and (ii) Davis Polk & Wardwell LLP, 450 Lexington Avenue, New York, New York 10017, Attn: Damian S. Schaible, Steven Z. Szanzer, and Adam L. Shpeen, and (b) the United States Trustee, 844 King Street, Suite 2207, Lockbox #35, Wilmington, DE 19801, Attn: Mark S. Kenney, and such other entities who are designated by the Bankruptcy Rules, the Confirmation Order, or other order of the Bankruptcy Court, by no later than            , 2018 at 4:00 p.m. (prevailing Eastern Time), unless otherwise agreed by the Debtors.

PLEASE TAKE FURTHER NOTICE that, after the Effective Date, all notices previously provided to the Debtors shall be addressed to the Plan Administrator at the following address: Emerald Capital Advisors Corp., Attn: John P. Madden, the Heron Building, 70 East 55th Street, 17th Floor, New York, New York 10022 and Ashby & Geddes, P.A., Attn: William P. Bowden and Gregory A. Taylor, 500 Delaware Avenue, 8th Floor, Wilmington, Delaware 19801.

PLEASE TAKE FURTHER NOTICE that the copies of the Confirmation Order and the Combined Disclosure Statement and Plan may be obtained and/or are available for review without charge at the website of the Solicitation and Claims Agent, http://www.kccllc.net/TerraVia, or by contacting the Solicitation and Claims Agent via email (terraviainfo@kccllc.com) or telephone ((877) 709-4750).

3

Dated:            , 2018

Delaware

Respectfully submitted, RICHARDS, LAYTON & FINGER, P.A.

/s/ Draft

Mark D. Collins (No. 2981)

Amanda R. Steele (No. 5530)

One Rodney Square

920 North King Street

Wilmington, Delaware 19801

Tel.: (302) 651-7700

Fax: (302) 651-7701

collins@rlf.com

steele@rlf.com

devanney@rlf.com

-and-

DAVIS POLK & WARDWELL LLP

Damian S. Schaible (admitted pro hac vice)

Steven Z. Szanzer (admitted pro hac vice)

Adam L. Shpeen (admitted pro hac vice)

450 Lexington Avenue

New York, New York 10017

Tel.: (212) 450-4000

Fax: (212) 701-5800

damian.schaible@davispolk.com

steven.szanzer @davispolk.com

adam.shpeen@davispolk.com

Counsel to the Debtors and Debtors in Possession

4